As filed with the Securities and Exchange Commission on July 14, 2000


                                                 Registration No. ______________

           SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

                                   ----------

                    AMENDMENT NO. 3 TO FORM SB-2 ON FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        NOVEX SYSTEMS INTERNATIONAL, INC.
                       (Name of Registrant in its Charter)

         New York                           3272                 41-1759882
(State or Other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation)          Classification Code Number)  Identification No.)

                                16 Cherry Street
                            Clifton, New Jersey 07014
                                 (973) 777-2307
    (Address and Telephone Number of Registrant's Principal Executive Office)

                            Daniel W. Dowe, President
                        Novex Systems International, Inc.
                                16 Cherry Street
                            Clifton, New Jersey 07014
                                 (973) 777-2307
            (Name, Address and Telephone Number of Agent for Service)


                                    Copy to:
                               Janet L. Dowe, Esq.
                              Capetanakis & Preite
                           67 Wall Street, Suite 2001
                            New York, New York 10005
                            Telephone: (212) 825-1400
                            Facsimile: (212) 825-0354


     Approximate date of sale to the public: After the registration statement becomes effective each shareholder may or may not sell its shares, although each shareholder was entitled to have its shares registered pursuant to agreements reached with the company.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

     If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                   ----------

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                              Proposed
                                                           Amount             Maximum          Maximum                Amount of
 Title of Each Class of                                    To be              Offering Price   Aggregate            Registration
 Securities to be Registered                               Registered         Per Security(1)  Offering Price(1)         Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                              11,796,692                                               $   560.58(2)

---------------------------------------------------------------------------------------------------------------------------------
Class B Warrants                                              675,365                                                       --(3)

---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, underlying the
Class B Warrants(4)                                           675,365                                                    32.09

---------------------------------------------------------------------------------------------------------------------------------
Common Stock Options                                        1,185,924                                                       --(3)

---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, underlying the
Common Stock Options(5) ..............................      1,185,924                                                    56.36
---------------------------------------------------------------------------------------------------------------------------------
Total ................................................             --             --           --                   $   649.03
Previously Paid ......................................             --             --           --                   $   649.03
Total Amount Due .....................................             --             --           --                   $        0
=================================================================================================================================

(1) As of the filing date of this registration statement, no particular offer of securities is made by or on behalf of a Selling Securityholder. When a particular offer is made, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering.

(2) In accordance with Rule 457(c) and (d), the registration fee is based upon the average bid and asked price of Novex's common stock on a date within 5 days from the initial filing of this Registration Statement. The Registration Statement was filed on Tuesday, February 2, 2000. On Friday, January 28, 2000, the average bid/ask price of the stock was $.18 per share.

(3)  No filing fee is required pursuant to Rule 457(g).

(4) Represents shares of common stock that may either be resold by the selling securityholders after acquiring the shares upon exercising their Class B warrants, or alternatively, that may be issued by Novex to those individuals or entities that purchase Class B warrants from the selling securityholders.

(5) Represents shares of common stock either that may be resold by the selling securityholders after acquiring the shares upon exercising their stock options, or alternatively, that may be issued by Novex to those individuals or entities that purchase the common stock options from the selling securityholders.

                        NOVEX SYSTEMS INTERNATIONAL, INC.

                              CROSS-REFERENCE SHEET

           Showing Location in Prospectus of Part I Items of Form S-1

                 Item Number and Heading
            In Form S-1 Registration Statement                                       Location in Prospectus
            ----------------------------------                                       ----------------------
1.  Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus ...........................      Front of Registration Statement; Outside Front Cover of
                                                                       Prospectus

2.  Inside Front and Outside Back Cover Pages
       Of Prospectus ............................................      Inside Front and Outside Back Cover Pages of Prospectus

3.  Summary Information, Risk Factors and Ratio Earnings
       To Fixed Charges .........................................      Prospectus Summary; Risk Factors

4.  Use of Proceeds .............................................      Prospectus Summary; Use of Proceeds

5.  Determination of Offering Price .............................      Not Applicable

6.  Dilution ....................................................      Dilution

7.  Selling Securityholders .....................................      Selling Securityholders

8.  Plan of Distribution ........................................      Outside Front Cover Page of Prospectus

9.  Description of Securities ...................................      Description of Securities

10. Interest of Named Experts and Counsel .......................      Legal Matters; Experts

11  Information with Respect to Registrant

    Description of Business .....................................      Prospectus Summary; Risk Factors; Business
    Description of Property .....................................      Business
    Legal Proceedings ...........................................      Business
    Market for Common Equity, Dividends and
       Related Stockholders Matters .............................      Outside Front Cover Page of Prospectus; Prospectus
                                                                       Summary; Dividend Policy; Description of Securities;
                                                                       Shares Eligible for Future Sale
    Financial Statements ........................................      Selected Financial Data; Financial Statements
    Selected Financial Data .....................................      Selected Financial Data
    Management's Discussion and Analysis of Financial
       Condition and Results of Operation .......................      Management's Discussion and Analysis of Financial
                                                                       Condition and Results of Operations
    Directors, Executive Officers, Promoters and
       Control Persons ..........................................      Management
    Executive Compensation ......................................      Management
    Security Ownership of Certain Beneficial Owners
       and Management ...........................................      Principal Shareholders
    Certain Relationships and Related Transactions ..............      Certain Transactions; Management

12  Disclosure of Commission Position on
       Indemnification for Securities
       Act Liabilities ..........................................      Risk Factors; Management

                               Dated July 14, 2000


                        NOVEX SYSTEMS INTERNATIONAL, INC.

                                   ----------

                        11,796,692 Shares of Common Stock
                            675,365 Class B Warrants
                         1,185,924 Common Stock Options

                                   ----------

                                 Trading Symbol
                              NASDAQ Bulletin Board
                                     "HARD"

                                   ----------


     The registration statement of which this Prospectus forms a part relates to:

-- the offer and sale by the selling securityholders of up to 11,796,692 shares of common stock of Novex Systems International, Inc.

-- the offer and sale by certain holders of up to 675,365 Class B warrants and the 675,365 shares of common stock which Novex would issue to them if they were to exercise the warrants;

-- the possible issuance by Novex of up to 675,365 shares of common stock if individuals or entities that purchase Class B warrants from the selling securityholders were to exercise the warrants;

-- the offer and sale by the selling securityholders of up to 1,185,924 shares of common stock options and 1,185,924 shares of common stock which Novex would issue to them if they were to exercise the options; and

-- the possible issuance by Novex of up to 1,185,924 shares of common stock if individuals or entities that purchase common stock options from the selling securityholders were to exercise the options.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 7.

                                   ----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ADDITIONAL INFORMATION

     With respect to the securities offered in this registration statement, Novex has filed with the Washington, D.C. office of the Securities and Exchange Commission, a registration statement on Form S-1 under the Securities Act of 1933, as amended. Whenever the term "registration statement" is used in this document, we mean the original registration statement and any and all amendments to the registration statement. The registration statement contains additional and more detailed information and includes exhibits to which this Prospectus may only make reference. In all cases, you should rely on the information contained in the registration statement. You may inspect the registration statement and its exhibits without charge, or obtain a copy of all or any portion of it, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. The registration statement and exhibits may also be inspected at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048.

     In addition, Novex files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are publicly available through the SEC's website on the Internet at http://www.sec.gov.

                               PROSPECTUS SUMMARY

     The Prospectus describes in detail numerous aspects of Novex and its business which are material to investors. This summary highlights only some of the information in the Prospectus. Because it is only a summary, it may not contain all the information which may be important to you in making your investment decision. You should read and understand the entire Prospectus, including the financial statements, prior to investing in our Company. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of any outstanding Class B warrants or outstanding common stock options.


                                   THE COMPANY

     Novex manufactures and markets a diversified line of premium building products for the construction industry. We operate facilities in Clifton, New Jersey where our line of Por-Rok pre-packaged concrete repair, grouting and patching products is manufactured and in Mississauga, Ontario where we manufacture our Fiberforce line of polypropylene fibers and cement admixture products.

     The Company initially began manufacturing and marketing a proprietary admixture for the enhancement of cementitious products now known as "Adment." Adment is a blend of various materials which, when mixed with portland cement and water, results in a product having higher compressive, bonding, flexural and tensile strengths, reduced shrinkage, increased workability and, most importantly, because of its dense pore structure, a higher resistance to penetration of water and chloride ions from de-icing salts.

     We began marketing our Adment products in Canada and the East Coast of the United States in April 1998. Since then, we have used an acquisition strategy for our growth. Through our acquisition of all of the issued and outstanding common stock of ARM PRO Inc. ("ARM PRO"), located in Teeswater, Ontario, in September 1998, we manufacture and market a line of polypropylene fibers. Polypropylene fibers are blended into cementitious products to provide secondary reinforcement and reduce cracking. Through our acquisition of the Allied Composition/Por-Rok business unit from The Sherwin-Williams Company in August 1999, we manufacture and market a line of pre- packaged concrete repair, grouting and patching products.

     We now market in the United States and Canada a line of polypropylene fibers under the Fiberforce name and an array of grouting, patching and flooring products under the tradename Por-Rok. We distribute products that we believe are well-known in the industry, reliable and priced competitively. The Por-Rok brand name is well-regarded in the industry. Indeed some of the Por-Rok products have been on the market for over 25 years. Similarly, our Fiberforce line of polypropylene fibers has been marketed in Canada for nearly 10 years. We pride ourselves on our ability to provide our customers with high quality construction materials and exceptional service and technical support.

     Because the transportation of heavy building materials involves substantial shipping costs, there are hundreds of small manufacturers each of which have been able to sustain market share in local markets thus resulting in a fragmented industry. Our strategy is to focus on developing our business by:

     1. expanding our product line through acquisitions and product development;

     2.   increasing sales of our existing product line;

     3.   gaining market share and industry recognition; and

     4.   reducing excess overhead by consolidating like operating facilities.

     Our marketing strategy revolves around a "systems approach" to marketing building materials. Specifically, end-users prefer to purchase complete repair "kits" from one manufacturer than isolated products from various manufacturers. For this reason, Novex's foremost goal is to expand its product line to representatives who earn commissions on sales generated in their territory.

     Novex Systems International, Inc., is a New York corporation having its principal place of business and executive offices located at 16 Cherry Street, Clifton, New Jersey 07014. Its telephone number is (973) 777-2307. We also have a wholly-owned operating subsidiary, Novex Systems International, Ltd. (formerly known as Novacrete Technology (Canada) Inc.), which is a company registered pursuant to the laws of the Province of Ontario, Canada and is located at 2525 Tedlo Street, Unit B, Mississauga, Ontario L5A 4A8, telephone 905-566- 0716 ("Novex Canada"). Until May 11, 1999, Novex was known as Stratford Acquisition Corp. and had been a corporation organized under the laws of Minnesota. Effective May 11, 1999, Stratford Acquisition Corp. merged into its wholly-owned subsidiary, Novex Systems International, Inc., a newly-formed New York corporation, which was the surviving corporation.

                                  THE OFFERING

Securities Being Offered
     by Selling Securityholders .......................     11,796,692 shares of
                                                            Common Stock
                                                            675,365 Class B
                                                            Warrants
                                                            675,365 shares of
                                                            Common Stock
                                                            underlying the Class
                                                            B Warrants
                                                            1,185,924 Common
                                                            Stock Options
                                                            1,185,924 shares of
                                                            Common Stock
                                                            underlying the
                                                            Common Stock Options


Offering Price(1): ....................................     N/A

Common Stock Outstanding Before and
     After this Registration(2) .......................     21,987,738 shares

Class B Warrants outstanding Before and
    After this Registration(2) ........................     738,365 warrants

Common Stock Options Outstanding Before
    and After this Registration(2) ....................     1,373,424 options

NASDAQ Bulletin Board Trading Symbol:

Common Stock ..........................................     HARD

----------
(1) As of the filing date of this registration statement, no particular offer of securities is made by or on behalf of a selling securityholder. When a particular offer is made, and if required, a Prospectus will be distributed setting forth the number of shares being offered and the terms of the offering. Sales of these securities and/or the potential of sales at any time may have an adverse effect on the market prices of the securities offered in this registration statement.

(2) Novex is registering these securities pursuant to its obligations under agreements with certain selling securityholders providing for registration rights, and pursuant to the request of certain Novex officers and directors who collectively own 674,971 shares of common stock.

Proceeds from the Offering

     Novex will receive no proceeds from the sale of the securities by the selling securityholders, but it will bear substantially all expenses of registering these securities under federal and state securities laws. Novex will receive proceeds when it issues common stock to selling securityholders who exercise their Class B warrants or common stock options or to individuals that exercise Class B warrants or common stock options that they purchased from selling securityholders. The proceeds will be equal to the number of common shares purchased upon exercise of the Class B warrants and common stock options multiplied by the applicable exercise price. If any or all of the common stock options and Class B warrants are exercised, Novex will likely use the proceeds for working capital or to retire outstanding debt.

Securities Offered by Selling Securityholders

     This prospectus covers the offer and sale by the selling securityholders of:

     -- 11,796,692 shares of common stock, including 674,971 outstanding shares of common stock held by officers of Novex ;

     -- 675,365 shares of common stock issuable upon exercise of 675,365 Class B warrants held by the selling securityholders; and

     -- 1,185,924 shares of common stock issuable upon exercise of 1,185,924 common stock options held by the selling securityholders.

     In addition, the prospectus covers:

     -- up to 675,365 shares of common stock underlying the Class B warrants held by the selling securityholders which may be issued and sold by Novex if persons who acquire Class B warrants directly or indirectly from the selling securityholders were to exercise the warrants; and

     -- up to 1,185,924 shares of common stock underlying the common stock options held by the selling securityholders may be issued and sold by Novex if persons who acquire common stock options directly or indirectly from the selling securityholders were to exercise the options.

     See "Selling Securityholders".

                          SUMMARY FINANCIAL INFORMATION

     The summary financial information as of May 31, 1999 and 1998 and the years ended May 31, 1999 and 1998 has been abstracted from Novex's consolidated financial statements included elsewhere in this Prospectus. The summary financial information as of February 29, 2000 and February 28, 1999 and for the nine months ended February 29, 2000 and February 28, 1999 have been derived from Novex's unaudited consolidated financial statements. In the opinion of management, these interim financial statements have been prepared on the same basis as Novex's audited consolidated financial statements and include all adjustments necessary for the fair presentation of its financial position and results of operations. These interim results are not necessarily indicative of results that can be expected for the year ended May 31, 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Consolidated Financial Statements."


                                                   Historical                      Historical                    Pro-Forma
                                          -----------------------------     -------------------------       -----------------------
                                                Nine months ended                  Year ended               Nine months
                                          -----------------------------     --------------------------        ended     Year ended
                                             Feb. 29         Feb. 28,         May 31,       May 31,          Feb. 29,      May 31,
                                              2000            1999             1999          1998            2000(1)       1999(2)
                                           ------------    ------------     ----------     -----------      --------      --------
Statement of                               (unaudited)      (unaudited)                                   (unaudited)   (unaudited)
    Operations Data:

Net Sales ..............................     1,390,412         220,842         321,311           9,073      1,656,387     2,060,382

Cost of Sales ..........................       959,353          80,829         113,305           5,444      1,201,345     1,598,392

Amortization of Goodwill ...............        58,400          12,156          31,000             -0-         63,273        66,243

Loss from
   Continuing Operations ...............      (596,364)       (870,050)     (1,181,253)       (995,653)      (637,251)   (1,216,380)

Net Loss ...............................      (859,958)       (998,469)     (1,392,340)     (1,112,594)      (937,704)   (1,651,782)

Net Loss
    Per Share ..........................          (.04)           (.08)           (.10)           (.10)          (.04)         (.11)

Number of
  Shares ...............................    20,818,206      13,194,542      13,720,171      11,472,508     20,818,206    14,720,171

Balance Sheet Data:

Current Assets .........................     1,098,236         440,942         252,785         200,660            n/a           n/a
Goodwill, net ..........................       842,758         284,162         316,300             -0-            n/a           n/a
Total Assets ...........................     3,402,120         819,173         656,058         318,540            n/a           n/a
Current Liabilities ....................     3,060,635       1,483,062         806,862         719,585            n/a           n/a
Long-Term Debt .........................       816,330             -0-         772,582             -0-            n/a           n/a
Stockholders' Deficit ..................      (474,845)       (663,889)       (923,386)       (401,045)           n/a           n/a


(1) Includes historical financial information of Novex Systems International, Inc. and the Allied/Por-Rok division as if the acquisition on August 13, 1999 of Allied/Por-Rok had occurred at the beginning of the nine months ended February 29, 2000.

(2) Includes historical financial information of Novex Systems International, Inc., ARM PRO, Inc. and the Allied/Por- Rok division as if the acquisitions on August 13, 1999 of Allied/Por-Rok and on September 16, 1998 of ARM PRO, Inc. had occurred at the beginning of the year ended May 31, 1999.

                                  RISK FACTORS

     The securities offered in this registration statement are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, before purchasing these securities, each prospective investor should consider very carefully the following risk factors, as well as all other information set forth in this Prospectus.

Our limited operating history makes it difficult for investors to evaluate our business based on past performance - Novex has only had manufacturing operations and related revenues since April 1998 and we have only owned the Por-Rok business for less than six months. As a result, it may be difficult for investors to evaluate our business and its prospects based on prior performance.

Novex has had losses and may not be able to achieve profitability. Novex has recorded net losses for each year of operation (1994-1999) and anticipates recording a net loss in the fiscal year ending May 31, 2000. In addition, a significant portion of our assets are attributable to goodwill. In September 1998, Novex purchased Arm Pro, Inc., which resulted in goodwill of $347,095. As of May 31, 1999, goodwill amounted to $316,300, net of accumulated amortization of $30,795, and is being amortized on the straight-line method over 10 years. In August 1999, Novex purchased all the assets of Por-Rok, which resulted in goodwill of $584,867 and is being amortized on a straight-line method over 10 years. As of February 29, 2000, goodwill amounted to $842,758, net of accumulated amortization of $89,204. Amortization expense charged to operations for the nine months ended February 29, 2000 was $58,400 and for fiscal year 1999 was $30,795. Management will periodically review the recoverability of goodwill to determine if it has been impaired. Events that may cause an impairment would be the inability to successfully integrate the operations of Arm Pro and/or Por-Rok with Novex, Novex's future intentions with regard to the operations, and the operations forecasted undiscounted cash flows. Any reduction in the value of goodwill would be to the extent that the present value of the expected future cash flows are less than the carrying amount of goodwill. This analysis may result in a complete or partial write-off or acceleration of the amortization period. A write-down of part or all of this would hurt our results of operations and make it even more difficult to achieve profitability in the future. Going forward, we anticipate incurring significant expenses, including product and service development expenses, sales and marketing costs and administrative expenses, as well as other problems, expenses, delays and other uncertainties inherent in a business with a relatively short history of operations which is seeking to expand its operations. Accordingly, these factors will also make it more difficult to achieve profitability in the near future. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Consolidated Financial Statements and Notes."

If Novex Cannot expand its limited product line, its ability to increase revenues and become profitable will be hampered. In the construction products industry, end-users would prefer to use one manufacturer's products in any given construction project and distributors generally prefer to stock an expanded rather than a limited product line. We currently market only a limited number of products and need to acquire companies with complementary products and/or develop new products. Because of the uncertainties associated with obtaining acquisition financing and with closing these transactions, we may not achieve our objective to expand our product line this year. Furthermore, we do not currently know when new products under development will be ready for manufacturing, generate revenues, or whether they can be successfully marketed. If we are unable to acquire new products or develop new products, our ability to achieve profitability through increased sales from an expanded product line would be delayed. See "Business-The Company's Future Operations" and"-Description of Products."

If Novex cannot acquire other companies, its ability to increase revenues and become profitable will be hampered. Much of Novex' success depends upon its ability to acquire companies having products which complement Novex' existing product line. As of the date of this registration statement, Novex has reached no agreement with any potential target. If Novex cannot expand its product lines and revenues by acquiring companies and must rely instead upon its own development of complementary products, it will take even longer for Novex to achieve increased sales and profitability. See "Business-The Company's Future Operations".

If Novex cannot obtain additional financing, it could default on its debt obligations, lose the Por-Rok facility and suffer a decrease in revenues. For the nine months ended February 29, 2000, and the year ended May 31, 1999, Por-Rok represented approximately 75% and 0% of net sales, respectively. On a pro forma basis, Por-Rok represents approximately 79% and 80% of net sales for the nine months ended February 29, 2000 and the year ended May 31, 1999, respectively. Novex is required to make monthly payments on the $890,000 Secured Term Loan Promissory Note in favor of Dime Commercial Corp. and periodic payments on the $1.3 million Promissory Note in favor of The Sherwin-Williams Company. Our ability to pay off the debt owed to Dime Commercial Corp. and The Sherwin-Williams Company will be dependent to a large extent upon the success of our new marketing strategy, our acquisition of additional brand products, the successful implementation of our distribution strategy and our marketing and sales efforts. If the revenues generated by our sales and marketing efforts are not sufficient to pay off the debt owed to Dime Commercial Corp. and The Sherwin-Williams Company, we will need to obtain financing from an outside source. [If Novex shall need additional financing for working capital it does not have any assets to pledge, therefore any future financing would have to be in the form of unsecured debt financing that would be subordinated to current secured loans, or equity financing such as the sale of preferred or common stock. If Novex had to raise capital through unsecured debt the interest rate would be much higher than secured financing and could be as high as 15%-20%. It may also require the issuance of common stock or a warrant to purchase common stock at favorable prices. On the other hand, if Novex had to raise financing through the sale of preferred stock the dividend rate on the stock would likely be in the 10%-15% range. A potential investor could also require that the preferred stock be convertible into common stock at a future date on terms that are not favorable to current common shareholders. Lastly, Novex could offer to sell common stock to a prospective investor, however since the company has yet to become profitable it is likely that this form of financing would be very dilutive to current shareholders. If Novex is unable to obtain additional financing, it could default on the loans made by Dime and The Sherwin- Williams Company. Failure to make any of the payments to Dime Commercial Corp. or The Sherwin Williams Company could result in a re-transfer of the Por-Rok facility to Dime Commercial Corp. and/or The Sherwin- Williams Company. Any such re-transfer would reduce Novex's operations substantially, adversely effect its financial condition and results of operation and make it even more difficult to achieve profitability in the future. See "Business", "Management's Discussion and Analysis of Condition and Results of Operations" and "Financial Statements and Notes."




Because Novex has no patent protection for its product formulae, its competitors could copy its products and market them under another name which could decrease Novex's revenues and hamper its ability to achieve profitability. Since the formulae would become public knowledge if Novex were to obtain patent protection, Novex has chosen not to obtain patents on any of its proprietary technology. Therefore, the absence of patent protection represents a risk in that Novex will not be able to prevent other persons from developing competitive products. If Novex's competitors were to learn of the secret formulae for making its products, they could easily duplicate the products and offer them to Novex's customers without any suggestion of patent infringement. As a result, Novex's revenues would decline and its ability to achieve profitability would be hampered.

Some of Novex's products are seasonal and may cause fluctuations in our quarterly operating results. Novex's Fiberforce product line is subject to substantial seasonal fluctuations. Historically, a significant portion of Novex's net sales and net earnings have been realized from sales of the Fiberforce line during the months of March through November while net sales and net earnings have generally been significantly lower during the period December through February. Accordingly Novex's operating results may vary significantly from quarter to quarter. If for any reason Novex's sales were to be substantially below seasonal norms during November through February, Novex's annual revenues and earnings would be adversely affected. Additionally, fluctuations caused by variations in quarterly operating results may have a corresponding effect on the market price of our common stock. See "Financial Statements and Notes", "Management Discussion and Analysis of Financial Condition and Results of Operations", and "Business".

Novex has only one executive officer who is performing multiple functions and may not be able to handle all financial & executive responsibilities required. Novex relies considerably on the services of Mr. Daniel W. Dowe, its President and Chief Executive Officer. At present, Mr. Dowe is the company's only executive officer, in that the company's chief financial officer, recently left the company. Mr. Dowe is now handling all financial and executive responsibilities. To the extent that the services of Mr. Dowe become unavailable,it would be very difficult to attract or retain personnel who would be able to adequately perform the functions previously performed by Mr. Dowe and the company's ability to continue its operations until a replacement is hired would be substantially hampered. See "Management".


Holders of the Class B warrants may be forced by Novex to purchase them. Certain of the Class B warrants are subject to redemption. Redemption of the Class B warrants by Novex could force the holder to exercise the Class B warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so or to sell the warrants at their then current market price when the holder might otherwise wish to hold the warrants for possible appreciation. Alternatively, the holders may accept the redemption price when it is likely to be substantially less than the market value of the Class B warrants at the time of redemption. Any holder who does not exercise Class B warrants before they expire or are redeemed, as the case may be, will forfeit the right to purchase shares of common stock of Novex underlying the warrants. See "Description of Securities-Class B Warrants."

Purchasers of these securities who reside in or move to a state in which these securities are not registered or otherwise qualified for sale, will not be able to resell these securities. On the Effective Date, the securities offered in this registration statement shall be tradable. It is possible, however, that purchasers who buy these securities in the aftermarket may reside in or may move to jurisdiction in which these securities are not registered or otherwise qualified for sale. In this event, Novex would only be able to issue shares of common stock to the holder desiring to exercise a Class B warrant or common stock option if the shares could be registered or otherwise qualified for sale in the state in which the purchaser resides, or an exemption from registration or qualification exists in that state. See "Description of Securities".

Because our stock is presently considered to be a "penny stock", the applicability of "Penny Stock Rules" could make it difficult for investors to sell their shares in the future in the secondary trading market.. Federal regulations under the Exchange Act regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or NASDAQ, priced at less than $5.00 per share, and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on NASDAQ that are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of
Section 15(b)(6) of the Exchange Act. Therefore, during the time which the common stock is quoted on the NASDAQ OTC Bulletin Board at a price below $5.00 per share, trading of the common stock will be subject to the full range of the Penny Stock Rules. Under these rules, broker dealers must take certain steps prior to selling a "penny stock," which steps include: (i) obtaining financial and investment information from the investor; (ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor; and
(iii) providing the investor a written identification of the shares being offered and in what quantity. If the Penny Stock Rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. Accordingly, the application of the comprehensive Penny Stock Rules may be more difficult for broker-dealers to sell the common stock, and purchasers of the shares of common stock offered hereby may have difficulty in selling their shares in the future in the secondary trading market.

If a trading market is not maintained, holders of the common stock may experience difficulty in reselling such Common Shares or may be unable to resell them at all. . The Common Shares of the Company are presently quoted on the NASDAQ Over-The-Counter (OTC) Bulletin Board, a regulated quotation service that captures and displays real-time quotes and indications of interest in securities not listed on The NASDAQ Stock Market, or any U.S. securities exchange. The current trading ticker symbol for the Common Shares is "HARD". The Company may, but has not, entered into any agreements with market makers to make a market in the Company's Common Stock. In addition, any such market making activity would be subject to the limits imposed by the Securities Act, and the Securities Exchange Act of 1934, as amended, ("Exchange Act") and it is possible that the market in the common stock can be discontinued at any time. Accordingly, if there is no active market available for the common shares, no liquidity or if the market is discontinued, holders of the common stock may have difficulty or may be unable to sell the shares which he or she may hold.

Certain information included in this registration statement contain statements that are forward-looking, such as statements relating to future anticipated direction of Novex, plans for expansion, corporate acquisitions, anticipated sales growth and capital funding sources. Such forward-looking information involves risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may even materially differ from those expressed in any forward-looking statements made by or on behalf of Novex.


                                 USE OF PROCEEDS

     Novex will receive no proceeds from the sale of the securities by the selling securityholders, but Novex has agreed to bear substantially all expenses of registering these securities under Federal and state securities laws. Novex will receive proceeds when it issues common stock to selling securityholders who exercise their Class B warrants or common stock options or to individuals that exercise Class B warrants or common stock options that they purchased from selling securityholders. The proceeds will be equal to the number of common shares purchased upon exercise of the Class B warrants and common stock options multiplied by the applicable exercise price. If any or all of the common stock options and Class B warrants are exercised, Novex will likely use the proceeds for working capital, or to retire outstanding debt. Because of the uncertainty of the exercise of the securities and the amount of the proceeds that Novex will receive, management has no specific plan on the use of the proceeds.

                                 DIVIDEND POLICY

     Novex has never paid any dividends and currently intends to retain all of its earnings, if any, to develop and expand its business. For this reason, investors who anticipate the need for dividends from their investment should take into consideration this factor, among others, in deciding whether they should not purchase the securities offered in this registration statement and, if they purchase Class B warrants or common stock options, whether they should exercise such Class B the warrants or common stock options to purchase shares of Novex's common stock.

                        NOVEX'S CURRENT CAPITAL STRUCTURE

     The following table sets forth as of May 31, 1999 and February 29, 2000 the capital structure of Novex. The table should be read in conjunction with the consolidated financial statements and notes to the financial statements included elsewhere in this Prospectus.


                                                                           February 29,         May 31,
                                                                              2000               1999
                                                                           -----------        -----------
                                                                           (unaudited)

      Total Debt: (1)                                                      $ 3,026,566        $ 1,222,830
                                                                           -----------        -----------

      Stockholder's Equity:

           Common Stock, $.001 par value, 50,000,000
                Shares authorized, 21,987,738 and 15,250,771
                issued and outstanding, respectively                            21,987             15,251

           Additional paid-in capital                                        5,710,516          4,408,753

           Accumulated Deficit                                              (6,207,348)        (5,347,390)
                                                                           -----------        -----------

      Total Stockholders' deficiency                                          (474,845)          (923,386)
                                                                           -----------        -----------

      Total capitalization                                                 $ 2,551,721        $   299,444
                                                                           ===========        ===========


     (1)  As of February 29, 2000, Total Debt includes:


          Current portion of long-term debt of $217,670;
          Due to factor of $78,118;
          Note payable to The Sherwin Williams Company of $1,281,351; Bank line of credit of $601,172;
          and Long-term debt of $816,330; and
          Loan payable-shareholder of $31,925


     As of May 31, 1999, total debt includes:

          Current portion of long-term debt of $393,548;
          Due to factor of $56,700; and
          and Long-term debt of $772,582

                             NO BOOK VALUE DILUTION

     Since Novex is a reporting issuer and is not selling the common stock, the Class B warrants, or the common stock options or any common stock issuable and resalable upon exercise of the Class B warrants and the common stock options, the sale of the securities will have no net tangible book value dilution.

                             SELECTED FINANCIAL DATA

     The following selected historical consolidated statement of operations for the three years ended May 31, 1999, 1998 and 1997 and as of May 31, 1999 and 1998, have been derived from the consolidated financial statements of Novex that are included elsewhere in this Prospectus and that have been audited by Feldman Sherb Horowitz & Co., P.C. whose reports with respect to the consolidated financial statements are also included elsewhere in this Prospectus. The selected historical consolidated statements of operations for the nine months ended February 29, 2000 and February 28, 1999, and as of February 29, 2000 and February 28, 1999, are unaudited, but have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals necessary for a fair presentation. This information should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                                                                    Years Ended May 31
                                      -----------------------------------------------------------------------

                                          1995          1996           1997           1998           1999
                                      -----------    -----------    -----------    -----------    -----------

STATEMENT OF OPERATIONS
    DATA:
Net Sales .........................   $       -0-    $   140,741    $       -0-    $     9,073    $   321,311
Gross Profit ......................           -0-            -0-            -0-          5,444        208,006
Loss from Continuing Operations ...       (40,503)      (375,361)    (2,326,144)    (1,112,594)    (1,392,340)

Net Loss from Continuing Operations
     Per Common Share .............   $      (.03)   $      (.07)   $      (.24)   $      (.10)   $      (.10)

BALANCE SHEET DATA:
Working Capital (Deficit) .........   $   221,769    $   288,836    $    94,022    $  (518,925)   $  (554,077)
Goodwill, net .....................           -0-            -0-            -0-            -0-        316,300
Total Assets ......................       236,666        479,615        219,533        318,540        656,058
Long Term Debt ....................           -0-            -0-        315,000            -0-        772,582
Stockholders' Equity (Deficit) ....       224,019        466,984       (208,685)      (401,045)      (923,386)

                                             Nine Months Ended
                                       --------------------------
                                        Feb. 29,        Feb. 28,
                                         2000            1999
                                       -----------    -----------
                                        (Unaudited)   (Unaudited)
STATEMENT OF OPERATIONS
    DATA:
Net Sales .........................    $ 1,390,412    $   220,842
Gross Profit ......................        431,059        139,913
Loss from Continuing Operations ...       (596,364)      (870,050)

Net Loss from Continuing Operations
     Per Common Share .............    $      (.04)   $      (.08)

BALANCE SHEET DATA:
Working Deficit ...................    $(1,962,399)   $(1,042,120)
Goodwill, net .....................        842,758        284,162
Total Assets ......................      3,402,120        819,173
Long Term Debt ....................        816,330            -0-
Stockholders' Deficit .............       (474,845)      (663,889)



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with the information contained in the Financial Statements and the Notes to the financial statements appearing elsewhere in this Prospectus. The Financial Statements for the six month period ended November 30, 1999, included in this registration statement and elsewhere in this Prospectus are unaudited; however, this information reflects all adjustments (consists solely of normal recurring adjustments), which are, in the opinion of management, necessary to present a fair statement of the results for the interim period.


Results of Operations

For Novex Systems International, Inc. (including its subsidiary, Novex Systems International, Ltd., and the operations of the Allied Composition/Por-Rok business unit from August 13, 1999 to February 29, 2000)

Nine months ended February 29, 2000 v. February 29, 1999

While net sales for the nine month period ending February 29, 2000 was $1,390,412, net sales for the same period ended February 28, 1999, were $220,842. The increase in sales was attributable principally to the Company's acquisition of the Allied Composition/Por-Rok business unit from The Sherwin-Williams Company ("Por-Rok Unit") on August 13, 1999.

     Novex only achieved a gross margin of 31% in the nine months ending February 29, 2000. The decrease in gross margin during this period was attributable to two factors. The first factor being that in the nine months ended February 28, 1999, the Novex's revenues were primarily derived from the sale of its Fiberforce products which have considerably higher gross margins whereas in the nine month period ended February 29, 2000, Novex generated a much higher volume of sales of its Por-Rok product line which has a lower gross margin than the Fiberforce products. Secondly, Novex made a substantial sale of its Fiberforce product at wholesale prices to a reseller of fiber. This also contributed to the lower margin. Management does not expect any further decline in the gross margin. Rather it expects the gross margin to return to the higher level that it has achieved during the other quarters that are not affected by the seasonality experienced during the third quarter or non-recurring pricing discounts. Any further change in the gross margin will result directly from changes in product sales mix and sales volume.

     For the nine month period ending February 29, 2000, the Company generated a loss from operations of $596,364. The Company also incurred approximately $52,300 in freight expenses which, going forward, the Company will pass on to its customers through a new pricing and shipping policy that will become effective on June 1, 2000. Although the new pricing and shipping policy was mailed to all Por-Rok customers in March, its implementation was delayed until June to accommodate major customers who wanted 90 days to implement the new policy within their own organizations. Also, in this period, the Company incurred non-cash charges for depreciation and amortization (including amortization of debt discount) of $113,132, and incurred non-recurring charges of approximately $20,000 relating to the service agreement it entered into with Sherwin-Williams which terminated on February 29, 2000 . The net effect of the non-cash accounting charges, non-recurring costs and the freight expenses, would have resulted in the Company posting a net operating loss of $410,932 before expenses for interest which in the nine month period totaled $192,803 and foreign currency loss of $41,921 which reflects the difference in currency exchanges between the United States and Canada for funds transferred by the Company to Novex, Ltd. for operating expenses.


     For the nine month period ending February 29, 2000, the Company's overall operating results do not reflect a normalized operation on a consolidated basis due to the seasonal slowdown at Novex, Ltd. in this period. In addition, these results reflect only six and one-half months ofthe Por-Rok operation which was acquired on August 13, 1999.

     As of February 29, 2000, the Company had $1,098,236 in current assets, which consisted principally of accounts receivable of $585,929 and inventory of $450,751. The Company's net property, plant and equipment totaled $1,461,126 and goodwill of $842,758 which is attributable to the two acquisitions that the Company completed in 1998 and 1999. All of the Company's asset categories increased substantially when compared to its year ending balance sheet dated May 31, 1999 due to the integration of the assets it acquired in August 1999 as part of the Por-Rok transaction.


     At the time of preparing the Form 10-Q for the first quarter ending August 31, 1999, Novex had owned the Por-Rok unit for two weeks and used a cost of goods sold rate of 40% (or an estimated gross profit of 60%) to estimate the ending inventory versus an actual amount based on a physical count for the period. During the second quarter ending November 30, 1999, Novex conducted a physical inventory in order to implement a perpetual inventory system. As a result, Novex determined that they had incorrectly estimated the ending inventory for the first quarter. Therefore, Novex prepared a roll-forward of the Por-Rok inventory from the acquisition date of the Por-Rok unit, August 13, 1999 to the end of the quarter and as well analyzed the mix of product gross profit margins for Arm-Pro and Por-Rok. Thus, Novex has restated its financial statements in amendments to its reports for the quarters ended August 31, 1999 and November 30, 1999 to reflect the correct inventory and increase in the net loss. The increase in net loss did not have a material effect on net loss per share.

     Furthermore, Por-Rok's inventory, which was composed of raw materials and finished goods, was recorded on August 13, 1999, the acquisition date, in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." In accordance with accounting for business combinations, Novex recorded the raw materials at its current replacement cost and the finished goods at its estimated selling price less the sum of the cost of disposal and an allowance for a reasonable gross profit. The use of the estimated gross profit method in the first quarter ended August 31, 1999 was in accordance with Accounting Principles Board Opinion No. 28, "Interim Financial Reporting."


Liquidity and Financial Resources at February 29, 2000

As of February 29, 2000, the Company had $3,060,635 in current liabilities, which includes a seller's note for $1,281,351 that was issued to The Sherwin-Williams Company upon the acquisition of the Por-Rok Unit ("Sherwin-Williams Note"). The Company also had $601,172 outstanding on its secured revolving line of credit with Dime Commercial Corp. which is used to fund the Company's operations. It had accounts payable of $605,957 and accrued expenses of $244,442. The officer's loan of $31,925 was made to Novex by its current President, Daniel W. Dowe, in June and July, 1999 to assist Novex with its operating cash flow needs before we acquired the Por-Rok Unit and opened the line of credit with Dime Commercial Corp. Mr. Dowe has entered into an agreement with Novex's board of directors to have the loan repaid without interest. There is no agreement between Novex's board of directors and Mr. Dowe to repay the loan on a specified date. However, if Novex has adequate cash on hand after it finances another acquisition, or if it becomes profitable Novex and Mr. Dowe will agree to a mutually acceptable payment plan. At the present time, Mr. Dowe has agreed to allow Novex time to repay the loan with no set conditions for repayment.


     Long-term debt, before current portion, of $1,034,000 consists of a three year term loan and put warrant totalling $890,000 that was made by Dime Commercial Corp. to enable the Company to acquire the Por-Rok Unit. The remaining portion of the purchase price for the Por-Rok Unit was paid with the Sherwin-Williams Note. The $78,118 obligation listed as "Due to Factor" is the value of an equipment loan made to Novex, Ltd. denominated in United States dollars.

     The Dime Note is secured by all the assets that are located at the Por-Rok operation at 16 Cherry Street, Clifton, New Jersey. These assets include the land (1.58 acres), the main manufacturing building and the two warehouses, including all the equipment in these buildings and all trademarks owned by Novex. In addition, the revolving line of credit that Novex has with Dime is secured by the accounts receivable generated at the Por-Rok unit and all inventory. The Sherwin Williams Note is also secured by the same assets as, and is subordinated to, the Dime Note. If the value of all the Por-Rok assets would exceed the balances on the Dime Note and the Revolving Line of credit then the Sherwin-Williams Note would be partially secured by the value of the assets that are in excess of the obligations owing to Dime. Since all the assets at the Por-Rok operation are secured by the Dime Note and then by the Sherwin-Williams Note, there are no other assets that can be used to secure new financing if it were needed.

     Novex has already begun the early stage process of refinancing the Sherwin-Williams Note which matures on August 12, 2000, with an equity or a partial equity and debt security offering which may be completed as part of another acquisition, although no acquisition agreement exists as of the filing of this registration statement. The net effect of this refinancing, assuming a portion, if not all, of the refinancing is completed through an equity offering, would enable Novex to increase its shareholders equity which was a negative $474,845 on February 29, 2000. Although plans to refinance the Sherwin-Williams Note are being undertaken, no assurance can be made that the refinancing will be completed, or that it will be on terms that are favorable to Novex.

     In September, 1998 Novex sold a 9% $800,000 Debenture to the same entity that had purchased $500,000 of the debenture that was sold by Novex in February 1998. Of the $800,000 note, $610,000 was used to purchase ARM PRO, Inc. The balance of the proceeds was used for working capital, transaction expenses and primarily to move the ARM PRO operations to Novex's Mississauga, Ontario facility. The debenture holder agreed to convert the principal amount of the February debenture which was due to mature on October 31, 1998 into Novex's common stock at a rate equal to the average of the eleven lowest closing trading prices during the month of October, 1998, which was $.17 per share and resulted in the issuance of 2,730,737 shares of Novex's common stock.

     In addition, Montcap Financial Corporation, loaned Novex Canada $70,000 that is secured by equipment at the Mississauga location, and Mr. Friedenberg loaned Novex a total of $145,000 in notes to assist with cashflow shortfalls during the summer of 1998 before Novex acquired ARM PRO and received a bridge loan of $250,000 during February 1999. (See Notes 7 and 11(d) to Consolidated Financial Statements)


     In the nine months ended February 2000, Novex has been able to increase sales volume while selling, general and administrative expenses have remained relatively constant when compared to the nine months ended February 1999. The increase in sales has resulted in higher levels of accounts receivable and inventory as well as accounts payable and accrued expenses. In addition, the acquisition of Por-Rok has increased the amount of debt, which has resulted in higher amounts of interest payments, that Novex neds to fund from operations. Therefore, while there has been a decline in negative cash flows from operations from $897,929 in the nine months ended February 1999 to $761,327 in the nine months ended February 2000, Novex still has generated negative cash flows from operations. Thus, while future operating cash inflows should continue to increase, unless Novex's sales volume increases, the company will not have sufficient cash flow to cover its operating, investing and debt payment requirements. Therefore, Novex has developed plans to improve profitability and cash flows and to raising capital, if necessary.

     To improve Novex's profitability, management is undertaking a number of initiatives to increase sales and reduce expenses. For example, Novex has issued a new price list and freight policy that will become effective June 1, 2000. The new price list will improve Novex's margins on sales of its Por-Rok products and the new freight policy will pass all outgoing freight charges to the customers. Until the price list becomes effective, the current freight policy generally requires Novex to absorb outgoing freight charges for all orders in excess of 500 lbs. Novex will also begin marketing some of its former Novacrete products under the Por-Rok brandname to existing Por-Rok customers. In addition, management is aggressively pursuing sales of the Por-Rok products to large home center stores and major cooperative retailers of building materials.

     To improve cash flow, Novex has been able to procure more favorable payment terms from vendors by extending the payment due date for raw materials and supplies used in manufacturing. These vendors had initially been willing to extend only limited credit to Novex soon after its acquisition of the Por-Rok product line from The Sherwin-Williams, due to the company's small size. At the time, the limited credit terms increased our need to use cash for operations.

     If these efforts do not generate additional sales to enable Novex to meet all of its operating and financing expense requirements, it would then seek additional financing from third-party sources. Although the Novex's assets are fully secured by loans outstanding to Dime Commercial Corp., Sherwin-Williams and Montcap Financial Corp., Novex would seek to raise additional capital through the sales of unsecured debt securities, unsecured debt combined with equity securities or preferred and common stock. It is likely, however, that any unsecured debt financing would carry a higher interest rate than secured financing or that any equity financing might be on terms which are not favorable to Novex and which are dilutive to existing shareholders.

Inflation and Changing Prices

     Novex does not foresee any risks associated with inflation or substantial price increase in the near future. In addition, the raw materials that are used by Novex in the manufacturing of its materials are available locally through many sources and are for the most part commodity products. The one raw material that Novex uses in all its products that cannot be classified as a pure commodity is currently in sufficient supply. In addition, Novex presently owns approximately 600,000 lbs. of this product. For these reasons, while Novex will always have exposure to inflationary risks, it does not believe that inflation will have any materially significant impact on its operations in the near future.

Statement of Revenues and Costs of Goods Sold

     On August 13, 1999 Novex acquired all the assets applicable to the Allied Composition/Por-Rok Business unit from The Sherwin-Williams Company. Since this unit was not a wholly-owned subsidiary, or a defined division of The Sherwin-Williams Company, the accounting of its operations was part of a much larger product line and therefore, expenses other than for those directly attributable to the manufacturing of the products purchased by Novex were not stated in the unit's financial statements. Any allocation of other expenses, except for the direct costs, would not be applicable in these financial statements.

     For the twelve month periods ending December 31, 1998 and December 31, 1997, net sales were $1,725,853 and $1,262,008, respectively. The gross profit derived from the net sales in 1998 was $325,631, versus a loss of $21,761 in 1997. The increase in gross profit in 1998 was derived principally from the increase in net sales in this period. At a net sales level of $1,262,008, which the business unit produced in 1997, expenses incurred to manufacture the goods sold were at a break-even level since the unit had a fixed factory overhead cost structure that could support a much higher level of sales without being increased. For this reason, as the business unit generates net sales in excess of $1,262,008, it would begin to generate gross profits which was the case in 1998. In 1998 the gross profit margin was 19%. With additional sales, this margin could increase until the additional sales caused an expansion of Novex's factory overhead. Although the business unit had once experienced net sales at much higher levels, the current management of Novex was not directly involved in the management of this unit, thus it would have no historical basis to forecast future profitability of this unit, if and when net sales increased to higher levels.

Statement of Assets

     On August 13, 1999, the assets that were purchased by Novex from The Sherwin-Williams Company totaled $1,919,004. Of this amount, there were current assets of $537,644, consisting of $311,983 of accounts receivable and $225,661 of raw materials and finished goods inventory. The unit had fixed assets of $566,360 and land and buildings valued at $815,000. Since the transaction consisted solely of an asset purchase no liabilities were assumed by Novex.

Unaudited Pro Forma Consolidated Statements of Operations - Year Ended May 31, 1999

     The Unaudited Pro Forma Consolidated Statements of Operations for the year ended May 31, 1999 reflect the consolidated operations of Novex, the Allied Composition/Por-Rok Business unit and ARM PRO, Inc. on a twelve month fiscal period ending May 31, 1999. The presentation of the financial operations on a pro forma basis are to illustrate the performance of the two business units as if they had been combined on June 1, 1998 and operated together for one full fiscal year ending May 31, 1999. In this period, the combined entity would have generated net sales of $2,060,382 and a gross profit of $461,990, which would have resulted in a gross margin of 24%. After deducting operating expenses Novex would have had a loss from operations of $1,216,138. Of this loss, $1,181,253 would have been derived from the operations of Novex Systems International, Inc., which had $122,315 of expenses attributable to non-cash imputed stock compensation. In this period Novex had just emerged from the development stage and had generated only $321,311 in net sales, which were principally derived from sales of a new product line that Novex acquired in September, 1998 from ARM PRO, Inc. Upon acquiring ARM PRO, Inc., Novex began manufacturing and marketing the Fiberforce line of concrete reinforcing fibers which it markets to ready-mix concrete producers. Before acquiring ARM PRO, Novex had generated approximately $75,000 of sales of its

Novacrete product line which it starting selling in April, 1998. In addition, since ARM PRO's sales were principally in Canada and the northeastern portion of the United States, sales in the winter season beginning in November through February, 1999 were low as they had been historically during the winter season. The combination of the early stage of Novex and its seasonal nature of ARM PRO's sales was the major reason for the loss. Offsetting this loss would have been ARM PRO's loss from operations of $7,828 and income from operations of $252,744 from the Allied/Por-Rok unit, thus resulting in a loss from operations of $1,216,380. However, included in this loss was an additional $280,043 in general and administrative costs that would have been incurred had the two units been combined on June 1, 1998. In addition, the combined unit would have had $339,164 in interest expenses relating to the financing of the Allied/Por-Rok acquisition and other non-operating expenses of $96,455 that were attributable to a previous financing that Novex undertook to finance its development stage expenses and to acquire ARM PRO. Including all adjustments for operating and financial expenses, Novex on a pro forma basis would have generated a loss before income taxes of $1,651,782.

     As the operating analysis indicates Novex had formally emerged from the development stage but was still required to rely on funds from external sources to cover its cash shortfall from operations. When Novex acquired ARM PRO, it acquired its bank accounts which had a collective balance of $158,000 at closing. This cash, along with the $190,000 balance from the $800,000 note that was sold by Novex to purchase ARM PRO, Inc. was used to fund Novex's operations. To cut costs, four administrative and sales positions were eliminated. The increase in general and administrative costs of approximately $400,000 for the year ended May 31, 1999 is primarily due to the ARM PRO acquisition.

Unaudited Pro Forma Consolidated Statements of Operations - Nine Months Ended February 29, 2000


     The Unaudited Pro Forma Consolidated Statements of Operations for the nine month period ended February 29, 2000 reflects the consolidated operations of Novex and the Allied Composition/Por-Rok Business Unit on a nine month fiscal period beginning on June 1, 1999 and ending on February 29, 2000. The historical presentation of the financial statements consists of the full nine months of operations for Novex Systems International Inc. and the operations of the Allied/Por-Rok business unit from August 13, 1999 to February 29, 2000. In the historical column Allied/Por-Rok is the operation of this unit from June 1, 1999 to August 12, 1999. The presentation of the financial operations on a pro forma basis are to illustrate the performance of the two business units as if they had been combined on June 1, 1999 and operated together for the nine month period ending February 29, 2000. In this period, the combined entity would have net sales of $1,656,390 and a gross profit of $455,045, which would have produced a gross margin of 27%. After deducting operating expenses of $1,092,296 which includes an additional $64,873 in general and administrative expenses, the combined business unit would have generated a loss from operations of $637,251. Of this loss $596,364 would have been derived from the operations of Novex Systems International, Inc., its Subsidiary and the Allied/Por-Rok unit would have had income from operations of $23,986. After including in interest expenses and another $70,791 of other expenses that were attributable to expenses generated from previous financing that Novex undertook to finance its development stage expenses and the ARM PRO acquisition, the net loss was $937,704.


Year ended May 31, 1999 (Fiscal 1999) as compared to May 31, 1998 (Fiscal 1998)

     The fiscal year ending May 31, 1999 was the first year in which Novex was not in the development stage for the entire year. In this period, Novex made its first acquisition by purchasing, ARM PRO, Inc. on September 16, 1998, and it signed another contract to purchase Por-Rok. That transaction closed on August 13, 1999, after Novex's fiscal year ending May 31, 1999. In fiscal 1999, Novex generated $321,311 in net sales, which excludes sales of Novex's line of Fiberforce concrete reinforcing fibers that it acquired from ARM PRO, for the period from June 1, 1998 to September 16, 1998, which is the strongest period for fiber sales. Novex generated a loss from operations of $1,181,253 of which $122,315 was attributable to non-cash imputed stock compensation.

     As the operating analysis indicates Novex has formally emerged from the development stage, but was still required to rely on funds from external sources to cover a cash shortfall from its operations. When we acquired

ARM PRO, we acquired its bank accounts which had a collective balance of $158,000 at closing. This cash, along with the $190,000 balance from the $800,000 note that was sold by Novex to purchase ARM PRO, Inc. was used to fund Novex's operations. To cut costs four administrative and sales positions were eliminated and Novex relocated ARM PRO's operations by merging it into its facility in Mississauga, Ontario. The increase in general and administrative costs of approximately $400,000 is primarily due to the ARM PRO acquisition.

     In the 1999 fiscal period, other than for approximately $75,000 derived from sales of Novacrete products, sales were generated from Novex's Fiberforce line of products.

     On May 31, 1999 Novex had $252,785 in current assets and $80,914 of net property and equipment and goodwill of $316,300. The increase in goodwill was attributable to the excess of the purchase price for ARM PRO, Inc. over the net assets acquired in the transaction.

     As of May 31, 1999, Novex had $221,707 in inventory. Of this amount, $113,288 consisted of raw materials, $3,217 consisted of work in progress and $105,202 consisted of finished goods. A substantial amount of the raw material inventory consists of the 600,000 lbs. of one raw material that is used in the Adment product. The finished goods inventory consists of 55lb. bags of Novacrete Repair Products that are stacked on wood pallets with each pallet containing 56 bags and bags of Fiberforce products that are packed in cardboard boxes. The increase in inventory was primarily attributable to new inventory of Fiberforce products and a build up of Novacrete products.

     Novex had $1,579,444 in total liabilities at the end of the fiscal year which was an increase of 119% over the prior year. The majority of the increase in liabilities resulted from Novex's sale of an $800,000 note to acquire ARM PRO, Inc. and a note for $250,000 that was sold to the holders of the $800,000 note to provide additional working capital to Novex.

     As part of the Por-Rok transaction, the holder of the $800,000 note agreed to convert the principal amount of the note into common stock at $.17 per share. The $250,000 working capital note was to be satisfied in full from the proceeds of the $750,000 line of credit that Novex secured on August 13, 1999.

     The increase in accounts payable and accrued expenses was directly attributable to Novex's expansion of its operations in the current fiscal year.

     As part of the Por-Rok transaction, the current portion of long-term debt of $393,548 net of the $250,000 working capital note will be converted into common stock. (See Note 18, Subsequent Event).

Year ended May 31, 1998 (Fiscal 1998) as compared to May 31, 1997 (Fiscal 1997)

     After the senior management change in November, 1997, Novex significantly advanced its plans to move from the development stage to the operating stage. On March 15, 1997 Novex officially began commercially producing its Novacrete products and, in April 1998, recorded its first truckload shipment of product which was to a construction products distributor in Canada. In addition in May, 1998, Novex sold its first truckload of product to a distributor in the United States. As a result of this activity, which began just two and one-half months before the close of this fiscal year Novex recorded $9,073 in gross revenues for the one truckload sales that took place in April. The truckload that was ordered in May was not shipped until early June and appears as revenue in the first quarter of the 1999 fiscal year. Although this increase in gross revenues represents a 100% increase over the operating results in 1997, the percentage increase should be qualified since Novex recorded $0 in gross revenue in the previous fiscal year and had very little capability in the previous year to sell its products, although it did have inventory for sale.

     In 1998, Novex had $122,134 in inventory. Of this amount, $76,276 consisted of raw materials, $440 consisted of work in process and $45,418 consisted of finished goods. A substantial amount of the raw material inventory consists of the 600,000 lbs. of one raw material that is used in the Adment product. The finished goods inventory consists of 55lb. bags of Novacrete Repair Products that are stacked on wood pallets with each pallet containing 56 bags.

     From June 1, 1997 to January, 1998 Novex's operations were funded through sales of its common stock to affiliated and non-affiliated parties. In December, 1997, Novex announced a 60 Day Plan to advance Novex from the development stage. In February, 1998, Novex sold a 10% $550,000 Convertible Debenture that matured on October 31, 1998, to three non-affiliated persons who also received warrants to purchase 1,100,000 share of common stock at the exercise price of $.30 per share for a three year period. The proceeds of this debenture were used principally to purchase the industrial blending and bagging equipment that was installed in Novex's operating subsidiary in March 1998, to renovate Novex's offices and for working capital to fund Novex's operations until sales of its product could materialize.

     General and administrative cost (excluding stock compensation, depreciation and amortization expense) decreased from $927,451 in 1997 to $824,321 in 1998 or 11% from the previous year. The decrease in General and Administrative costs was attributable primarily to fewer employees from November, 1997 to February, 1998, when Novex began to increase its payroll with new personnel and with better management of Novex's resources. In addition non-cash costs attributable to the issuance of stock compensation decreased substantially in 1998 to $180,405 when compared to the $1,360,580 incurred in 1997. Novex's new management terminated the stock option plan that was initiated in 1996 and which resulted in the excessive issuance of common stock to insiders at below market prices. In 1998, Novex incurred $17,548 of interest expenses versus $12,917 in the previous year and $15,267 of foreign currency losses versus $3,144 in the previous year. In addition Novex amortized debt discount of $84,535 in 1998 which resulted from the issuance of warrants to holders of the debenture that was sold in February, 1998. The net result of the increase in General and Administrative expenses over revenues resulted in a net loss of $1,112,594.

                        DISCUSSION ABOUT NOVEX'S BUSINESS

     a.   General Business Development

     Novex Systems International, Inc. ("Novex") is a corporation formed under the laws of New York and has its principal place of business and executive offices located at 16 Cherry Street, Clifton, New Jersey 07014, telephone 973-777-2307. Until May 11, 1999, Novex was known as Stratford Acquisition Corp. and had been a corporation organized under the laws of Minnesota. Effective May 11, 1999, Stratford merged into its wholly- owned subsidiary, Novex Systems International, Inc., a newly-formed New York corporation, which was the surviving corporation. The purpose of the merger was to "redomesticate" the company from the state of Minnesota where it had virtually no business activity, to the State of New York where the company had its corporate headquarters. Furthermore, it was management's belief that New York has a more developed body of laws governing public companies than does Minnesota. For this reason, the new entity, Novex, was incorporated in the State of New York, and the Minnesota company, Stratford, was merged into Novex. As a result, the Minnesota company essentially dissolved into and became a part of the surviving entity, Novex.

     Novex also has a wholly-owned operating subsidiary, Novex Systems International, Ltd. (formerly known as Novacrete Technology (Canada) Inc.), which is a company registered under the laws of the Province of Ontario, Canada and is located at 2525 Tedlo Street, Unit B, Mississauga, Ontario L5A 4A8, telephone 905-566-0716 ("Novex Canada").

     Before August 15, 1995, Stratford was a dormant corporation. On August 15, 1995, it acquired from the inventor, the exclusive right to manufacture and market a proprietary admixture for the enhancement of cementitious products now known as "Adment". Novex granted the inventor 500,000 shares of common stock and a royalty of 2% of the gross sales of Adment up to a maximum royalty amount of $500,000. The inventor is deceased and is now represented by his wife and daughter who are not affiliated with Novex, other than through the royalty agreement.

     Adment is a blend of various materials which when mixed with portland cement and water causes a chemical reaction that creates a calcium silicate hydrate (CSH) paste binder that has a very dense microscopic pore structure. This change in the molecular matrix of the cementitious product increases the bonding between the CSH paste and the aggregates that are mixed into the formula to create a mortar or concrete product. By having a denser pore structure, the end product becomes more durable and resistant to chemicals and water penetration. For this reason, Adment causes cement to chemically react in a manner that ultimately:

     o    produces higher compressive, bonding, flexural and tensile strengths,

     o    reduces shrinkage,

     o    increases workability and, most importantly,

     o increases resistance to penetration of water and chloride ions from de-icing salts.

     Upon acquiring the technology in 1995, Novex's initial plan was to conduct further research and development of Adment with the intention of marketing Adment and a line of pre-packaged concrete repair products using Adment. In the two and one-half year period from August 15, 1995 through November, 1997 Novex underwent a series of management changes, generated no revenues, incurred an accumulated deficit of approximately $3,000,000 and was still in the early development stage.

     On November 17, 1997, Novex made a major change in its business plan which has resulted in significant advancements in all aspects of Novex's operations. With the implementation of a 60 Day Business Development Plan that was announced in December, 1997, Novex's new management increased the number and caliber of its board of directors and senior management by appointing as chairman of the board Mr. William K. Lavin who has substantial senior level management experience with the Woolworth Corporation and Mr. Edward J. Malloy who, as President of Building and Construction Labor Union in the Greater New York area brings substantial experience in construction practices and contacts to Novex. Novex then installed industrial level manufacturing and packaging equipment and warehousing equipment for raw materials and finished goods. It refurbished its executive offices at its Canadian operating plant and constructed an internal testing laboratory. It also opened its first U.S. sales office in New Jersey and closed on a working capital financing of $550,000. As a result of the 60-day plan, Novex began to manufacture and package its Novacrete products, and to execute a sales and marketing program in Canada and the East Coast of the United States which lead Novex to book in April 1998 its first sale of pre-packaged Novacrete repair products. Since that time, Novex has developed and marketed a line of eight concrete repair products that it markets under the Novacrete name.

     In September 1998, Novex's wholly-owned subsidiary, Novex Canada purchased all of the issued and outstanding common stock of ARM PRO Inc. ("ARM PRO"), located in Ontario, Canada. The funds used to purchase ARM PRO were derived from Novex's sale of a 9% $800,000 (U.S.) debenture due to mature on September 4, 2000 and which included a warrant to purchase 1,500,000 shares of Novex's common stock at an exercise price of $.45 per share. The warrant expires on September 4, 2000. Since 1986, ARM PRO has manufactured and marketed the trademarked FIBERFORCE line of polypropylene fibers. Polypropylene fibers are blended into cementitious products to provide secondary reinforcement and reduce cracking. Novex's overall plan was to consolidate the operations of the acquired company with its existing operations, to realize greater operating efficiencies, and to achieve its targeted gross margin of 50% of net sales. Accordingly, in December 1998 Novex closed ARM PRO's Teeswater, Ontario plant and merged the ARM PRO operations into Novex's Mississauga, Ontario operating facility.

     On August 13, 1999, Novex acquired the Allied Composition/Por-Rok business unit from The Sherwin- Williams Company ("Por-Rok"). Por-Rok manufactures a well-known line of grouting and concrete patching products that are distributed nationally. The purchase price for the Por-Rok acquisition was $2.1 million and was paid for in part from the funds derived from a secured term loan from Dime Commercial Corp. in the amount of $890,000. In exchange for the line of credit from Dime, Novex was required to issue to Dime a warrant to purchase 233,365 shares of Novex's common stock. The warrants have an exercise price of $.25 per share and an exercise period commencing upon issuance and terminating on August 13, 2002. The balance of the purchase price was provided by The Sherwin-Williams Company in exchange for which Novex issued a 10% secured promissory note in the amount of $1.3 million and 1 million shares of Novex's common stock .

     Novex believes that the Por-Rok product line is a natural extension of Novex's line of concrete repair and flooring products that it markets under the Novacrete name. It is management's opinion, based on an emerging trend in the industry, that end-users would prefer to use one manufacturer's products in any given construction project. Quite often, one project requires the use of various products. Under these circumstances, the customer prefers to use products that are compatible and are backed by the warranty of one manufacturer. By offering several products as a complete repair system under one warranty, Novex believes it will increase sales of all products to the end-user.

     Additionally, Novex believes that distributors would rather stock one manufacturer's product line to reduce the number of vendors with which they have to do business, meaning less shipments to their warehouses and less accounting for only a few large vendors versus multiple smaller ones. Furthermore, with larger orders, distributors are able to demand better pricing on all products. Accordingly, Novex believes that by diversifying the array of products that Novex can offer to distributors of building materials, it will become more favorable to distributors as well.

     While having a smaller product line does not mean that Novex would be unable to market its products, the company believes that as its product line grows, it will become more favorable to end-users and distributor, resulting in increased sales to both of these types of customers. For this reason, Novex is proactively pursuing opportunities to acquire entire companies or selected product lines from companies to further expand its line of speciality building materials. Although there are no agreements or letters of intent to acquire any companies as of the filing of this Prospectus, Novex has engaged in discussions with several targets with the goal of closing at least two more transactions in the next twelve months to expand the array of products that Novex offers and to increase its market share in the United States and in Canada. To date, there have been no discussions on price. In fact, the decision as to which companies would be suitable acquisition candidates does not rest solely on price but also upon other factors such as the breadth of its product line, its management, its distribution channels and how easily its operations could be integrated with Novex's existing facilities in Clifton, New Jersey or Mississauga, Ontario. Although we have identified acquisition targets, there can be no assurances that Novex will be able to reach agreements with any of the targets or that it can close these transactions. Management anticipates that it will finance future acquisitions in part with debt and equity. All assets acquired in an acquisition will be used to raise secured debt financing which will be paid to the selling entity. Management anticipates that it will continue to increase its debt financing through Dime Commercial Corp. Therefore, any loans currently outstanding with Dime should not be an impediment to future financings. If additional financing is required to purchase a business this financing will need to be in the form of unsecured loans or equity. In addition, management has planned that as part of any future financing, it would seek to raise sufficient capital to pay off the $1.3 million note owed to The Sherwin-Williams Company. Assuming this type of financing arrangement could be achieved, Novex would not be hindered from financing future acquisitions on account of its current financial obligations.

     Increasing Novex's product line and hiring additional staff to help management the business will be very challenging, but not impossible. To expand the product line apart from acquisitions, Novex would be required to undertake internal research and development by using the resources of its staff cement chemist. The cost to develop new products is minimal given the cost of the materials required for the desired products and the fact that we have an in-house chemist. Although Novex currently has the financial capability to develop these new products, the real "cost" in developing these products is the time needed to ensure that a new product will perform satisfactorily under field conditions and whether the product will gain market acceptance once it is completed. One advantage Novex has is that the brand name "Por-Rok" is well known and any new products that are marketed under the brand name Por-Rok should be easier to market than a "no-name" product. Nevertheless, until the new product is offered for sale, no one can actually gauge how successfully the product will sell. For this reason, management prefers to purchase products that are already accepted and have a loyal customer base rather than rely upon the development of new products. If Novex acquires a company having just a few products, it can then offer its own Por-Rok products to customers that purchase products offered by the newly acquired company. This is called "cross-marketing" which management believes is the most suitable approach to growing its product line.

     At present, the company has sufficient cash flow to hire one to two additional plant workers (although there is no present need to do so) and one salesman which the company is in the process of recruiting. Even if we were to acquire additional products, whether through acquisition or internal development, our existing manufacturing staff plus one or two more plant workers would be capable of manufacturing the new products until additional shifts were needed to meet increased demand. Furthermore, since the new products would be sold primarily to our existing customers, we would continue to use the manufacturers' representatives who presently market our products.

     A benefit of making acquisitions is that quality personnel that have considerable experience often can be attracted to stay with the acquiring company. For example, when Novex acquired ARM PRO and Por-Rok it retained all the key employees that now contribute greatly to Novex's daily operations. However, if Novex does not make any acquisitions this year, which is possible, it will have to compete with other companies for talented management personnel. When this happens, especially in a "tight" job market which we are currently experiencing, key personnel can be very costly to attract and Novex may not have the resources to compete with large companies that can offer more attractive compensation packages. On the other hand, one benefit we can offer individuals with an entrepreneurial bent is the opportunity to become key personnel and part of senior-level management group which is building a company. Nonetheless, finding high-quality people that can get the job done and help grow a small company like ours is always difficult. Since the future success of Novex will be dependent, in part, upon its ability to attract and retain qualified personnel, our inability to do so could have a material adverse effect upon our business.

     In addition, Novex's success depends, to a large extent, on certain economic factors that are beyond its control. Unfavorable changes in factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond Novex's control may have an adverse effect on its ability to sell its products and to collect its receivables.

     b.   Financial Information About Industry Segments

     All assets, revenues and operating expenses are dedicated to one business segment -- the manufacturing and marketing of construction products. Accordingly, Novex accounts for its business operations within one industry, i.e. the building materials industry. The company has two operating segments within the building materials industry, namely the fiber business and the Allied Por-Rok business. For information relating to these two operating segments, see
Note 15 to Novex's Consolidated Financial Statements.

     c.   Novex's Current Business Operation

     Novex is engaged in the business of manufacturing and marketing two lines of premium building product materials. The first is a line of polypropylene concrete reinforcing fibers that are marketed under the Fiberforce trade name and a proprietary cement-enhancing admixture that Novex will be marketing under the trade name Por- Rok. These products are promoted directly to ready-mix and pre-cast concrete manufacturers. The second is a line of pre-packaged concrete repair products that are marketed to contractors directly and also to distributors of building material products. (See Description of Products) .

     Novex currently has its executive offices at 16 Cherry Street, Clifton, New Jersey 07014. Novex's manufacturing operations are conducted at its 25,000 square foot facility in Clifton, New Jersey and through its wholly-owned subsidiary, Novex Canada, in a leased 12,500 square foot facility located at Mississauga, Ontario (20 minutes west of Toronto).

     The Clifton operating facility is a fully-integrated manufacturing plant with the capacity to manufacture approximately 2 million lbs. of product per month on a single shift, which translates into roughly $8 million per annum in sales. Although Novex has the capacity to produce this quantity of product, it does not currently sell all that the company can produce. This operating plant currently runs at approximately 25% of its capacity on a two shift level. At present, the Clifton facility manufacturers 5.5 million lbs. of product, or $1.8 million in revenues per annum.

     Novex plans to expand its product line significantly over the next five years by acquiring companies that manufacture and market compatible premium building material products that have already gained an acceptable level of market penetration. The building material industry is large and encompasses a wide variety of products, services and equipment. In particular, it is interested in acquiring manufacturers of premium flooring and concrete repair products and related accessory products as well as cement enhancing admixtures for concrete. These types of products usually achieve higher margins since they are not commodity products and are principally sold based on the product's added value. Because these products are usually made and packaged in either a fully-integrated or, in some instances, a semi-integrated manufacturing facility, large volumes of product can be produced in short time periods with minimal labor.

     Our consolidation strategy is aimed at reaping the cost reductions afforded by eliminating excess facilities and overhead while building a full service specialty product line thereby offering one-stop shopping to professional contractors who prefer to choose from one line of products for convenience, product compatibility and warranty and liability reasons.

     d.   How Novex Manufactures and Distributes Its Products

     Novex manufactures and distributes all of its products from its New Jersey and Canadian operating facilities. The Clifton facility is a fully-integrated blending and packaging facility having the capacity to produce over 24,000,000 lbs. on a single shift basis, although the company's current level of sales does not match its production abilities. The facility consists of three buildings located on a 1.6 acre tract of commercially-zoned land. The majority of raw materials used at this facility are stored in silos affixed to the roof of one of the buildings. Through an automated raw material batching system that is controlled by a plant supervisor, the raw materials are fed through the silo system and into mixing blenders. When the raw materials have been blended into a finished product, the finished batch is forced from the blender by compressed air into an automated packaging system that packages the products into 50lb. bags. The bags are then manually stacked onto wood pallets and are prepared for shipping. In addition, certain quantities of the blended finished product are transported in large metal bins by a forklift to another packaging system that packages the blended product into 1lb., 5lb., 7lb. and 50lb. pails. Most of the smaller quantity pails are then repacked into cardboard boxes in quantities of 4-8 pails per carton for distribution to hardware and retail outlets.

     This facility currently packages products for distribution through building supply yards and retail outlets in packages ranging from 1 and 5lb. plastic containers to 50lb. bags and pails. To eliminate excessive shipping costs associated with delivering small quantities of product, Novex sells larger quantities of products (full truckload orders) to distributors that ultimately resell the product into local markets. Before the acquisition of Por-Rok, Novex used a public warehouse in New Jersey to warehouse and ship product on its behalf for a per diem handling charge. The Clifton facility now serves as Novex's distribution center for eastern United States. Novex will continue to use public warehouses in areas where the sales volume justifies the need to have product readily available in a local market, but where there is not an established distributor that stocks Novex's products.

     The Canadian facility has the annual capacity on a single shift basis to produce approximately 750,000 lbs. of Fiberforce product, although the company's current sales does not meet the level of its production. All Fiberforce products are made from polypropylene strands that are cut into various lengths and shapes. Novex currently manufacturers three types of fibers which are categorized as multifilament, fibrillated and Fiberforce #1. All fiber products are packaged in 1.0, 1.5 and 2.0 lb. bags and are promoted to the ready-mix concrete industry.

     e.   How Novex Markets Its Products

     Novex currently has one full-time salesperson located in Mississauga, Ontario, and 25 manufacturers' representatives, giving Novex coverage from the eastern United States to as far west as North Dakota. These individuals are presently covering the following areas of the United States and Canada:

New England Region

Maine                                    Massachusetts
New Hampshire                            Connecticut
Vermont                                  Rhode Island

New York/Philadelphia Region

New York                                 Delaware
New Jersey                               Maryland
Pennsylvania                             Washington, D.C.

Midwest Region

Iowa                                     North Dakota
Indiana                                  South Dakota
Michigan                                 Iowa
Illinois                                 Nebraska
Wisconsin                                Kansas
Minnesota

Southeast Region

Missouri                                 North Carolina
Arkansas                                 South Carolina
Mississippi                              Tennessee
Louisiana                                Alabama
West Virginia                            Georgia
Virginia                                 Florida
Kentucky

Canada Distribution

Western Canada                           Eastern Canada

Manitoba                                 Ontario
Saskatchewan                             Quebec
Alberta
British Columbia

     Novex is in the process of hiring another full-time salesperson in Canada to specialize in sales of the Novacrete and Por-Rok products, since the other salesperson is principally focused on sales of Fiberforce fibers.

     f.   How Novex's Products Are Graded By Industry Standards

     Building material products are classified in accordance with standardized performance criteria established by the American Society of Testing Materials
(ASTM). The basic performance characteristics that are considered when classifying the types of building products that Novex sells are:

     o    Compressive strength

     o    Flexural strength (flexibility)

     o    Tensile strength (splitting)

     o    Bonding strength (adherence)

     o    Shrinkage

     o    Resistance to water penetration

     o    Durability in freeze/thaw cycles


     Novex has a research laboratory located in its Novex Canada facility, and a full-time cement chemist that oversees the development of new products and performs the technical analysis on products that Novex acquires.

     Novex follows a standard format for developing new building material products. The initial step in the development of a building product entails an analysis of the market for a product and the cost to manufacture the product. If the market for a product and the cost to manufacture it are acceptable, Novex's laboratory personnel develop a trial formulation for the product. Once a trial formulation has been developed, a sample of the product is given to a qualified independent testing laboratory, and the above 7 properties, among others, are tested pursuant to established ASTM guidelines.

     Standard testing generally requires the recording of the above properties at 1,3,7, and 28 day intervals from the beginning of the test. Early test results are monitored to determine certain performance criteria, such as a product's compressive strength within 24 to 72 hours after it has been installed. This result is particularly important to end-users that need products that will be used to repair areas with little down time, such as hospitals, gas stations, parking garages and other 24 hour operations. Higher strengths over time are important where load bearing floor areas are involved, or in areas that are exposed to aggressive industrial environments, like waste hauling stations.

     If the 1-3-7-28 day results are acceptable, a full batch of the product is made and samples of the product are generally given to contractors to use on small job sites to observe the product's performance under non-laboratory conditions. If the 1-3-7-28 day results are unacceptable or the field trials fail, the trial formulation is reworked and resubmitted for further laboratory testing. In instances where only a slight modification to the product's formulation is required, the need for additional laboratory testing may be unnecessary. If the field trials are acceptable, technical data sheets, package design and marketing materials are finalized and the product is then ready for market.

     The ASTM laboratory test results are an important validation of a product's performance capabilities. However, until a product has performed satisfactorily in a number of projects, end-users are reluctant to use a product. The cost to correct a project if a product were to fail and the resultant damage to the reputation of the professional contractor or the specifying architect or engineer are the underlying reasons for this resistance. While our Novacrete products have successfully passed these laboratory tests and marketing of the products has commenced, we believe that selling these new products in conjunction with Por Rok's well-established product lines will help us to overcome this resistance.

     For this reason, Novex intends to market the Novacrete products in the future under the name of either Por- Rok or one of the other trade names acquired in the Por-Rok transaction.

     g.   A Brief History On Novex's Admixture Product

     The admixture and concrete repair product businesses are well-established throughout the world. There are various types of admixture products that are used in construction products and the applications for these admixtures are extensive. The Novacrete Admixture is a non-metallic, powder-based admixture that consists of various raw materials that when combined together and mixed with cement and water provides a chemical reaction which gives the final product increased compressive and flexural strength, reduced shrinkage, greater density and therefore better resistance to water and deicing salt penetration, greater flow and workability and improves the bonding characteristics and setting time for the product to fully-cure.

     Adment has the physical characteristics of a greyish-white powder. Admixtures can be in powder form or liquid and can be used for multiple or limited purposes such as slowing or increasing the setting time for a product. Because of the reactive effect of the raw materials in Adment, it should only be incorporated into cement-based products where the other materials in the product are known and generally, only after a sample test has been conducted to determine the appropriate level (dosage rate) of Adment that should be used in the final product. This approach substantially reduces the risk of improperly mixing the Adment with chemically adverse substances that could cause product failure.

     Novex's Novacrete products resulted from its search for a way to strengthen cement-based products without the addition of polymers. The cement chemist that invented Novex's admixture formula intended to develop a purely cementitious product that would equal the performance characteristics of polymer-based products, but which would be significantly less expensive to manufacture.

     Over the past four years, Novex has expended considerable resources to develop its proprietary cement- enhancing admixture into a commercially viable product. During this period, Novex employed the services of two of Canada's largest independent testing laboratories and has worked with a well-known New Jersey-based laboratory to conduct field trials using the admixture in concrete.

     To date, Novex has successfully developed a version of its admixture technology that can be used in formulations for concrete repair products to enhance the compressive, bond and flexural strengths of the product and increase the density of the product so that it resists penetration by erosive elements like water and deicing salts. It is manufactured at Novex's wholly-owned operating subsidiary, Novacrete Canada, and is directly marketed by Novex's sales personnel in 22lb. bags or in bulk quantities to end-users, which range from manufacturers of cementitious products such as ready-mix concrete, pre-cast concrete, brick, paver, cinder block and other manufacturers of cement-based pre-packaged products.

     Novex is still developing a final formulation of its admixture technology that can be used in new concrete. It intends to manufacture and distribute its final admixture product for concrete in various sizes ranging from 25lb. bags to bulk packages weighing 2,000 lbs. Novex has conducted extensive field trials with a large ready-mix concrete producer and has achieved very promising results in the admixture's ability to increase the strength of concrete. Additional laboratory work and field trials will be required to make the admixture product acceptable to the industry and cost effective for ready-mix producers.

     We estimate the cost to complete the final admixture's development to be $10,000-$20,000 in laboratory work to monitor field trials. The real "cost" involved in finalizing its development is the time required to work with end-users to convince them of the benefits of using the admixture. Since concrete is structural in nature, concrete producers generally approach new products with a great degree of caution before they accept the liability of selling concrete that contains the new product. If a foundation to a home fails, the cost to correct the problem could be exorbitant. For this reason, the end-user of the admixture exercises considerable caution to ensure that the product performs as proclaimed. For this reason, we are working with local ready-mix concrete producers that are familiar with our company and our testing laboratory and that are slightly less reluctant to try our new product. As the product is used locally and performs well it will likely gain market acceptance and we can then branch out to a wider region until the products have achieved a general level of credibility in the industry. At this time, we cannot gauge the amount of time that will be required before we gain customer acceptance and the demand for the product increases.

     h.   Market Trends for Performance Enhancing Admixtures and Building
          Materials

     The demand for high performance concrete and concrete repair products is growing at a dramatic pace. The catalyst for the increased use of admixtures and the need for higher performance products stems from the increasingly rigorous specifications for new construction and concrete rehabilitation work. Federal and state departments of transportation are increasing the performance standards that need to be met in new construction and for the repair and rehabilitation of roads and bridges to expand the life of the structures and to reduce future maintenance.

     Infrastructure in both developed and developing countries is aging, and governments with stringent fiscal constraints are looking for effective and durable alternatives to costly demolition and rebuilding. Repairs relating to natural disasters are also adding to this demand. Other special applications, including the storage of nuclear and hazardous waste, the shielding of workers in nuclear medicine and radiology, and the disposal of chemical and other hazardous wastes, are creating demand for high performance products.

     The growth will be based in part on expected increases in infrastructure and major construction spending. But it will also be driven by the increased use of admixtures in all types of cement, and concrete and "the growing popularity of value-added proprietary admixture products in place of lower-cost generics."(1)

     Markets for new concrete reflect a similar trend toward high performance concerns. High performance is also required in various specialty niches, such as fast-setting products for road repairs and other commercial applications where the cost of shutdown can be very high, and impermeable products for hazardous waste disposal and radiation shielding for nuclear applications, to name a couple of examples. With increasing environmental awareness, communities are now demanding products that are safe to use and non-toxic.

     The market for concrete and masonry products has been increasing substantially in the United States. With the federally-funded Transportation Equity Act of the 21st Century (TEA 21) having been signed into law in 1997 an estimated $216 billion will be spent over the six year period 1998-2003 where up to $173 billion has been provided for highways and an additional $41 billion for transit projects. This bill increased the level of highway funding by over 30% when compared to the previous Federal highway bill, the Intermodal Surface Transportation Efficiency Act (ISTEA). Approximately $19.5 billion was programmed for federal highway spending under ISTEA. ISTEA was augmented by the 1995 National Highway System Act that provided for an additional $5.2 billion in funding. In addition, TEA 21 provides that the revenues generated from the 4.3 cents per gallon gas tax now be deposited into the Highway Trust Fund to be spent for the construction and rehabilitation of highways and bridges.

     The United States and Canada are not the only geographic areas engaged in significant infrastructure spending. Concrete structures -- buildings, bridges, highways, dams -- all over the world are in need of repair. Stringent government capital budgets inhibit replacement of all structures. Municipalities are continually searching for ways to extend the useful life of these structures through patching, refinishing, and protecting the existing work. The world-wide market for cement-based products to repair concrete structures is projected to be as high as $100 billion per year. The additive component of this market is conservatively estimated at more than 2% or $2 billion.(2)

     In the Spring 2000, Novex will seek to implement a marketing strategy to penetrate the market for high- performance concrete (HPC). HPC can be defined as concrete that has high compressive and flexural strengths and high resistance to chloride and water penetration. Use of HPC is increasing as federal and state agencies demand greater product life and ultimate product strength for high-end uses such as roads, bridges, dams, ports and other concrete applications that have exceptionally high load bearing requirements like building foundations, parking garages and bridge decks.

--------
     (1) Freedonia Group Study reported in Construction Marketing Today, April, 1997.

     (2)  Based on Statistics Canada Report.

     i.   A Description of Novex's Products

     As of the filing of this registration statement, the following is a list of the Por-Rok and Fiberforce products marketed by Novex:

POR-ROK PRODUCTS (A Line of Grouts and Patching Products)

POR-ROK Anchoring Cement - non-shrink expansion cement that requires only water at the job site to create a pourable, yet durable, anchoring, patching or grouting compound.

SUPER POR-ROK Exterior Anchoring Cement - non-shrink expansion cement for exterior applications that requires only water at the jobsite to create exceptionally high early strengths in the first three days from installation.

POR-ROK Halco Grout - contains expansive agents and flow enhancers to provide high strengths yet exceptional flowability for ease of application.

POR-ROK Aqua Plug - durable water resistant hydraulic cement which sets in 3-5 minutes. Designed to stop leaks or running water, patch cracks and fill holes in masonry surfaces. Can be used in interior and exterior surfaces and sets under water.

POR-ROK Concrete Patch - requires only mixing of water at jobsite, will level or smooth most concrete or masonry surfaces and can be used to repair and patch spalled concrete, cracks in masonry, broken steps and porches. Sets in 40-80 minutes and is stronger than ordinary concrete. Can be used in interior and exterior surfaces.

POR-ROK Dash Patch - powder-based product that when mixed with water bonds well to concrete, wood or plaster that is used to smooth surfaces before the placement of tile, carpeting or wood. Fills cracks, ruts and score lines, strong bond adhesion and no shrinkage.

POR-ROK Lev-L-Astic - used as an underlayment over concrete, wood, quarry tile, terrazzo, before installing asphalt or vinyl asbestos, tile, linoleum, and other types of floor surfaces. Eliminates the need for felt paper over wood surfaces, eliminates high spots on floor, improves bonding base to new tile and linoleum.

POR-ROK All Purpose Underlayment - used as an underlayment over concrete, wood, quarry tile, terrazzo, before installing asphalt or vinyl asbestos, tile, linoleum, and other types of floor surfaces. Eliminates the need for felt paper over wood surfaces, eliminates high spots on floor, improves bonding base to new tile and linoleum.

POR-ROK Adment - a proprietary, powder-based admixture that enhances the physical characteristics of cement- based products.

POR-ROK Levelon - single component, fast-cure, non-shrink, high bond repair mortar capable of achieving 3,480 psi in four hours. FC can be walked upon in a little less than one hour from installation and driven over within two hours of installation.

FIBERFORCE PRODUCTS - All Fiberforce products are made from polypropylene and are cut into various lengths and shapes. Novex currently manufacturers three types of fibers which are categorized as monofilament, fibrillated and Fiberforce #1 each designed to reduce cracking and provide secondary reinforcement. The fiber products are packaged in 1.0, 1.5 and 2.0 lb. bags.

     j.   Novex's Competitors

     The principal methods of competition in our industry are price, service and the reliability of the product as demonstrated by performance. Except for the admixture product, each of the products which Novex currently offers has been on the market for at least 10 years and in some cases over 25 years. Because the products have been used for so long, they have achieved a level of market acceptance. It is very unlikely that someone would claim that our Por-Rok or Fiberforce products don't work inasmuch as customers have been using them for years. Our prices are competitive with other like products. We do not aim to be the lowest nor the highest price on the market, but to be competitive. When it comes to competing with major manufacturers, we cannot offer the full range of products that they can. Consequently we cannot offer volume price discounts to the extent our larger competitors can. Until we expand our product line, we cannot offer the complete repair kits which some of our larger competitors can. To remain competitive in the interim, we aim to provide customers with exceptional service and very favorable pricing and payment terms with respect to the product currently in our line.

     The industry for building material products is highly fragmented and has various classes of competitors. Competition ranges from large multi-national companies to local manufacturers. Because the transportation of heavy products like building materials involves sizeable shipping costs, hundreds of manufacturers of building products have been able to sustain market share in local markets, thus resulting in a fragmented industry. Novex would like to capitalize on this situation by acquiring selected companies in various regions of North America for the purpose of:

     o    acquiring additional premium building products,

     o    increasing market share, and

     o improving operating margins by consolidating operating facilities to eliminate excess overhead which is prevalent in the industry.

     As of the filing of this registration statement, Novex competes with several other companies nationwide that manufacture and distribute construction products that are substantially similar to those manufactured and distributed by Novex. Until Novex can effect its business strategy, which will eliminate some competition, at least in certain markets, Novex believes the following companies will be its primary competitors.


Brand                                     Major Competitors
-----                                     -----------------

Por-Rok                                   Conspec
Anchoring Cement                          Tamms
                                          Master Builders
                                          Quikcrete
                                          Sonneborn
                                          Sternson
                                          W.R. Meadows
                                          ChemMasters
                                          Rockite

Super Por-Rok                             (Same as above)
Exterior Anchoring
Cement

Por-Rok                                   (Same as above)
Aqua Plug                                 Bondex
                                          Thoro

Por-Rok                                   (Same as above)
Concrete Patch

Por-Rok                                   Mapei
Halco Grout                               Tamms

Por-Rok                                   Mascrete
Lev-L-Astic                               Tamms
                                          Dependable
                                          Mapei
                                          Dap

Por-Rok                                   Dependable
Dash Patch                                Mascrete
                                          Tamms
                                          CGM Underlayment
                                          Taylor Vitrex
                                          Umasco

Por-Rok Floorcap                          Masterbuilders
                                          Mapei
                                          Dayton-Richmond

All Fiberforce  Products                  PRO Mesh
                                          Fibermesh
                                          Forta
                                          Dura-Fiber
                                          Euclid
                                          W. R. Grace

Adment                                    W. R. Grace
                                          Masterbuilders
                                          Norchem

     Some of Novex's competitors may be better capitalized, better financed, more established and more experienced than Novex and may offer products at lower prices or with greater concessions than Novex. Should Novex be unable to compete effectively, Novex's results of operations and financial position would be materially and adversely affected.

     k.   Seasonality

     As part of the construction business, Novex is currently subject to seasonal cycles which historically results in a significant slow down in its operations during the months of December through February. March begins the increase in business activity which continues through November, with the peak sales months being April through September. This seasonal cycle is attributable to the slowdown in outdoor construction activity in Canada and the northeastern portion of the United States during the winter months. With the addition of the Por-Rok line of products, Novex anticipates that the substantial majority of its sales will be derived from products used for residential, commercial and industrial repair of deteriorating concrete structures and floors and sold into commercial and building product outlets like home centers and independent hardware stores. Although Novex may still be subject to the seasonal effects of the winter months, it has already begun to recruit agents to sell its products in the southeastern portion of the U.S. and will engage in a very active recruiting program to enroll agents in this territory in addition to the other 25 representatives currently employed throughout the United States.

     l.   Customer Dependence

     Novex is not dependent upon any one customer nor does it anticipate becoming dependent upon one customer in the future. Its marketing strategy is to diversify its sales through major distributors that are located in various geographical areas and to a large number of construction professionals, such as engineers, architects, contractors, construction managers and end-users all of whom are involved in separate construction projects. In addition the Fiberforce and Por-Rok products are sold to various distributors and retailers none of which account for more than 5% of the respective line of product sales. Novex does not anticipate that any one customer will account for ten percent or more of its annual sales in the coming fiscal year.

     m.   Raw Materials

     An important aspect of Novex's business is having an adequate supply of raw materials. The raw materials used in manufacturing the Por-Rok products are readily available in the United States and Canada. Novex currently purchases most of its raw materials from ten principal suppliers located in Canada and the United States and has access to numerous suppliers in the United States. The raw materials are purchased on an as needed basis and at market prices at the time of purchase. Novex does not anticipate that the prices and supplies of the raw materials will fluctuate substantially since the majority of the raw materials are commodity items such as sands and cement. Nor does Novex anticipate difficulty in obtaining these products if its relationship with one or more of its suppliers were to end. Novex further believes that the loss of any one supplier will not adversely affect Novex's business. Novex currently owns a substantial supply of the main component of its Adment product that it warehouses in its Mississauga facility and in a public commercial warehouse.

     n.   Intellectual Property Rights

     Novex received a certificate of registration for the use of the trademark "Novacrete" from the Canadian Intellectual Property Office on June 15, 1997. The Certificate remains in effect until June 5, 2012 and can be renewed by Novex. On March 3, 1998, Novex received a Certificate of Trademark Registration No. 2,140,062 to use the trademark "Novacrete" in the United States. The term of the U.S. trademark registration is for ten years. With Novex's acquisition of Por-Rok in August 1999, Novex acquired the registered trade names for all Por-Rok products currently being produced.

     Novex has not filed an application for a patent on its proprietary technology. The core technology that is used in each of Novex's products is not easily replicated. However, if patented the technology would ultimately become public information. Novex has developed internal controls to protect the confidentiality of its technology and does not believe that the lack of legal patent protection will impair its ability to effectively compete with other manufacturers of like products or cause Novex to incur unnecessary risk of loss of the technology. Even if Novex had patent protection over its technology, it still assumes the risk that a competitor may misappropriate the technology and then its only recourse would be to commence costly and time consuming litigation. The existence or absence of a patent poses no commercial disadvantage to marketing Novex's products.

     On an internal basis, any proprietary technology is maintained by the manager of research and development and Novex's senior management on a "need-to-know" basis in order to perform their jobs. By keeping all laboratory developments in close confidence Novex seeks to limit misappropriation of company secrets by employees or third parties. Previously, Novex had required that employees at the Mississauga facility dealing with the Novacrete Admixture sign confidentiality agreements. Although Novex had initially thought to require its Por-Rok employees to sign similar agreements relating to the Por-Rok products, upon reconsideration, the company has determined it will not require them to sign confidentiality agreements since these products have been manufactured for up to 40 years under previous management without confidentiality agreements in place.

     Novex has learned that other companies have been issued a trademark for the name "Novex". We do not believe that our company will be injured by these uses of the name Novex nor do we consider our use of the name Novex to be an infringement upon any of these trademarks since these trademarks relate to companies, goods and services which are entirely distinguishable and unrelated to the construction products industry. Even if Novex were required to change its corporate name, this would not diminish our sales since our products are marketed under the brand names "Por-Rok" and "Fiberforce". These product names are protected by registered trademarks in the United States, Canada and the United Kingdom.

     o.   Novex's Working Capital Requirements To Operate Its Business

     Novex has historically experienced cash flow fluctuations that track the seasonal fluctuations in its business due to the construction slowdown in the winter months. In the fiscal years 1998 and 1999 Novex experienced negative cash flow and required financing from outside sources to sustain its business operation. From March to October Novex will experience its highest level of working capital requirements to sustain higher levels of inventory to meet the anticipated demand for finished products during these months. With the slowdown of construction in the winter months Novex anticipates it will generally require less than two-thirds of the amount of working capital, since sales will likely decrease to this level of average monthly sales in the peak months. For the period ending May 31, 1999 Novex experienced a fluctuation in its working capital requirements since it was just emerging from the development stage and only owned the Fiberforce product line for two months before the winter slowdown period. However, for the fiscal year ending May 31, 2000, Novex expects to experience less fluctuations in its working capital requirements to finance its operations due to the less seasonal nature of the Por-Rok products as well as the $750,000 revolving line of credit that Novex now has with Dime Commercial Corp.

     To cover its working capital requirements in 1999, Novex sold a 10% Debenture in February 1998 of $550,000. Had Novex been unable to sell the debenture and notes to generate working capital, it would have had a substantial negative cash flow and would likely have had to formally reorganize or cease its operations. In the fiscal year 1999 the net cash used in Novex's operations including investing activities was approximately $1.4 million. This amount was needed to fund Novex's expansion of its operating facility and for operating expenses for such as rent, payroll, new operating equipment, raw materials, research and development, professional fees and trade debts.

     On September 4, 1998 Novex sold a 9% $800,000 Debenture that matures on September 4, 2000 and a warrant to purchase 1,500,000 shares of common stock at $.45 per share for a period expiring on September 4, 2000. From these proceeds Novex used $610,000 to purchase ARM PRO and reserved the remaining $190,000 for working capital and transaction expenses. Upon closing the ARM PRO transaction, pursuant to the definitive purchase agreement, ARM PRO was required to have approximately $175,000 of cash, $100,000 in account receivable, $100,000 in inventory and total liabilities not to exceed $50,000.

     To further offset its working capital demands in 1999, Novex also secured a $250,000 bridge loan from a shareholder to cover the cash shortfall and entered into a factoring agreement with Montcap Financial Corporation which also provided Novex with $70,000 note that is secured by equipment located at its Mississauga facility.

     Although Novex's general credit policy is to invoice customers on a thirty day payment basis, to encourage customers to take larger volume orders Novex may, in limited circumstances, allow for payment of an invoice in sixty days. In addition, although invoices are stated as being due in thirty days, it is fairly common practice in the construction products industry for contractor customers to pay over a 45-day period. This delay results from the contractor having to submit invoices for work completed which includes the cost of materials used on the project. Although Novex will be very aggressive in allowing extending payment terms to customers where it will result in additional sales of Novex's products, extended payment terms will generally be discouraged.

     p.   No Backlog Orders

     Novex does not have any backlog orders.

     q.   Government Contracts

     Novex does not have any material contracts with the Government or any government agency and therefore does not have any exposure to these types of agreements.

     r. Financial Information About Foreign and Domestic Operations and Export Sales.

     Although Novex manufactures some of its products through a wholly-owned operating subsidiary located in Canada it does not believe that it will be subject to any material risks attendant with it being a foreign operation. The Canadian government is stable and democratic and Novex does not foresee any changing conditions that would adversely impact Novex. (See Financial Information about Industry Segments). To the contrary, with the recent reduction of the Canadian dollar to the U.S. dollar, Novex has benefitted by preferential exchange rates and lower cost of operations.

     s.   Novex's Research and Development Activities

     In each of the past three fiscal years Novex has incurred expenses relating to the research and development of its Adment product and Concrete Repair Products that were formerly marketed as Novacrete and which are now being marketed under the Por-Rok tradename. In fiscal year 1999, Novex spent approximately $30,000 on fees payable to outside independent testing laboratories that were engaged to conduct various testing procedures to improve the Novacrete products. We further incurred approximately $60,000 in expenses for personnel and laboratory equipment. In fiscal year 1998 Novex spent approximately $40,000 on fees payable to outside testing laboratories to advance testing of its Novacrete products. Other than for a brief period in 1997 in which Novex employed the services of a cement technology consultant for approximately three months, Novex did not have any technical personnel on staff from January, 1997 through February, 1998 to conduct research and development on new products. In 1996, Novex spent less than $20,000 on fees payable to outside testing laboratories to advance testing of its Novacrete products and an old formulation for a Novacrete Fast-Set product that Novex has since abandoned and replaced with a new formulation to be marketed under the name Por-Rok.

     t.   Environmental Compliance

     Novex does not manufacture products or use raw materials in its products that are deemed to be subject to rules or regulations relating to the discharge of certain materials into the environment. Although Novex has installed a compressed-air dust control system in its facilities to maintain a higher quality of air in its operating plant this system is not mandatory. The system installed in Novex Canada cost Novex approximately $20,000 and operates during the processing of certain products that contain raw materials having a very low density and have the physical characteristics of dust-like particles.

     As part of the Por-Rok acquisition, a Phase I Environmental Compliance Review was conducted at the Clifton, New Jersey plant. No material findings were reported. The Clifton plant also has a dust collection system.

     With each shipment of product, Novex issues a material safety and data sheet (MSDS) which describes the product and its components and precautionary measures when using the product. Since Novex's products are environmentally safe, unless new regulations are adopted by the governments of Canada or the United States, we expect to expend a nominal percentage of its operating budget on environmental compliance for the next fiscal year and for the foreseeable future.

     u.   Novex's Future Operations

     Although an integral component of Novex's business plan and future growth will be the acquisition of targeted companies and product lines in the building materials industry, Novex's operating strategy will also include the following initiatives:

     o    Consolidation of Manufacturing Operations

          With the closing of the Por-Rok transaction, Novex transferred the manufacturing of its Novacrete products from its Novex Canada operating facility to Por-Rok's 25,000 square foot facility located in

     Clifton, New Jersey. Por-Rok's fully-integrated manufacturing plant has the capacity to manufacture approximately 2 million lbs. of product per month on a single shift, which translates into roughly $8 million per annum in sales. The Mississauga facility is capable of producing 750,000 lbs. of Fiberforce products. Although, Novex has the capacity to produce this quantity of product, this does not mean that it will sell all that the company can produce. It only means that Novex would not have to make a major capital investment until it achieves approximately $16 million in sales of its Por-Rok products and about $1.5 million is sales of its Fiberforce product. Currently Por-Rok manufacturers 5.5 million lbs. of product annually, or $1.8 million in revenues per annum and Fiberforce manufactures approximately 325,000 lbs. of product annually, or approximately $485,000 in revenues per annum.

          By shifting the Novacrete product manufacturing to the Por-Rok facility, Novex will have adequate space in its Novex Canada facility to inventory Por-Rok and Fiberforce products for distribution throughout eastern Canada. The Por-Rok facility will also be used to warehouse Fiberforce fiber inventory that will be distributed in the United States. This arrangement will enable both facilities to serve as distribution centers for all Novex products and will allow for each facility and its personnel to specialize in the manufacturing of select products.

     o    Novex's Plan to Increase Sales

          Novex will seek to expand its sales and its customer base through a number of initiatives each of which is discussed in detail in this section.

          Systems Approach to Selling Building Materials

               In 1998, Novex conducted extensive "hands-on" market research which has become the underlying basis for Novex's "systems approach" to marketing building materials. This research revealed that the usual concrete repair project, such as the repair of a worn floor of a large industrial plant, could require the use of several products including a surface bonding agent, a durable concrete repair product, a floor hardener or smoother topping product, and possibly a cure or sealing product to further protect the installation from damage from water and chemicals. Through its research, Novex learned that end-users prefer to use products that are compatible with one another and that are backed by the warranty of one manufacturer. As a result, they look to purchase complete repair "kits" from one manufacturer rather than to purchase isolated products from various manufacturers. To accommodate end-users who desire to purchase products in this manner, distributors of building materials prefer to stock the products of manufacturers that produce a full line of products that can be used together.

               Several of our competitors already offer complete "kits" to repair damaged concrete, a floor or a wall. Therefore, responding to market preferences and competitive forces, Novex's foremost goal this year will be to grow and diversify its product line. By offering all the products as a complete repair system under one warranty, Novex believes it will increase sales to end-users of all products as well as attract stocking distributors that prefer to handle complete product lines. Growing through acquisitions (versus solely by research and development) will shorten the time period needed to achieve this goal, and will provide Novex with the advantage of marketing compatible products together with those that have already gained commercial acceptance.

          One Label, One Store

               "One Label, One Store" essentially means that Novex will be offering a diversified line of products that can be used together under one warranty and all of Novex's products will be available in most locations. The program will be offered to the 300+ outlets that currently distribute Por-Rok products and to new distributors and retail outlets that Novex will be pursuing.

          One stop shopping will benefit the customer and the distributor alike by eliminating the customer's need to source products at various locations. By purchasing a wider array of products from one manufacturer, distributors will satisfy their customers' demands, eliminate the logistics of stocking multiple vendors and obtain volume discounts.

               Novex first introduced the One Label, One Store program to The Home Depot and has received approval to begin marketing its Fiberforce line of products in five Home Depot stores in Ontario, Canada as soon as Novex can complete a packaging design for retail distribution. Novex currently packages its Fiberforce products in bags of 1lb. or larger for distribution to ready-mix producers.

               To encourage early participation in the One Label, One Store program Novex will:

               o offer early entry price discounts for distributors that purchase additional products from Novex;

               o arrange pre-scheduled store visits to demonstrate to the distributors' customers and employees the benefits of the new products;

               o provide point-of-purchase (POP) displays and other marketing materials to assist the distributors' sale of the new products; and

               o coordinate mailings of marketing pieces on the One Label, One Store program to the distributors's customers.

               The existing line of Por-Rok products is sufficient to implement the One Label, One Store program since most retail customers, i.e. the "do-it-yourself" customers, do not typically have the need, experience or skill to work with the more sophisticated construction products required by professional contractors. The Por-Rok product line currently consists of six products, including a relatively new product called Levelon, that can be used for most home repairs and maintenance including indoor floor and wall repair as well as for outside uses such as repair of concrete sidewalks, driveways, patios and to install poles and railings.

               Before the One Store, One Label program can be offered to distributors of building materials, however, the product line will need to include a line of curing and sealing products, epoxy-based products, cement-based and latex waterproofing products and some additional flooring products. It is Novex's intention to add these products to its line by way of acquisition. Assuming an acquisition could be completed before the end of its fiscal year, this program could be implemented on the distribution side by the end of this calendar year. If we are unable to add the desired products to our line by way of acquisition, our ability to implement the one store, one label program could be delayed for a period of up to two years.

               Both retail and distributor programs will require additional marketing material such as direct mailers and promotional materials that can be delivered with the products or by sales representatives. The costs associated with producing these materials is estimated to be $25,000- $30,000. We are unable to quantify the cost of acquiring companies with complementary products since this would depend upon a multitude of factors including the types of products they offer, their revenues, market share and distribution channels, and the size of their facilities, to name a few. For the immediate future, we would expect to finance any such transaction through outside financing rather than working capital. At present we do not have any financing in place nor would we seek any financing until an agreement had been reached with a potential target.

          Improve Por-Rok's Sales Organization

               Por-Rok currently markets its products by using the services of 25 manufacturing representatives. There are no full-time sales personnel to coordinate the sales and marketing function. Novex plans to dedicate one full-time salesperson to work with the 25 manufacturer's representatives to adequately train them on the Fiberforce and Por-Rok product lines, along with other products that Novex plans to acquire and develop internally. This salesperson will also make personal calls to each Por-Rok customer to promote the One Label, One Store program. In addition, the local manufacturer's representative will be responsible for obtaining new accounts in his territory, increasing sales of products to existing accounts in his territory and monitoring the sales activity of the Por-Rok and Fiberforce distribution outlets in his territory.

               In addition, Novex plans to hire a full-time salesperson in Canada and engage the services of one or two more manufacturing representatives to cover Eastern Canada. Novex currently uses a manufacturers' representative located in the Province of Alberta to cover principally the Alberta area as well as other locations in the western provinces of Canada.

          Performance Based Compensation

               Novex has increased the performance-based compensation of the 25 manufacturers' representative organizations that it acquired with Por-Rok. By increasing the actual percentage of sales that will be paid to sales personnel as commissions and by offering them the opportunity to participate in other performance-based compensation, Novex believes it will be offering the incentives needed to motivate its sales force and reduce attrition by developing long-term relationships with these individuals.

          Architect and Engineering Representative

               Novex plans to hire a technical salesperson to coordinate the introduction of Novex's products to architects, engineers and contractors that write specifications for construction projects. Having its products "specified" into a job will create product demand in that the contractor that is awarded the project is required to use the specified product. In addition, as Novex's products begin to appear in construction project specifications, distributors will become more interested in stocking Novex's products as the demand for the products increases.

          New Retail Channels

               As part of Novex's efforts to expand sales of products in all possible distribution channels, Novex will work aggressively to expand Por-Rok's existing retail base by offering promotional discounts to other regional hardware outlets and purchasing cooperatives along with "big-box" stores like The Home Depot and Lowe's.

          Advertising

               Novex intends to present to the construction industry and the consumer an ongoing marketing campaign. To achieve this, Novex will establish and maintain an advertising and marketing budget. The budget will be used primarily to participate in trade shows and trade journal advertising. Where possible, Novex will participate in cooperative advertising. Novex is also creating promotional materials and has formulated marketing plans to increase sales by Novex and other representatives throughout the U.S. and Canada.

          Future Acquisitions

               Novex is currently considering the acquisition of companies that would expand its product line into specialized flooring and concrete repair products, cures and seals, moisture protection products, specialized industrial grouts, bonding agents, and other accessory products.

     v.   Properties.

     In November 1999 Novex's principal executive offices were moved from 67 Wall Street, Suite 2001, New York, New York 10005, 212-825-9292 to 16 Cherry Street, Clifton, New Jersey 07014 973-777-2307, which is the location of the offices and manufacturing operation that Novex acquired from The Sherwin-Williams Company in August 1999. Upon closing that transaction, Novex became the owner of all the real property, buildings and personal property located at 16 Cherry Street, Clifton, New Jersey. The real property consists of a 1.58 acre tract of commercially-zoned land with three separate buildings. The main building is 15,000 square feet, of which 3,000 square feet is dedicated to office space and a reception area and the remaining 12,000 square feet is allocated to the manufacturing of Por-Rok products and the warehousing of certain raw materials. The other two buildings at the Por-Rok facility are approximately 5,000 square feet each and are used for warehousing supplies, raw materials and finished goods. In addition, there is another 10,000 square feet of undeveloped land that could be used to expand the manufacturing and warehousing capacity of this facility. This operating plant currently runs at approximately 25% of its capacity on a two shift level.

     The subletting agreement that Novex had entered into with Dowe, Capetanakis & Preite which is the primary tenant of Novex's former office on Wall Street, will end in February, 2000. Janet L. Dowe, the spouse of Daniel W. Dowe is a partner of the law firm Dowe, Capetanakis & Preite. Mr. Dowe has no affiliation with the firm. Total monthly payments under the lease agreement are approximately $3,500 subject to adjustment for office supplies and services. Management of Novex believes that the rent paid by it under this lease agreement is less than the fair market value of similar office space in the surrounding area.

     Novex's subsidiary, Novex Canada operates from a facility housing its executive offices and a 12,500 square foot manufacturing facility located at 2525 Tedlo Street, Unit B, Mississauga, Ontario, Canada L5A 4A8, 905-566-0716. This facility is divided into the three areas: 2,500 square feet is allocated to offices and a research laboratory; 4,000 square feet is dedicated to the manufacturing of Novex's Novacrete line of cementitious concrete repair products and the remaining 6,000 square feet is used to manufacture the Fiberforce line of polypropylene fibers and for inventorying finished goods. The Canadian facility is subject to a five year lease commencing on May 1, 1997 and expiring on April 30, 2002. There is no option to renew the lease. The annual lease payments are $62,500 (CAN). Management of Novex believes that the rent paid by it under this lease agreement is less than the fair market value of similar space in the surrounding area. This operating plant currently runs at approximately 30% of its capacity on a two shift level.

     Management believes that the facilities used by it in the operation of its business are adequately covered by insurance and are suitable and adequate for their respective purposes.

     w.   Number of Employees

     As of January 2000, Novex, on a consolidated basis, employed thirteen (13) full-time employees. Of the 13 employees, eight are located in Novex's principal executive offices and manufacturing facility in Clifton, New Jersey, and five are located at Novex's operating subsidiary, Novex Canada. Of the 13 employees, six persons are in management positions, six persons are in plant operations and one person occupies an administrative assistant position. With the Por-Rok acquisition, Novex now has a collective bargaining agreement with the plant personnel in Clifton. Novex has not experienced any work stoppages as a result of labor disputes and considers its employee relations to be good.

     x.   Legal Proceedings

     On August 12, 1997, a shareholder who was once a director and officer of Novex ("the Plaintiff") commenced an action against Novex and its former president, Mr. A. Roy Macmillan, to enjoin Novex from taking any action that would restrict the sale of up to 300,000 shares of common stock that he allegedly owns and for the costs he will incur to conduct the lawsuit. He has not asked for, nor does Novex expect him to ask for, damages. The Plaintiff has since named Novex's current president, Mr. Dowe, in the lawsuit. The Plaintiff has no other affiliation with Novex other than for being a shareholder. The plaintiff submitted a motion for summary judgment which the court denied. Novex has raised several defenses to this action and believes that plaintiff's claims are without merit. Novex has also asserted multiple counterclaims against the plaintiff and, in December, 1999, it asserted multiple claims against two third-party defendants, Herbert Adams, a former consultant to the company, and Colin Raynor, a former director and former outside counsel to the company Novex has alleged that the plaintiff and the two third-party defendants (none of whom are presently affiliated with Novex) had caused the company to issue them stock for work that was never done and at a time when current management believes that fraudulent activities were being undertaken which caused the company's stock price to be overinflated. All three individuals are claiming that they received stock as compensation for services rendered. When Novex investigated the matter it found virtually no records of any tangible service. Their actions and omissions caused the U.S. Securities and Exchange Commission in or about 1997 to commence an investigation of the company, then known as Stratford Acquisition Corp. It is Novex's understanding that the investigation is still pending and the Company has no information as to what action, if any, the SEC may take pursuant to the investigation. Mel Greenspoon vs. Stratford Acquisition Corporation, et. al., Ontario Court (General Division), Index No. 97-CV-126814.

                                   MANAGEMENT

     The following provides certain information concerning the directors and executive officers of Novex and its subsidiaries as of the filing of this registration statement.

Name                               Age              Position(s) Held*
----                               ---              ----------------

William K. Lavin                   56               Chairman, Secretary

Daniel W. Dowe                     38               Director, President
                                                    and Chief Executive Officer

Douglas  Friedenberg               48               Director, Treasurer

Edward J. Malloy                   64               Director


* At the annual shareholders meeting held on April 29, 1999, Messrs. Friedenberg and Dowe were elected to serve as directors for a period of three years; Mr. Lavin for a period of two years and Mr. Malloy for one year.

William K. Lavin. Mr. Lavin became a director in October, 1997 and currently operates his own consulting business that he formed in 1994. Before forming his firm, he was Chief Executive Officer of Woolworth Corporation (renamed "Venator") from 1993 to 1994 and immediately before that position he served as Woolworth's Chief Administrative and Financial Officer. Mr. Lavin also serves on the board of directors of the Allegheny Corporation (NYSE:Y) and Chicago Title Corporation (NYSE:CTZ).

Daniel W. Dowe. Mr. Dowe became a director in March, 1997, Acting President on November 17, 1997 and President and Chief Executive Officer on April 1, 1998. Mr. Dowe has agreed to serve in this capacity for a three year period pursuant to a written employment agreement and will have an option to serve for an additional three year period. He was the founder of Dowe & Dowe, a New York City-based law firm that provided legal services to Novex. From 1993 to November 17, 1997, Mr. Dowe practiced corporate and securities law at his firm. From 1990 to 1993, Mr. Dowe was an associate with Donohue & Donohue, a New York City-based law firm concentrating on international trade matters. Before practicing law, he was employed by Alliance Capital Management Company, Salomon Brothers (Salomon Smith Barney, a division of Citigroup, Inc. ) and J.P. Morgan Bank.

Douglas S. Friedenberg. Mr. Friedenberg has been a director of Novex since November, 1996 and is currently employed as a financial advisor with American High Growth Co. He has been the President of Firebird Capital Management, a financial advisory firm, since March, 1993. In 1991, he co-founded and became President of Unicorn Capital Management, an investment management firm. From 1983 to 1991, he managed private investment portfolios for Morgan Stanley, Inc., a large New York City-based investment banking firm. Mr. Friedenberg also serves as a Director of Datametrics Corporation (AMEX:DC).

Edward J. Malloy. Mr. Malloy became a director of Novex in January, 1998. Since 1993 he has been President of the Building and Construction Council of Greater New York. Mr. Malloy represents the interests of over 200,000 laborers involved in the building trades in the Greater New York City area. He is responsible for developing building projects in both the public and private sectors to ensure an adequate level of work for his union members. Mr. Malloy brings to Novex an extensive level of contacts and industry experience.

Committees of the Board of Directors

     The Board of Directors does not have a standing audit or nominating committee or any other committees performing similar functions. Novex does have a compensation committee consisting of Messrs. Lavin, Friedenberg and Malloy (the "Compensation Committee") which had one meeting in each of the fiscal years ending May 31, 1998 and 1999. The Compensation Committee is responsible for assuring that the officers and key management of Novex are effectively compensated in terms of salaries, incentive compensation and benefits which are internally equitable and externally competitive. The Compensation Committee is responsible for setting the compensation of the executive officers.


Executive Officers

     At present, Mr. Dowe is Novex's only executive officer inasmuch as its chief financial officer has recently left the company. As a result, Mr. Dowe is now handling all financial matters with certain bookkeeping and administrative duties being performed by clerical workers and certain accounting and tax-related matters being performed by outside professionals.


Executive Compensation

     The following table shows all remuneration in excess of $100,000 paid by Novex and its subsidiaries through May 31, 1999, to all directors and officers:

                                     Table 1

                                                    Summary Compensation Table
                                                    --------------------------
                                                                                    Long-Term Compensation
                                 Annual compensation                                Awards         Payouts
                                 -------------------                                ------         -------
                                                                              Securi-
                                                                                ties
Name                                               Other                      Underly-                    All
and                                                Annual       Restrict-      ing                       Other
Princi-                                            Compen-      ed Stock      Options        LTIP        Compen-
pal                Fisc.      Salary    Bonus      sation       Awards         SARs         Payout       sation
Position           Year         ($)      ($)         ($)          (#)          (#)            ($)         ($)
-------------------------------------------------------------------------------------------------------------------
Daniel
Dowe
President           1999     $180,000
(1)(2)(3)(4)        1998     $  89,850                         432,357     575,924
                    1997     n/a

(1) From November 17, 1997 through March 31, 1998, during which time Mr. Dowe served as interim president of Novex, he earned $52,500 in cash compensation. Commencing April 1, 1998, Mr. Dowe became an employee of Novex at an annual salary of $180,000. In the fiscal year ending May 31, 1999, Mr. Dowe received $150,000 in cash compensation and deferred the remaining $30,000 until Novex closed the Por-Rok transaction. As of the filing of this registration statement, Novex has paid to Mr. Dowe the balance of the deferred compensation. In addition, Mr. Dowe made an interest-free loan to Novex of $30,378 in the fiscal year 1999 to cover working capital shortfalls. None of the loan has been repaid as of the date of this registration statement. Mr. Dowe does not receive any additional remuneration for serving as a director.

(2) Before becoming an employee of Novex, Mr. Dowe received 64,857 shares of common stock in payment for $22,700 of legal services rendered to Novex through November 17, 1997. From November 17, 1997 through March 31, 1998, during which time Mr. Dowe served as interim president of Novex, he earned 97,500 shares of common stock. When Mr. Dowe became an employee of Novex, he received 270,000 shares of common stock representing 30,000 shares per month for the remainder of the calendar year.

(3) On June 25, 1997, Novex issued an aggregate of 1,727,772 stock options to its directors as an incentive for future performance. Of these options, Mr. Dowe received 575,924 options. The stock options were exercisable when issued at the then current market price of $.35 per share and will expire on June 25, 2002.

(4) On April 1, 1998, Novex entered a three-year employment agreement with Mr. Dowe providing for an additional three years at his option and a minimum annual salary of $180,000 which the Compensation Committee reviews annually. As of the date of this registration statement, the Agreement has been amended to include a payment from Novex to Mr. Dowe in the amount of

     $800,000 if a Change of Control were to occur on or before November 10, 2000. The term "Change of Control" is defined in the Agreement as:

     (i) termination of Mr. Dowe's employment by Novex for reasons other than for cause;

     (ii) a significant reduction by Novex of his position, duties or responsibilities;

    (iii) the removal and/or replacement or any increase in the number of directors of Novex which removal, replacement or increase shall result in a change of 50% or more of the current board of directors, or

     (iv) the accumulation or acquisition by any one shareholder or group of shareholders acting in concert resulting in that shareholder(s)' control over or beneficial ownership of 40% or more of Novex outstanding capital stock.

Director Compensation

     Except for Mr. Dowe, the three remaining directors receive $2,500 per quarter for services rendered as directors of Novex which is paid in restricted common stock based on the average bid and closing price of Novex's common stock on the last trading day for the months ending March, June, September and December. In addition, each non-employee director receives an additional $10,000 per annum, payable in equal quarterly installments if the director is a member of a committee of the board of directors that actually meets during the quarterly period. During the fiscal year 1999, there were no committee meetings.

Limitations of Liability and Indemnification of Directors and Officers

     Novex's Certificate of Incorporation and By-Laws require Novex to indemnify its officers and directors to the fullest extent permitted by New York law.

     New York law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) the unlawful payment of a dividend or unlawful stock purchase redemption; and (iv) any transaction from which the director derives an improper personal benefit. New York law does not permit a corporation to eliminate a director's duty of care, and this provision of Novex's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of duty of care. Accordingly, an officer or director will be indemnified in any proceeding if he acted in good faith and in a manner in which he reasonably believed to be in, or not opposed to, the best interests of Novex. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of Novex pursuant to the foregoing provisions, Novex has been advised, however, that in the opinion of the Commission, the indemnification described above is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by Novex of expenses incurred or paid by a director, officer, or controlling person of Novex in the successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered and offered under this Prospectus, Novex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy and will be governed by the final adjudication of the court.

     Novex has and will enter into indemnification agreements with each of its current and future directors and officers which provide for indemnification of, and advancing of expenses to, such persons to the greatest extent permitted by New York law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancing of expenses are discretionary under New York law. Novex believes that the limitation of liability provisions in its Certificate of Incorporation and its By-Laws and the indemnification agreements will facilitate Novex's ability to continue to attract and retain qualified individuals to serve as directors of Novex.

     Novex's Certificate of Incorporation authorizes Novex to purchase and maintain insurance for the purposes of indemnification. Novex has obtained the insurance on reasonable terms, although there can be no assurance that Novex will be able to maintain the insurance on reasonable terms in the future. Except as set forth elsewhere in this Prospectus (See "Description of Business--Legal Proceedings"), there is no pending litigation or proceedings involving any director, officer, employee or agent for which indemnification will be required or permitted under Novex's Certificate of Incorporation, By-Laws or indemnification agreements. Novex is unaware of any threatened litigation or proceeding which may result in a claim for indemnification.

                      PRINCIPAL SHAREHOLDERS - COMMON STOCK

     The following table shows the amount of common stock owned as of January 10, 2000 by each director and officer and affiliate and by all directors and officers as a group. Each individual has beneficial ownership of the shares some of which are subject to unexercised stock options and stock warrants held by him, and each individual has sole voting power and sole investment power with respect to the number of shares beneficially owned:

                                     Table 1

                 Security Ownership of Certain Beneficial Owners
                                  (Management)

                                        Amount and Nature
Name and Address                          of Beneficial      Percent of
of Beneficial owner (1)                   Ownership(2)        Class(2)
-------------------------                   ---------          -----

Douglas Friedenberg,                        2,858,077          11.87%
Director, Treasurer(3)

Daniel W. Dowe                              3,445,658          14.31%
Director, President,
Chief Executive Officer(4)

William K. Lavin                              295,316           1.23%
Chairman, Secretary(5)

Edward J. Malloy                              255,316           1.06%
Director(6)
                                            ---------          -----

All Directors and Officers
as a group                                  6,859,367          28.47%
                                            ---------          -----


(1) The address for Messrs. Friedenberg, Dowe, Lavin, and Malloy is 16 Cherry Street, Clifton, New Jersey 07014.

(2) The class includes stock options and stock warrants granted to the directors and officers before January 10, 2000 which are deemed by Novex to be acquirable by the beneficial owner within 60 days of the date of this offering memorandum by exercise of the option or warrant. As of January 10, 2000 there were 21,987,738 shares issued and outstanding, 24,084,527 on a fully diluted basis. Percentages are stated on a fully diluted basis.

(3) Mr Friedenberg and various entities for which Mr. Friedenberg exercises sole voting and investment power as investment advisor presently hold an aggregate of 2,553,077 shares of common stock. Certain of the entities have the right to acquire beneficial ownership of an aggregate of 305,000 additional shares upon the exercise of 305,000 Class B warrants held by the entities.

(4) Mr. Dowe presently owns 2,869,734 shares of common stock (of which Mr. Dowe purchased 2,437,377 shares of common stock from Little Wing, L.P. for $500,000 which is payable by a 10% promissory noted maturing on November 4,
     2000) and has the right to acquire beneficial ownership of 575,924 additional shares upon exercise of an equal number of common stock options.

(5) Mr. Lavin presently owns 95,316 shares of common stock and has the right to acquire beneficial ownership of 200,000 additional shares upon exercise of an equal number of common stock options.

(6) Mr. Malloy presently owns 55,316 shares of common stock and has the right to acquire beneficial ownership of 200,000 additional shares upon exercise of an equal number of common stock options.

     Set forth below is certain information about the only shareholder known by Novex (other than Mr. Friedenberg and his affiliated companies) to be a beneficial owner of more than 5% of the outstanding Common stock of Novex as of the January 10, 2000:

                                     Table 2

                 Security Ownership of Certain Beneficial Owners
                                (Non-Management)

Name and Address                Amount and Nature           Percent
of Beneficial Owner             Beneficial Ownership        of Class(1)
--------------------            --------------------        --------

Parker Quillen                  5,041,569                   20.93%
c/o Quilcap Corporation
375 Park Avenue
Suite 1404
New York, New York

(1) As of January 10, 2000 there were 21,987,738 shares issued and outstanding, 24,084,527 on a fully diluted basis. Percentage is stated on a fully diluted basis.

                              CERTAIN TRANSACTIONS

     On June 25, 1997, Novex issued an aggregate of 1,727,772 common stock options to its directors as an incentive for future performance. Of these options, Mr. Roy MacMillan (the former president of Novex), Mr. Dowe and Mr. Friedenberg each received 575,924 common stock options. The options were exercisable when issued at then current market price of $.35 per share and will expire on June 25, 2002. As part of his severance from Novex, Mr. MacMillan agreed to waive his option to purchase 575,924 shares of common stock. In August 1999, to facilitate the raising of the acquisition financing, Mr. Friedenberg voluntarily agreed to the cancellation of his 575,924 common stock options.

     Before becoming an employee of Novex, Mr. Dowe received 64,857 shares of common stock in payment for $22,700 of legal services rendered to Novex through November, 1997. From November 17, 1997 through March 31, 1998, during which time Mr. Dowe served as interim president of Novex, he earned $52,500 in cash compensation and received 97,500 shares of common stock. When Mr. Dowe became an employee of Novex, he received 270,000 shares of common stock representing 30,000 shares per month for the remainder of the calendar year.

     As directors of Novex, Messrs. Friedenberg, Lavin and Malloy receive $2500 per quarter for services rendered as directors of Novex which is paid in restricted common stock based on the average bid and closing price of Novex's common stock on the last trading day for the months ending March, June, September and December.

     Mr. Friedenberg does not receive a salary, but from time to time is compensated by Novex for services rendered on various financial projects. In addition to serving as an unpaid director of Novex, Mr. Lavin, or his consulting firm WKL, Inc. receive compensation for services rendered to Novex for various acquisition projects.

     In December 1998, Novex entered into a subletting agreement with Dowe, Capetanakis & Preite for the use of approximately 1,600 square feet of office space located at 67 Wall Street, Suite 2001, New York, New York. Mr. Dowe's spouse, Janet L. Dowe is a partner in the law firm Dowe, Capetanakis & Preite. The subletting agreement will end in February 2000. During the period December 1998 through January 2000, the monthly rent under the lease agreement was approximately $3,500, after adjustment for office equipment, supplies and services. Management believes that the rent paid by Novex under this lease agreement is less than what it would have been required to pay for similar premises within the area in which Novex's executive offices were located.

     In addition, the law firm of Dowe Capetanakis & Preite occasionally provides legal services to Novex. Any payments to Dowe, Capetanakis and Preite for services rendered to Novex must be approved by the Board of Directors, except for Mr. Dowe who is not entitled to vote on these matters.

     In May 1999, Mr. Daniel Dowe made an interest free loan to Novex in the amount of $30,378 to provide it with cash flow during the operating deficit that occurred during the last quarter of fiscal 1999. Novex expects to repay Mr. Dowe during the third and fourth quarters of fiscal 2000.

     With respect to the foregoing transactions, Novex believes that the terms of these transactions were as fair to Novex as could be obtained from an unrelated third party. Future transactions with affiliates including loans will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent disinterested members of the board of directors.

                            DESCRIPTION OF SECURITIES

Common Stock

     The authorized capital stock of Novex consists of 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. The number of shares of common stock issued and outstanding as of May 31, 1999 and May 31, 1998 were 15,250,771 and 11,965,646, respectively. On a fully diluted basis, the number of shares of common stock issued and outstanding on May 31, 1999 and on May 31, 1998 was 20,918,047 and 15,695,422, respectively.

     Immediately before this registration statement, there were 21,987,738 shares of common stock issued and outstanding. Of the 21,987,738 shares:

     o 10,146,721 were issued to 12 accredited investors in Novex's private placement of shares of common stock which occurred between March 1997 and September 1999;

     o 585,114 were issued to officers, directors and employees of Novex between November 1997 and September 1999;

     o 64,857 were issued as compensation for services rendered by Mr. Dowe before he became interim president in November 1997; and

     o 1,000,000 were issued to The Sherwin-Williams Company in August 1999 in partial exchange for providing Novex with acquisition financing.

The balance of 10,191,046 shares are held by approximately 1200 shareholders holding stock in record and nominee name.

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferential rights with respect to any outstanding Preferred Stock (of which there is none issued as of the filing of this registration statement), holders of common stock are entitled to receive ratably whatever dividends the Board of Directors may declare to be payable out of funds specified for that purpose. If Novex were to be liquidated, dissolved or wound up, holders of common stock would be entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights. They would have no right to convert their common stock into any other securities. All shares of common stock have equal, non-cumulative voting rights, and have no preference, conversion, exchange, preemptive or redemption rights. The outstanding shares of Common are fully paid and nonassessable.

     Novex's common stock, $.001 par value, is traded on the Over-the-Counter ("OTC") Bulletin Board operated by the National Association of Securities Dealers under the ticker symbol "HARD". The table below presents the high and low closing bid prices for each of the first two quarters of the fiscal year ending May 31, 2000 the four quarters in the fiscal year ending May 31, 1999 and May 31, 1998, respectively. The quotations reflect interdealer prices without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. Novex's common stock became actively traded in July, 1995. On January 28, 2000, the closing bid price was $.18. Novex has paid no cash dividends in the fiscal year ended May 31, 1999 and does not expect to change its dividend policy in the foreseeable future.


                     Quarterly Common Stock Bid Price Ranges

    Quarter              High                 Low       Last Day of Quarter
    -------              ----                 ---       -------------------
    1st                  $.32                 $.31      August 31, 1999
    2nd                  $.19                 $.17      November 30, 1999

    Quarter              High                 Low       Last Day of Quarter
    -------              ----                 ---       -------------------
    1st                  $.50                 $.27      August 31, 1998
    2nd                  $.36                 $.19      November 30, 1998
    3rd                  $.20                 $.13      February 28, 1999
    4th                  $.38                 $.13      May 31, 1999

    Quarter              High                 Low       Last Day of Quarter
    -------              ----                 ---       -------------------
    1st                  $.43                 $.24      August 31, 1997
    2nd                  $.52                 $.25      November 30, 1997
    3rd                  $.28                 $.19      February 28, 1998
    4th                  $.77                 $.20      May 31, 1998

     Novex may, but has not, entered into any agreements with market makers to make a market in Novex's common stock. In addition, any market making activity would be subject to the limits imposed by the Securities Act, and the Securities Exchange Act of 1934, as amended. For example, federal regulations under the Exchange Act regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or NASDAQ, priced at less than $5.00 per share, and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on NASDAQ that are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act. Therefore, during the time which the common stock is quoted on the NASDAQ OTC Bulletin Board at a price below $5.00 per share, trading of the common stock will be subject to the full range of the Penny Stock Rules. Under these rules, broker dealers must take certain steps before selling a "penny stock," which steps include: (i) obtaining financial and investment information from the investor; (ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor; and (iii) providing the investor a written identification of the shares being offered and in what quantity. If the Penny Stock Rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. Given the application of the comprehensive Penny Stock Rules it may be more difficult for broker-dealers to sell the common stock.

     Accordingly, no assurance can be given that an active market will always be available for the Common stock, or as to the liquidity of the trading market for the Common stock. If a trading market is not maintained, holders of the Common stock may experience difficulty in reselling them or may be unable to resell them at all. In addition, there is no assurance that the price of the Common stock in the market will be equal to or greater than the offering price when a particular offer of securities is made by or on behalf of a Selling Securityholder, whether or not Novex employs market makers to make a market in Novex's stock.

Class B Warrants

     At the time of this registration statement, there were issued and outstanding 675,365 Class B warrants of which:

     o 410,000 were issued to six (6) accredited investors in Novex's private placement of Class B warrants which occurred between June 1997 and July 1999;

     o 32,000 were issued to a financial consultant in October 1999 for services rendered; and

     o 233,365 were issued in August 1999 to Dime Commecial Corp. in partial exchange for providing Novex with acquisition financing.

     The Class B warrants registered in this registration statement and the other outstanding Class B warrants of Novex are governed by the terms of warrant agreements between Novex and each warrant holder. The following statements are brief summaries of certain provisions of the warrant agreements relating to the Class B warrants offered in this registration statement. Copies of a form of warrant agreement may be obtained from Novex and have been filed with the Commission as an exhibit to the registration statement of which this Prospectus is a part.

     o 305,000 Class B warrants are exercisable until February 1, 2000 into one (1) share of common stock per share at an exercise price of $.50 per share;

     o    5,000 Class B warrants are exercisable until January 25, 2001 into one
          (1) share of common stock per share at an exercise price of $. 20 per share;

     o 100,000 Class B warrants are exercisable until February 1, 2001 into one (1) share of common stock per share at an exercise price of $.30 per share;

     o 233,365 Class B warrants are exercisable until September 1, 2002 into one (1) share of common stock per share at an exercise price of $.25 per share; and

     o 32,000 Class B warrants are exercisable until October 20, 2002 into one (1) share of common stock per share at an exercise price of $.25 per share.

     The holder of each Class B warrant is entitled, upon payment of the exercise price as specified in the respective agreements, to purchase one share of Novex's common stock. Certain of the Class B warrants are subject to redemption upon 30 days written notice to the warrant holder at various prices, respectively. Unless previously redeemed, the Class B warrants are exercisable at any time until the close of business on the date before the date specified above. Additionally, one holder of certain Class B warrants has "put" rights with respect to its warrants and may demand that Novex purchase the warrants pursuant to the terms and conditions of the corresponding warrant agreement.

Common Stock Options

     At the time of this registration statement, there were issued and outstanding 1,185,924 common stock options of which:

     o 1,085,924 were issued to five (5) board members, officers, and employees of Novex during the period commencing June 1997 and ending September 1999; and

     o 100,000 to accredited investors in Novex's private placement of common stock options which occurred in September 1998.

     The common stock options registered in this registration statement and the other outstanding common stock options of Novex are governed by and subject to the terms of common stock option agreements between Novex and the option holder. The following statements are brief summaries of certain provisions of the option agreements relating to the common stock options offered in this registration statement. Copies of a form of option agreement may be obtained from Novex and has been filed with the Commission as an exhibit to the registration statement of which this Prospectus is a part.

     o 100,000 common stock options are exercisable until September 4, 2000 into one (1) share of common stock per option at an exercise price of $.45 per share;

     o 27,500 common stock options are exercisable until August 24, 2001 into one (1) share of common stock per option at an exercise price of $.50 per share;

     o 12,500 common stock options are exercisable until November 16, 2001 into one (1) share of common stock per option at an exercise price of $.30 per share;

     o 575,924 common stock options are exercisable until February 1, 2002 into one (1) share of common stock per option at an exercise price of $.37 per share;

     o 30,000 common stock options are exercisable until March 10, 2002 into one (1) share of common stock per option at an exercise price of $.38 per share;

     o 27,500 common stock options are exercisable until August 31, 2002 into one (1) share of common stock per option at an exercise price of $.30 per share;

     o 12,500 common stock options are exercisable until September 15, 2002 into one (1) share of common stock per option at an exercise price of $.30 per share;

     o 200,000 common stock options are exercisable until October 17, 2002 into one (1) share of common stock per option at an exercise price of $.40 per share; and

     o 200,000 common stock options are exercisable until January 15, 2003 into one (1) share of common stock per option at an exercise price of $.40 per share.

     The holder of each common stock option is entitled, upon payment of the exercise price as specified in the respective agreements, to purchase one share of Novex's common stock. Unless previously redeemed, the common stock options are exercisable at any time until the close of business on the date before the date specified above.

Transfer Agent

     The Transfer Agent, Conversion Agent and Registrar for the common stock and Warrant Agent is Signature Stock Transfer, Inc.

Registration Rights

     Novex has agreed to register the securities which are the subject of this registration statement pursuant to Novex's obligations under certain registration rights agreements and certain "piggyback" rights under the Class B warrant and common stock option agreements.

                       SECURITIES ELIGIBLE FOR FUTURE SALE

     If all of the outstanding Class B warrants and common stock options were exercised and the corresponding stock issued, Novex would have outstanding 24,084,527 shares of common stock. Not all of Novex's outstanding securities are being registered in this registration statement. Of the 24,084,527 shares of common stock which would be outstanding (assuming the exercise of all outstanding Class B warrants and common stock options), 13,657,981 are being registered in this registration statement. and will be freely tradeable without registration under the Securities Act following their offer and sale except for securities purchased by an affiliate of Novex.

     Upon the Effective Date of this registration statement, 2,121,401 shares shall remain restricted consisting of 1,870,901 outstanding shares of common stock, 63,000 outstanding Class B warrants (and the 63,000 shares of common stock into which the Class B warrants may be exercised), and 187,500 outstanding common stock options (and the 187,500 shares of common stock into which the options may be exercised). The unregistered securities may, however, under certain circumstances, be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the securities during the four calendar weeks prior to the date on which notice of the sale is filed with the SEC under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate of Novex and who has satisfied a two-year holding period.

     No prediction can be made as to the effect, if any, that sale or availability for sale of shares of common stock, Class B warrants or common stock options will have on the prevailing market price of the common stock. Prospective investors should be aware that the possibility of sales of substantial amounts of these securities in the public market could have a depressive effect on the prevailing market price of Novex's common stock.

                             SELLING SECURITYHOLDERS

     The registration statement of which this Prospectus forms a part relates to:

     -- the offer and sale by the selling securityholders of up to 11,796,692 shares of common stock of Novex Systems International, Inc.

     -- the offer and sale by certain holders of up to 675,365 Class B warrants and the 675,365 shares of common stock which Novex would issue to them if they were to exercise the warrants;

     -- the possible issuance by Novex of up to 675,365 shares of common stock if individuals or entities that purchase Class B warrants from the selling securityholders were to exercise the warrants;

     -- the offer and sale by the selling securityholders of up to 1,185,924 shares of common stock options and 1,185,924 shares of common stock which Novex would issue to them if they were to exercise the options; and

     -- the possible issuance by Novex of up to 1,185,924 shares of common stock if individuals or entities that purchase common stock options from the selling securityholders were to exercise the options.

     The shares of common stock underlying the Class B warrants and common stock options are offered by Novex for purchase only if a selling securityholder or a person who has purchased warrants and/or options from a selling securityholder exercises the warrants and/or common stock options in accordance with their terms.

Common Stock

     As of the filing of this registration statement, there were 21,987,738 shares of common stock outstanding. On a fully diluted basis, assuming all outstanding stock options and warrants to purchase common stock are exercised, Novex would have 24,084,527 shares of common stock issued and outstanding. The following table sets forth:

     o    the names and addresses of the selling securityholders,

     o their material relationship or position with Novex within the last three (3) years,

     o the number of shares of common stock owned by each selling securityholder, and

     o the percentage of shares of common stock held by each Selling Securityholder on a fully diluted basis.

Name/Address of                  Position/Office                    Class of             Amount of
Security Holder                  Material Relationship              Security Owned       Security Owned              Percentage
---------------                  ---------------------              --------------       --------------              ----------

William K. Lavin                 Director; Secretary                Common Stock              95,316                   0.40%
190 Beach 137th Street
Belle Harbour, NY  11694

Name/Address of                  Position/Office                    Class of              Amount of
Security Holder                  Material Relationship              Security Owned        Security Owned              Percentage
---------------                  ---------------------              --------------        --------------              ----------

Edward J. Malloy                 Director                           Common Stock              55,316                   0.23%
71 W. 23rd Street
Suite 501-03
New York, NY  10010

Douglas Friedenberg              Director, Treasurer                Common Stock              81,982                   0.34%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Douglas Friedenberg (IRA)        (See above)                        Common Stock             112,500                   0.47%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Peter Sosnkowski (IRA)           Investor                           Common Stock             310,735                   1.29%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Firebird Capital Management      Investor                           Common Stock              25,000                   0.10%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Firebird Overseas Ltd.           Investor                           Common Stock           1,027,537                   4.27%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Firebird Partners, Ltd.          Investor                           Common Stock             575,988                   2.39%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Euro-Dutch Trust Ltd.            Investor                           Common Stock             419,335                   1.74%
c/o American High Growth
725 Fifth Avenue, 24th Fl.
New York, NY  10022

Daniel W. Dowe                   Director; President                Common Stock             432,357                   1.79%
16 Cherry Street
Clifton, NJ  07014

The Sherwin-Williams Company     Secured Creditor                   Common Stock           1,000,000                   4.15%
101 Prospect Avenue N.W.
Cleveland, OH  44115

Name/Address of                  Position/Office                    Class of              Amount of
Security Holder                  Material Relationship              Security Owned        Security Owned              Percentage
---------------                  ---------------------              --------------        --------------              ----------
Little Wing L.P.                 Investor                           Common Stock           5,134,617                  21.32%
c/o Quilcap Corp.
275 Park Avenue, Suite 1404
New York, NY  10152

Little Wing Too, L.P.            Investor                           Common Stock             289,890                   1.20%
c/o Quilcap Corp.
275 Park Avenue, Suite 1404
New York, NY  10152

Trade Winds Funds L.P.           Investor                           Common Stock           2,054,439                   8.53%
c/o Quilcap Corp.
275 Park Avenue, Suite 1404
New York, NY  10152

Michael Capelli                  Investor                           Common Stock              10,000                   0.04%
150 East 85th Street, #5H
New York, NY  10028-2302

Edward J. Cushing                Investor                           Common Stock             146,680                   0.61%
c/o Lazard Frere & Co. LLC
30 Rockefeller Plaza
New York, NY  10020

M. C. MacDougall                 Employee                           Common Stock               5,000                   0.02%
8 Kings Court Crescent
Exeter, Ontario  N0M 1S1


Allan H. MacLean                 Employee                           Common Stock              20,000                   0.08%
9 Wedgewood Drive
Brantford, Ontario  N0R 6J2

Class B Warrants

     As of the filing of this registration statement, there were 738,365 Class B warrants outstanding. The following table sets forth:

     o    the names and addresses of the selling securityholders,


     o their material relationship or position with Novex within the last three (3) years,

     o the number of Class B warrants owned by each selling securityholder, and

     o the percentage of Class B warrants held by each Selling Securityholder on a fully diluted basis.

Name/Address of                    Position/Office               Class of                    Amount of
Security Holder                    Material Relationship         Security Owned              Security Owned        Percentage
---------------                    ---------------------         --------------              --------------        ----------

Firebird Overseas Ltd.             Investor                      Class B Warrants                 159,000             21.53%

Firebird Partners, Ltd.            Investor                      Class B Warrants                  90,000             12.19%

Euro-Dutch Trust Ltd.              Investor                      Class B Warrants                  56,000              7.58%

Dime Commercial Corp.              Secured Creditor              Class B Warrants                 233,365             31.61%
1180 Avenue of the Americas
Suite 510
New York, NY  10036

Ross Financial Services            Creditor                      Class B Warrants                  32,000              4.33%
230 Park Avenue
Suite 1440
New York, NY  10169

Michael Capelli                    Investor                      Class B Warrants                   5,000              0.68%

Edward J. Cushing                  Investor                      Class B Warrants                  50,000              6.77%

Wayne Peacock                      Investor                      Class B Warrants                  50,000              6.77%
4042 Post Road
Warwick, RI  02886

Common Stock Options

     As of the filing of this registration statement, there were 1,373,424 common stock options outstanding. The following table sets forth:

     o    the names and addresses of the selling securityholders,

     o their material relationship or position with Novex within the last three (3) years,

     o the number of shares of common stock options owned by each selling securityholder, and

     o the percentage of shares of common stock options held by each Selling Securityholder on a fully diluted basis.

Name/Address of                     Position/Office            Class of                  Amount of
Security Holder                     Material Relationship      Security Owned            Security Owned       Percentage
---------------                     ---------------------      --------------            --------------       ----------

William K. Lavin                    Director; Secretary        Stock Options                200,000           14.56%

Edward J. Malloy                    Director                   Stock Options                200,000           14.56%

Daniel W. Dowe                      Director; President        Stock Options                575,924           41.93%

Edward J. Cushing                   Investor                   Stock Options                 50,000           3.64%

John Fenlin                         Investor                   Stock Options                 50,000           3.64%
c/o Lazard Frere & Co. LLC
30 Rockefeller Plaza
New York, NY  10020

M. C. MacDougall                    Employee                   Stock Options                 55,000           4.00%

Raj Bhagrath                        Employee                   Stock Options                 55,000           4.00%
30 Black Locust Way
Brantford, Ontario  N3R 7C7

                              PLAN OF DISTRIBUTION

     After the Effective Date of this registration statement, the securities offered in this Prospectus will be registered under the Securities Act. Novex will be required, from time to time, to file post-effective amendments to this registration statement to maintain a current prospectus with respect to these securities. Novex has undertaken to file post-effective amendments and to use its best efforts to cause the post-effective amendments to become effective. If for any reason a post-effective amendment to the registration statement does not become effective or is not maintained with respect to the securities registered pursuant to this registration statement, the respective holders of these securities will be prevented from transferring the securities and/or exercising the Class B warrants or common stock options.

     After the Effective Date of this registration statement, the securities offered in this registration statement may be sold from time to time directly by the selling securityholders or through underwriters, dealers or agents. The distribution of securities by the selling securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of the securities as principals. The price of the securities may be the market prices prevailing at the time of sale, a price related to the prevailing market price or some other negotiated price. Selling securityholders may pay customary or specifically negotiated brokerage fees in connection with the sales of securities.

     The securities offered by the selling securityholders may be sold by one or more of the following methods, without limitation:

(a) a block trade in which a broker or dealer will attempt to sell the securities as agent for the selling securityholder. However he or she may purchase and resell a portion of the block for his or her own account to facilitate the transaction;

(b) purchases by a broker or dealer and resale by that broker or dealer for its account pursuant to this Prospectus;

(c) ordinary broker transactions and transactions in which the broker solicits purchasers, and

(d) in effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate.

     The selling securityholders and intermediaries through whom their securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the terms of the offering including:

     o    the number of shares being offered,

     o    the name or names of any underwriters, dealers or agents,

     o the purchase price paid by any underwriter for securities purchased from the selling securityholders and any discounts, commissions or concessions allowed, and

     o    the proposed Selling price to the public.

     Sales of securities by the selling securityholders or even the potential of sales would likely have an adverse effect on the market prices of the securities offered in this registration statement.

     Novex has agreed to pay substantially all the expenses incurred by the selling securityholders incident to the offering and sale of the securities offered by the selling securityholders to the public, but excluding any underwriting discounts, commissions or transfer taxes.

     Novex has agreed to indemnify certain selling securityholders against certain liabilities including liabilities under the Securities Act.


                                  LEGAL MATTERS


     Certain legal matters in connection with the registration statement of which this Prospectus is made part are being passed upon for Novex by Capetanakis & Preite, 67 Wall Street, Suite 2001, New York, New York 10005.



                                     EXPERTS

     The financial statements included in this registration statement have been examined and certified by Feldman Sherb Horowitz & Co., P.C., independent certified public accountants, as set forth in their report appearing elsewhere in this registration statement. The financial statements are included in reliance upon this report and upon the authority of said firm as experts in accounting and auditing. There has been no change in or disagreements with Feldman Sherb Horowitz & Co., P.C. on accounting or financial disclosures.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                               Page
                                                                                              ------
NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
      Independent Auditors' Report                                                              F-2
      Consolidated Balance Sheets as of May 31, 1999 and 1998
          and February 29, 2000 and February 28, 1999 (Unaudited)                               F-3
      Consolidated Statement of Operations for the nine
          months ended February 29, 2000 and February 28, 1999 (Unaudited)                      F-4
      Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
          for the years ended May 31, 1999, 1998 and 1997 and the
          nine months ended February 29, 2000 (Unaudited)                                       F-5
      Consolidated Statement of Cash Flows for the
          years ended May 31, 1999, 1998 and 1997 and the nine
          months ended February 29, 2000 and February 28, 1999 (Unaudited)                      F-6
      Notes to Consolidated Financial Statements                                              F-7-25
      Financial Statement Schedule - Valuation and Qualifying Acounts                          F-26

ARM PRO, Inc.
      Independent Auditors' Report                                                             F-27
      Balance Sheets as of May 31, 1998 and 1997 and
          September 16, 1998 (Unaudited)                                                       F-28
      Statement of Income for the years ended May 31, 1998 and 1997 and from June 1, 1998 to September 16, 1998 (Unaudited)
          and for the four months ended September 30, 1997 (Unaudited) F-29
      Statement of Cash Flows for the years ended May 31, 1998 and 1997 and for the period from June 1, 1998 to September 16, 1998 (Unaudited)
          and for the four months ended September 30, 1997 (Unaudited)                         F-30
      Notes to Financial Statements                                                           F-31-33

ALLIED/POR ROK
      Independent Auditors' Report                                                             F-34
      Statement of Assets Acquired as of August 13, 1999                                       F-35
      Statements of Revenues and Cost of Goods Sold
          for the years ended December 31, 1998 and 1997 and from January 1,
          1999 to August 13, 1999 (Unaudited)
          for the nine months ended September 30, 1998 (Unaudited)                             F-36
      Notes to Statement of Assets and Statement of Revenues
          and Cost of Goods Sold                                                              F-37-39

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
      Description of Unaudited Pro Forma Consolidated Financial Statements                     F-40
      Unaudited Pro Forma Consolidated Statement of Operations
          For the nine months ended February 29, 2000                                          F-41
      Unaudited Pro Forma Consolidated Statement of Operations
          For the year ended May 31, 1999                                                      F-42
      Notes to Unaudited Pro Forma Consolidated Financial Statements                           F-42

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Novex Systems International, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheets of Novex Systems International, Inc. and Subsidiary (formerly Stratford Acquisition corp. and subsidiary) as of May 31, 1999 and 1998 and the related consolidated statements of operations, changes in shareholders' equity (deficiency) and cash flows for the years ended May 31, 1999, 1998 and 1997. We have also audited the financial statement schedule on page F-26. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Novex Systems International, Inc. and Subsidiary (formerly Stratford Acquisition Corp. and Subsidiary) as of May 31, 1999 and 1998 and the consolidated results of its operations, changes in shareholders' equity (deficiency) and cash flows for the years ended May 31, 1999, 1998 and 1997 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.



                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                          --------------------------------------
                                          Feldman Sherb Horowitz & Co., P.C.
                                          Certified Public Accountants


New York, New York
September 8, 1999

                     NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                                CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                                                         May 31,
                                                                                February 29,   --------------------------
                                                                                   2000           1999          1998
                                                                                -----------    -----------    -----------
                                                                               (Unaudited)
CURRENT ASSETS:
      Cash and cash equivalents                                                 $     2,020    $     1,788         49,108
      Accounts receivable, net                                                      585,929         20,690          9,250
      Inventories                                                                   450,751        221,707        122,134
      Other receivables                                                                  --             --         17,367
      Prepaid expenses and other current assets                                      59,536          8,600          2,801
                                                                                -----------    -----------    -----------

           Total Current Assets                                                   1,098,236        252,785        200,660

PROPERTY, PLANT AND EQUIPMENT, net of
      accumulated depreciation and amortization                                   1,461,126         80,914        106,598

GOODWILL, net of accumulated amortization                                           842,758        316,300             --

OTHER ASSETS                                                                             --          6,059         11,282
                                                                                -----------    -----------    -----------

                                                                                $ 3,402,120    $   656,058        318,540
                                                                                ===========    ===========    ===========


                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
      Current portion of long term debt                                         $   217,670    $   393,548        520,470
      Due to factor                                                                  78,118         56,700             --
      Note payable                                                                1,281,351             --             --
      Bank line of credit                                                           601,172             --             --
      Accounts payable                                                              605,957        241,424        162,115
      Loans payable - shareholder                                                    31,925             --         37,000
      Accrued expenses and other current liabilities                                244,442        115,190             --
                                                                                -----------    -----------    -----------

           Total Current Liabilities                                              3,060,635        806,862        719,585
                                                                                -----------    -----------    -----------

COMMITMENTS AND CONTINGENCIES

LONG TERM DEBT, net of current portion                                              816,330        772,582             --

SHAREHOLDERS' DEFICIENCY:
      Common stock -  $0.001 par value,
           50,000,000 shares authorized,
           21,987,738, 15,250,771 and 11,965,646 shares
           issued and outstanding, respectively                                      21,987         15,251         11,966
      Additional paid-in capital                                                  5,710,516      4,408,753      3,542,039
      Accumulated deficit                                                        (6,207,348)    (5,347,390)    (3,955,050)
                                                                                -----------    -----------    -----------

           Total shareholders' deficiency                                          (474,845)      (923,386)      (401,045)
                                                                                -----------    -----------    -----------

                                                                                $ 3,402,120    $   656,058    $   318,540
                                                                                ===========    ===========    ===========



                 See notes to consolidated financial statements.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    Nine months ended
                                               ----------------------------                  Year ended May 31,
                                               February 29,    February 28,     -------------------------------------------
                                                   2000            1999            1999            1998            1997
                                               ------------    ------------    ------------    ------------    ------------
                                               (Unaudited)      (Unaudited)

NET SALES                                      $  1,390,412    $    220,842    $    321,311    $      9,073              --
COST OF GOOD SOLD                                   959,358          80,929         113,305           5,444              --
                                               ------------    ------------    ------------    ------------    ------------
GROSS PROFIT                                        431,059         139,913         208,006           3,629              --

SELLING, GENERAL AND ADMINISTRATIVE               1,027,423       1,009,963       1,389,259         999,282       2,310,397

                                               ------------    ------------    ------------    ------------    ------------
LOSS FROM OPERATIONS                               (596,364)       (870,050)     (1,181,253)       (995,653)     (2,310,397)
                                               ------------    ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSES):
      Interest income                                    --             333             335             409             314
      Interest expense                             (192,803)        (75,374)        (97,905)        (17,548)        (12,917)
      Amortization of debt discount                 (28,870)        (69,529)       (146,674)        (84,535)             --
      Foreign currency gain (loss)                  (41,921)         16,151          33,157         (15,267)         (3,144)
                                               ------------    ------------    ------------    ------------    ------------
           OTHER EXPENSES, net                     (263,594)       (128,419)       (211,087)       (116,941)        (15,747)
                                               ------------    ------------    ------------    ------------    ------------

NET LOSS                                       $   (859,958)   $   (998,469)   $ (1,392,340)   $ (1,112,594)     (2,326,144)
                                               ============    ============    ============    ============    ============

NET LOSS PER COMMON SHARE, basic and diluted   $      (0.04)   $      (0.08)   $      (0.10)   $      (0.10)          (0.24)
                                               ============    ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
      OUTSTANDING, basic and diluted             20,818,206      13,194,542      13,720,171      11,472,508       9,590,212
                                               ============    ============    ============    ============    ============

                See notes to consolidated financial statements.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)



                                                                                                                           Total
                                                                  Common Stock           Additional                   Shareholders'
                                                          -------------------------       Paid-in      Accumulated       Equity
                                                            Shares         Amount         Capital         Deficit     (Deficiency)
                                                          -----------    -----------    -----------    -----------    -----------

BALANCE, June 1, 1996                                       7,801,950    $     7,802    $   975,494    $  (516,312)   $   466,984

      Sale of common stock                                  1,513,500          1,514        266,015             --        267,529
      Issuance of common  stock
          for services                                        626,531            627      1,171,287             --      1,171,914
      Issuance of options
          for services                                             --             --        151,032             --        151,032
      Issuance of common  stock
          for compensation                                    171,400            171         59,829             --         60,000
      Net loss                                                     --             --             --     (2,326,144)    (2,326,144)
                                                          -----------    -----------    -----------    -----------    -----------
BALANCE, May 31, 1997                                      10,113,381         10,114      2,623,657     (2,842,456)      (208,685)

      Sale of common stock                                    720,750            721        258,521             --        259,242
      Issuance of common  stock
          for services                                        295,000            295         47,505             --         47,800
      Issuance of common  stock
          for debt                                            988,824            989        325,533             --        326,522
      Issuance of common  stock
          for compensation                                    331,441            331         98,119             --         98,450
      Redemption of common stock                             (483,750)          (484)           484             --             --
      Value of warrants issued with debt                           --             --        154,065             --        154,065
      Value of warrants and options issued
          for services                                             --             --         34,155             --         34,155
      Net loss                                                     --             --             --     (1,112,594)    (1,112,594)
                                                          -----------    -----------    -----------    -----------    -----------
BALANCE, May 31, 1998                                      11,965,646         11,966      3,542,039     (3,955,050)      (401,045)

      Sale of common stock                                    300,000            300         97,700             --         98,000
      Issuance of common  stock
          for services                                        179,164            179         48,437             --         48,616
      Issuance of common  stock
          for debt                                          2,730,737          2,731        562,444             --        565,175
      Issuance of common  stock
          for compensation                                    195,224            195         66,555             --         66,750
      Redemption of common stock                             (120,000)          (120)           120             --             --
      Value of options issued for services                         --             --          6,949             --          6,949
      Value of warrants issued with debt                           --             --        106,014             --        106,014
      Cancellation of options issued for services                  --             --        (21,505)            --        (21,505)
      Net loss                                                     --             --             --     (1,392,340)    (1,392,340)
                                                          -----------    -----------    -----------    -----------    -----------
BALANCE, May 31, 1999                                      15,250,771         15,251      4,408,753     (5,347,390)      (923,386)

      Issuance of common stock
          in connection with acquisition
          of Allied/Por Rok Division (Unaudited)            1,000,000          1,000        259,000             --        260,000
      Issuance of common stock
          for compensation (Unaudited)                         69,474             69         14,931             --         15,000
      Conversion of debt to equity (Unaudited)              5,667,493          5,667      1,027,832             --      1,033,499
      Net loss (Unaudited)                                         --             --             --       (859,958)      (859,958)
                                                          -----------    -----------    -----------    -----------    -----------
BALANCE, February 29, 2000 (Unaudited)                     21,987,738    $    21,987    $ 5,710,516    $(6,207,348)   $  (474,845)
                                                          ===========    ===========    ===========    ===========    ===========




                See notes to consolidated financial statements.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                Nine months ended
                                                            --------------------------                 Year ended May 31,
                                                            February 29,   February 28,    ---------------------------------------
                                                               2000           1999            1999          1998           1997
                                                            -----------    -----------     -----------   -----------   -----------
                                                            (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $  (859,958)   $  (998,469)    $(1,392,340)  $(1,112,594)  $(2,326,144)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                              84,262         26,989          55,184        13,805           345
      Common stock and options issued for payment
        of services and compensation                             15,000         72,450         122,315       146,250     1,254,280
      Common stock issued for payment of interest expense            --         15,175          15,175        11,522            --
      Options issued as payment for services                         --             --              --        34,155            --
      Cancellation of options for services                           --             --         (21,505)           --            --
      Amortization of debt discount                              28,870         69,529         146,674        84,535       128,666
  Changes in assets and liabilities, net of the
    effect from acquisitions:
       Accounts receivables                                    (253,256)       (12,632)        (11,440)       (9,250)           --
       Inventories                                             (229,044)      (141,313)        (99,573)       21,179       143,313
       Other receivables                                             --          3,868          17,367        23,212       (28,711)
       Prepaid expenses and other current assets                (50,936)       (11,908)         (5,799)       (2,801)           --
       Refundable deposits                                           --             --              --            --       178,148
       Other assets                                               6,059          3,300           5,223        (1,147)       10,135
       Accounts payable and accrued expenses                    497,676         75,082         194,499        48,897       100,587
                                                            -----------    -----------     -----------   -----------   -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (761,327)      (897,929)       (974,220)     (742,237)      846,277
                                                            -----------    -----------     -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                            --          5,678         (15,564)     (118,246)       (2,503)
    Proceeds from the sale (purchase) of
      marketable securities                                          --             --              --        13,250       (13,250)
    Acquisition of business, net of cash acquired              (800,000)      (296,318)       (330,236)           --             --
                                                            -----------    -----------     -----------   -----------   -----------
NET CASH USED IN INVESTING ACTIVITIES                          (800,000)      (290,640)       (345,800)     (104,996)      (15,753)
                                                            -----------    -----------     -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Due to factor                                                21,418             --          56,700            --            --
    Proceeds from (repayment of)
      loans payable - shareholder                                31,925        (32,000)        (37,000)       37,000       134,405
    Proceeds from issuance of notes payable                          --         85,000              --            --            --
    Proceeds from bridge financing                                   --      1,050,000              --            --       265,230
    Proceeds from bank line of credit                           601,172             --              --            --            --
    Proceeds from debt financing                                907,044         65,866       1,155,000       480,470            --
    Proceeds from issuance of debt with warrants                     --             --              --        69,530            --
    Proceeds from issuance of debt without warrants                  --             --              --        40,000        49,770
    Proceeds from the sale of common stock
      and exercise of options                                        --         98,000          98,000       259,243       267,529
                                                            -----------    -----------     -----------   -----------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                     1,561,559      1,266,866       1,272,700       886,243       716,934
                                                            -----------    -----------     -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                  232         78,297         (47,320)       39,010      (145,096)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                                               1,788         49,108          49,108        10,098       155,194
                                                            -----------    -----------     -----------   -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                    $     2,020    $   127,405     $     1,788   $    49,108   $    10,098
                                                            ===========    ===========     ===========   ===========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                $   146,447    $        --     $    36,513   $       691   $     1,269
                                                            ===========    ===========     ===========   ===========   ===========
    Income taxes                                            $        --    $        --     $       689   $       689   $        --
                                                            ===========    ===========     ===========   ===========   ===========
  Non-cash financing and investing activities:
    Conversion of debt to equity                            $ 1,033,499    $        --     $   550,000   $   315,000   $        --
                                                            ===========    ===========     ===========   ===========   ===========
    Common stock issued for assets acquired                 $   260,000    $        --     $        --   $        --   $        --
                                                            ===========    ===========     ===========   ===========   ===========
    Note payable issued for assets acquired                 $ 1,294,973    $        --     $        --   $        --   $        --
                                                            ===========    ===========     ===========   ===========   ===========

                 See notes to consolidated financial statements.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Novex Systems International , Inc. ("Novex") (formerly known as "Stratford Acquisition Corp.") and, through its wholly-owned Subsidiary, Novex Systems International, Ltd. ("Novex Canada")(collectively the "Company"), is engaged in the business of manufacturing and marketing a diversified line of construction products including a proprietary admixture for enhancing cement based products ("Novacrete products"), polypropylene fibers used in concrete products, and pre-packaged concrete repair, grouting and patching products ("Por-Rok products").

     In fiscal 1999, Novacrete Technology (Canada) Inc. was renamed Novex Systems International, Ltd. Effective May 11, 1999, Stratford Acquisition Corp. merged into its newly-formed wholly-owned subsidiary, Novex Systems International, Inc., for the purpose of re-domesticating the Company from the State of Minnesota to the State of New York. Accordingly, all historical financial information presented is that of Stratford Acquisition Corporation. On May 11, 1999, Novex Systems International, Inc. had no assets or operations.

     In January, 1997, Novex, which was then operating as Stratford Acquisition Company, acquired 100% of the outstanding stock of Novex Canada, a newly-created company established to manufacture and distribute the Company's Novacrete product line. The acquisition was accounted for as a purchase whereby the Company, in exchange for having incorporated Novex Canada, received 100% of its common stock. The cost of incorporation of $636 represents the Company's investment in Novex Canada, and accordingly has been eliminated in consolidation. No goodwill arose from this acquisition because the cost of the purchase was equal to the net asset acquired.

     In September 1998, Novex Canada acquired all the issued and outstanding common stock of Arm Pro Inc., located in Teeswater, Ontario. Arm Pro manufactured and marketed polypropylene fibers which are blended into cementitious products to provide secondary reinforcement and to reduce cracking.

     In December 1998, Arm Pro was merged into Novex Canada, the surviving corporation.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


     During fiscal 1998, the Company was a development stage enterprise, in fiscal 1999 Novex and Novex Canada emerged from the development stage.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Principles of consolidation - The consolidated financial statements include the accounts of the Novex and its Subsidiary, Novex Canada. All material intercompany transactions and balances have been eliminated.

     (b) Cash and Cash Equivalents - Novex maintains funds in both US and Canadian financial institutions. It considers highly-liquid investments with maturities of three months or less to be cash and cash equivalents.

     (c) Income Taxes - Novex utilizes the asset and liability method of accounting for income taxes as set forth in SFAS No.109, Accounting for Income Taxes. Under the asset and liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (d) Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided on the straight-line method based upon the estimated useful lives of the respective assets. Property and equipment are being depreciated over a period of five years. Maintenance, repairs and minor renewals are charged to operations as incurred, whereas the cost of significant betterments is capitalized. Upon the sale or retirement of property and equipment, the related costs and accumulated depreciation are eliminated from the accounts and gains or losses are reflected in operations.

     (e) Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

     (f) Fair Value of Financial Instruments - The carrying value of cash and cash equivalents, accounts receivable, other receivables, due to factor, accounts payable and accrued expenses approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of long-term debt was also estimated to approximate fair value.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


     (g) Loss Per Share - Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. For the years ended May 31, 1999, 1998, and 1997 diluted loss per share is the same as basic loss per share since the inclusion of stock options and warrants would be antidilutive.

     (h) Foreign Currency Translation - Novex Canada's functional currency is the US dollar and therefore translates the nonmonetary assets and liabilities at the historical exchange rates, while monetary assets and liabilities are translated at the current exchange rates in effect at the balance sheet date. Sales and expenses are translated at the weighted average exchange for the year. Accordingly, all gains and losses arising from foreign currency translation have been recorded in the accompanying consolidated statements of operations.

     (i) Stock Options -The Company accounts for all transactions under which employees, officers and directors receive shares of stock in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25. "Accounting for Stock Issued to Employees." In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," the Company adopted the pro forma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employees, officers and directors stock option plan other than for options issued to non-employees for consulting services.

     (j) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (k) Reclassification - Certain reclassifications have been made to the 1998 consolidated financial statements in order to conform with the 1999 presentation.

     (l) Impairment of Long-Lived Assets - Novex periodically reviews for impairment all long-lived assets including goodwill whenever certain events indicate that the carrying amount of an asset may not be recoverable. If the sum of expected future cash flow is less than the carrying amount of the asset, the Company will recognize an impairment loss. Measurement of the impairment is based on the fair value of the asset.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


     (m) Revenue Recognition - Revenue is recognized when the product is shipped to the customer. Allowances for estimated bad debts, sales returns and allowances are provided when sales are recorded.

     (n) Advertising Costs - All advertising costs, excluding cooperative advertising programs, are expensed as incurred or the first time the advertisement takes place. Novex establishes an allowance for cooperative advertising costs at the time the related sale is recognized. Advertising expense charge to operations for the nine months ended February 29, 2000 and for the years ended May 31, 1999, 1998 and 1997 amounted to approximately $5,600, $12,700, $1,100 and $0, respectively.

     (o) Unaudited Interim Financial Statements - The consolidated balance sheet at ended February 29, 2000, the consolidated statements of operations and cash flows for the nine months ended February 29, 2000 and February 28, 1999 and the consolidated statement of changes in shareholders' deficiency at February 29, 2000, are unaudited but include all adjustments which in the opinion of management, are necessary to the fair presentation of the financial position and results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the operations for any interim periods are not necessarily indicative of results for a full fiscal year.

3.   CONCENTRATION OF CREDIT RISK

     (a) Cash and Cash Equivalents - Novex maintains cash balances at several commercial banks. Accounts at these financial institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

     (b) Accounts Receivable - The concentration of credit risk in the Novex's accounts receivable is mitigated by its credit evaluation process, credit limits, monitoring procedures and reasonably short collection terms. Credit losses have been within management's expectations and Novex does not require collateral to support accounts receivable.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


4.   INVENTORIES

         Inventories consist of the following:

                                                             May 31,
                                     February 29,    ----------------------
                                         2000          1999          1998
                                       --------      --------      --------
                                     (Unaudited)
     Raw Material                      $261,134      $113,288      $ 76,276
     Work in Progress                        --         3,217           440
     Finished Goods                     189,617       105,202        45,418
                                       --------      --------      --------
                                       $450,751      $221,707      $122,134
                                       ========      ========      ========


5.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:


                                                          May 31,
                                 February 29,   --------------------------
                                    2000            1999            1998
                                 -----------    -----------    -----------
                                (Unaudited)
     Land                        $   400,000    $        --    $        --
     Building                        448,889             --             --
     Property and equipment          815,821        231,095        103,247
     Leasehold Improvements           17,330         17,330         17,330
                                 -----------    -----------    -----------
                                   1,682,040        248,425        120,577
     Less: Accumulated
           depreciation and
           amortization             (220,914)      (167,511)       (13,979)
                                 -----------    -----------    -----------
                                 $ 1,461,126    $    80,914    $   106,598
                                 ===========    ===========    ===========

6.   GOODWILL

     Goodwill arose in connection with the acquisition of Arm Pro by the Company in September, 1998, and is being amortized on the straight-line method over 10 years. As of May 31, 1999, goodwill, net of accumulated amortization of $30,795, is $316,300 (see Note 16). Amortization expense charged to operations for February 29, 2000 and fiscal years 1999 and 1998 was approximately $58,400, $31,000 and $0, respectively.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


7.   DUE TO FACTOR

     During February 1999, Novex Canada entered into a commercial factoring arrangement, with a Canadian financial institution, where they sold certain accounts receivable to the commercial factor, with recourse as to nonpayment of customer's receivable at maturity. In addition, this arrangement provides for advances based on working capital requirements. Advances bear interest at the commercial factor's prime rate plus one thousand four hundred and twenty five basis points (20.50% at May 31, 1999).

     At May 31,1999, receivables assigned to the factor were offset against factor advances of approximately $70,000.

     Advance availability was limited to the lesser of 75% of eligible inventory, not to exceed $25,000 (Canadian dollars), or 25% of the lower of cost or market value of the eligible inventory, not to exceed $25,000 (Canadian dollar), plus 25% of the appraised value of the Novex Canada's equipment.

     The arrangement was collateralized by substantially all assets of Novex Canada and was guaranteed by Novex. The arrangement also required that the benefits of Novex Canada's business insurance be assigned to the commercial factor.

     Effective December 31, 1999, the company terminated its agreement with Montcap and no longer factors its receivables.

8.   LOANS PAYABLE - SHAREHOLDERS

     During fiscal 1998, the Company was advanced $37,000 from existing shareholders to provide working capital for operations. In fiscal 1999, the Company issued 100,000 shares of its common stock as payment for the funds advanced in 1998.

     At February 29, 2000 the loans payable to shareholders for $31,925 is uncollateralized, non-interest bearing and has no specific due date for repayment.

9.   INCOME TAXES

     At May 31, 1999, the Company had federal, state and city net operating loss carryforwards of approximately $3,175,000 that may be applied against future taxable income and expire at various times through May 31, 2014. The Company has established a valuation allowance for the full amount of such net deferred tax assets at May 31, 1999 and 1998, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


     Novex Canada has not had to pay Canadian income taxes as they have generated operating losses since its inception.

                                     1999           1998           1997
                                 -----------    -----------    -----------
     Deferred tax asset:
       Net operating loss
              carryforward       $ 1,260,000    $   848,000    $   402,000
       Valuation Allowance        (1,260,000)      (848,000)      (402,000)
                                 -----------    -----------    -----------
     Net deferred tax asset      $       -0-    $       -0-    $       -0-
                                 ===========    ===========    ===========

10.  NOTES PAYABLE (UNAUDITED)

     Notes payable at February 29, 2000 include $1,281,351 owing to The Sherwin Williams Company in connection with the acquisition of the Allied/Por-Rok division by Novex Systems International, Inc. (See Note 18). The terms of the note call for no principle payments and for interest to accrue at the rate of 10% per annum. Payment of interest is at the rate of 5% per year with the balance payable when the note matures on August 12, 2000. Under the present terms the Company will be obligated for $1,334,513 on August 12, 2000 inclusive of accrued interest of $53,162. The Sherwin Williams Company has a security interest in substantially all of the assets of the company which is subordinate to the security interest of Dime Commercial Corp.

     In connection with the acquisition of the Allied/Por-Rok division of The Sherwin Williams Company, Novex Systems International, Inc. obtained a $750,000 line of credit from Dime Commercial Corp. The line provides working capital and is secured by accounts receivable and inventory. Advances under the line are based on 80% of eligible accounts receivables and 50% of eligible inventory. As of February 29, 2000, the Bank Line of Credit was $601,172 inclusive of accrued interest of $13,000. Interest is computed on the average monthly balance under the line based on 2% over the prime rate (currently 10.5%).

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


11.  LONG TERM DEBT

     Long-term debt consists of the following:



                                                             May 31,
                                      February 29,  --------------------------
                                          2000         1999         1998
                                      ------------  ----------   ----------
                                       (Unaudited)
     Debentures payable (a)            $       --   $       --   $  550,000
     Notes payable (b)                         --       40,000       40,000
     Debentures payable (c)                    --      800,000           --
     Debenture payable (d)                125,000      250,000           --
     Notes payable (e)                         --      105,000           --
     Dime note (f)                        869,600           --           --
     Dime put warrant (f)                  20,400           --           --
     Other                                 19,000           --
                                       ----------   ----------   ----------
                                        1,034,000    1,950,000      590,000
     Less: unamortized discount
           on debt                             --       28,870       69,530
                                       ----------   ----------   ----------
                                        1,034,000    1,166,130      520,470
     Less: Current Portion                217,670      393,548      520,470
                                       ----------   ----------   ----------

                                       $  816,330   $  772,582   $       --
                                       ==========   ==========   ==========


     (a) At May 31, 1998, the Company was obligated to debenture holders for $550,000 with 1,100,000 detachable stock warrants exercisable at $0.30. A total of $104,296 was allocated to the warrant portion of the debt, with an un-amortized discount of $69,530 at year end resulting in a net note payable of $480,470. The debentures bore interest at 10% per annum and were converted with accrued interest of $15,175 into 2,730,737 shares of common stock in October, 1998, (see Note 12(d)).

     (b) In May 1998, the Company issued notes payable for a total of $40,000, to unrelated parties that bear interest at 10% per annum. The principal of the notes and all outstanding interest are due 90 days from the date of issuance. Interest on the notes, are payable with the Company's common stock at the rate of $0.40 per share. Furthermore, if the notes are not fully satisfied at the maturity date, the Company is obligated to grant half of a warrant to purchase one share of its common stock for each dollar of the outstanding principal. As of May 31, 1999, these notes have not been satisfied (see Notes 12(e) and 18).

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


     (c) Included in long-term debt are debentures owing to a stockholder of the Company, Quilcap Corp., in the amount of $800,000. These debentures from September 4, 1998, bear interest at 9% per annum and mature on September 4, 2000. There are 1,500,000 stock warrants attached, exercisable at $0.45, with an expiration date of two years from the date of the notes' issuance. A total of $ 104,241 was allocated to the warrant portion of the debt, with an un-amortized discount of $27,417 as of May 31, 1999 (see Notes 12(e), 16 and 18).

     (d) Included in long-term debt are debentures owing to a stockholder of the company, Quilcap, Corp., in the amount of $250,000. This debenture from February 25, 1999, bears interest at 15% per annum and matures on May 31, 1999. There are 150,000 stock warrants attached, exercisable at $0.45, with an expiration date of two years from the date of the notes' issuance. A total of $1,773 was allocated to the warrant portion of the debt, with an unamortized discount of $1,453 as of May 31, 1999 (see Notes 12(e) and 18).

     (e) At various dates during fiscal 1999, the Company issued promissory notes payable for a total of $105,000, to unrelated parties that bear interest at 10% per annum. The principal of the notes and all outstanding interest are due 90 days from the date of issuance. Interest on the notes, are payable with the Company's common stock at the rate of $.40 per share. Furthermore, if the notes are not fully satisfied at the maturity date, the Company is obligated to grant half of a warrant to purchase one share of its common stock for each dollar of the outstanding principal. As of May 31, 1999, these notes have not been satisfied (see Notes 12(e) and 18).


     (f) Novex is obligated to Dime Commercial Corp. for $890,000 under a term loan. The loan provides for monthly interest payments based on prime plus two hundred basis points (currently 10.5%). Installments due under the loan begin on March 13, 2000 in the amount of $7,500 per month. The loan matures on August 13, 2002 with a balloon payment of $655,000. There was a warrant granted with the term loan, exercisable at $.25 and having an expiration date of September 1, 2002. In accordance with Emerging Issues Task Force No. 96-13, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company's Own Stock," we have allocated $20,400 to the put warrant and recorded the amount as part of long-term debt as of February 29, 2000. Subsequent changes in the measure of fair value of the put warrant will be reported in the statement of operations. The note is collateralized by all of Novex's plant and equipment at the Clifton facility. (See Note 18).

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


12.  SHAREHOLDERS' DEFICIT

     (a) During fiscal 1996, former management of the Company issued 1,800,000 shares for an amount that present management is unable to determine. The Company has been contacting the registered shareholders to determine if appropriate consideration was received for these shares. The shares have been recorded as outstanding with no consideration received for their issuance. During the years ended May 31, 1999 and 1998, a total of 120,000 and 483,750 shares of common stock, respectively, were returned by the registered shareholders and have been canceled by the Company. The Company intends to continue to pursue litigation against the remaining shareholders who it alleges have received securities without paying fair consideration to the Company.

     (b) During fiscal 1997, the Company issued 500,000 shares of common stock for the purchase of the Novacrete Admixture formulation.

          During fiscal 1997, the Company's president, at the time, accepted 171,400 shares of the Company's common stock as partial payment for his annual salary. The shares issued were based on $60,000 of compensation and the remaining unpaid compensation of $31,250 was included in accrued expenses and other current liabilities at May 31, 1997. During fiscal 1998, the Company issued 97,665 shares of common stock as payment for the $31,250 in compensation owed to him.

          During fiscal 1997, the Company issued 126,531 shares as consideration for various services.

     (c) During fiscal 1998, the Company issued 295,000 shares of its common stock as payment for services provided by the current president prior to assuming his role as a Company officer, and to a financial consultant. These shares were valued at prices ranging from $0.14 to $0.40 per share.

          In fiscal 1998, the Company issued 331,441 of its common stock to its former and current president as compensation. These shares were valued at a price range of $ .20 to $ .35 per share.

          The Company issued 988,824 shares of its common stock as full payment for the notes payable of $315,000 plus accrued interest of $11,522 during fiscal 1998.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)

          During fiscal 1998, the Company sold 720,750 shares of its common stock to various shareholders, at market prices ranging from $ .24 to $ .40 per share to raise working capital.

     (d) During fiscal 1999, the Company issued 96,474 shares of its common stock as compensation to three board members for their services. These shares were valued at prices ranging between $ .25 to $ .40 per share.

          The Company issued 98,750 shares of its common stock to various employees as a work incentives during fiscal 1999. These shares were valued at prices ranging from $ .30 to $ .44 per share.

          The Company issued 179,164 shares of its common stock for consulting services during fiscal 1999. These shares were valued at prices ranging from $.25 to $.33 per share.

          During fiscal 1999, the Company issued 2,730,737 shares of its common stock as full payment for debentures payable of $550,000 plus accrued interest of $15,175 (see note 11(a)).

          During fiscal 1999, the Company sold 300,000 shares of its common stock to various shareholders, at market prices ranging from $ .29 to $ .37 per share to raise working capital.

     (e) During the nine months ended, February 29, 2000, Novex issued 1,000,000 shares of its common stock in connection with the acquisition of the Allied/Por-Rok business. These shares were valued at market prices of approximately $.26 per share.

          During the nine months ended, February 29, 2000, Novex issued 69,474 shares of stock as compensation for services rendered. These shares were valued at an average market price of $.22 per share.

          During the nine months ended February 29, 2000, Novex converted approximately $1,033,499 of various note and debenture debt including accrued interest into 5,667,493 shares of its common stock. These shares were valued at market prices ranging from $.22 to $.27 per share.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)

13.  STOCK OPTIONS AND WARRANTS

     The following table summarizes the activity with regard to options and warrants for the years ended May 31, 1999, 1998 and 1997 (See page F-19 for chart references).


                                              Stock Options                                             Warrants
                               ----------------------------------------------         --------------------------------------------
                                Shares            Exercise        Exercisable            Shares         Exercise       Exercisable
                                                    Price                                                 Price
                               ---------          --------        -----------         ----------        ---------      -----------
     Outstanding at
     May 31, 1996                     --                --               --                  --                --              --

              Granted                 --             $  --               --(3)          768,000             $0.50         768,000

              Exercised               --                --               --            (768,000)               --        (768,000)

              Granted                 --                --               --(3)           91,504              0.50          91,504
                               ---------        ----------        ---------          ----------         ---------       ---------

     Outstanding at
     May 31, 1997                     --                --               --              91,504              0.50          91,504

          (1) Granted          1,727,772              0.50        1,727,772(2)          308,000              0.35         308,000

          (3) Granted             40,000              0.25           40,000(3)           60,000              0.50          60,000

          (1) Granted            300,000              0.40          300,000(2)        1,100,000              0.30         308,000

          (1) Granted             25,000              0.30           25,000                  --                --              --

          (3) Granted             20,000              0.25           20,000                  --                --              --

          (1) Granted             65,000              0.35           65,000                  --                --              --

          (3) Granted             25,000              0.31           25,000                  --                --              --
                               ---------        ----------        ---------          ----------         ---------       ---------

     Outstanding at
     May  31, 1998             2,202,772        $0.25-0.50        2,202,772           1,559,504         0.30-0.50       1,559,504


          (1) Granted            195,000              0.40          195,000(2)        1,650,000              0.45       1,650,000

          (1) Granted            100,000              0.45          100,000(2)            5,000              0.20           5,000

          (1) Granted             12,500              0.30           12,500                  --                --              --

          (1) Granted             27,500              0.50           27,500                  --                --              --

          (3) Canceled           (60,000)            (0.25)         (60,000)                 --                --              --

          (3) Canceled           (25,000)            (0.31)         (25,000)                 --                --              --
                               ---------        ----------        ---------          ----------         ---------       ---------
     Outstanding at
     May  31, 1999             2,452,772        $0.25-0.50        2,452,772           3,214,504        $0.20-0.50       3,214,504
                               =========        ==========        =========          ==========        ==========       =========

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


(1)  issued for employee services, including directors fees

(2)  issued with debt

(3)  issued for consulting services

     During fiscal 1997, stock options were granted and exercised by certain individuals and organizations. These options were granted at an exercise price of $.50 and expire five years from the date of grant. Novex has recorded $22,366 in consulting expenses in the accompanying consolidated statement of operations. According to current management, the individuals and organizations who received the grants have not earned them. Therefore, Novex is currently seeking to have all shares issued to these parties returned and canceled.

     On April 1, 1998, Novex's board of directors approved a resolution to adopt a Non-Qualified Stock Option Plan which shall be subject to shareholder approval to become effective. During fiscal 1999, Novex's board of directors and management decided not to establish a Non-Qualified Stock Option Plan and therefore no formal shareholder approval will be required.

     The Novex granted 135,000 options and warrants to various consultants for services rendered during the year ended May 31, 1998. The options and warrants expire five years from the date of grant and have an exercise price ranging from $ .25 to $ .50 per share. Novex has recorded $34,155 in consulting expenses in the accompanying consolidated statement of operations.

     During fiscal 1999, Novex granted 100,000 options for services. Novex has recorded $6,949 in consulting expenses in the accompanying consolidated statement of operations.

14.  STOCK-BASED COMPENSATION

     Novex accounts for its stock option plans under APB No. 25, Accounting for Stock Issued to Employees, under which no compensation cost is recognized. In fiscal 1997, Novex adopted SFAS no. 123 Accounting for Stock-Based Compensation for disclosure purposes; accordingly, no compensation has been recognized in the results of operations for its stock option plan as required by APB 25, other than for options and warrants issued for services or with debt. The valuation for options and warrants issued for services during the years ended May 31, 1999, 1998 and 1997 was $6,949, $34,155 and $151,032, respectively. The valuation for options and warrants issued with debt during the years ended May 31, 1999, 1998 and 1997 was $106,014, $154,065 and $0 respectively. The valuation of the warrant issued with debt was $20,400 for the nine months ended February 29, 2000. (See Notes 11(f) and 18).

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


     For disclosure purposes, the fair value of options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for stock options granted during fiscal year ended May 31, 1999, 1998 and 1997 respectively: annual dividends of $0; expected volatility of 50%; risk free interest rate of 6%; and expected lives ranging from 2.5 to 5. The weighted average fair values of stock options granted during the years ended May 31, 1999, 1998 and 1997, was $0.17, $.20 and $.08, respectively.

                                                     Nine Months
                                                        Ended                               Year ended May 31
                                                     February 29,      --------------------------------------------------------
                                                        2000               1999                 1998                 1997
                                                    -------------      -------------        -------------        -------------
               Net Loss to shareholders:

                               As reported          $    (863,641)     $  (1,392,340)       $  (1,112,954)       $  (2,326,144)

                               Pro forma            $    (869,476)     $  (1,432,076)       $  (1,562,387)       $  (2,320,553)

               Net Loss per share:

                               As reported          $        (.04)     $       (0.10)       $       (0.10)       $       (0.24)

                               Pro forma            $        (.04)     $       (0.10)       $       (0.14)       $       (0.24)

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Companies employee stock options have characteristics significantly different from those of traded options, and since changes in subjective input assumptions can materially affect the fair value estimate, in managements' opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options and warrants.

15.  SEGMENT INFORMATION

     The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") as of June 1, 1997. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operation decision maker or decision making group, in making decisions how to allocate resources and assess performance. To date, the Company has viewed its operations as principally two segments, the fiber business and the Allied/Por-Rok business. Key financial information by operating segment and country are as follows:

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


                                                        United States                Canada
                                                    ---------------------     ---------------------
                                                     Allied                    Allied
                                                     Por-Rok      Fiber        Por-Rok       Fiber    Adjustments(1)  Consolidated
                                                    ----------   --------     --------     --------   -------------   ------------
Nine Months Ended February 29,
        2000 (Unaudited)
        Sales to unaffiliated customers             $1,038,024   $       --   $       --   $  352,388   $       --   $1,390,412
        Interest Income                                     --           --           --           --           --           --
        Interest Expense                               157,454           --           --       35,349           --      192,803
        Depreciation and Amortization                   40,671           --           --       43,591           --       84,262
        Segment Loss                                   589,696           --           --      270,262           --      859,958
        Segment Assets                               2,819,401           --           --      582,719           --    3,402,120
        Long Lived Asset Expenditures                1,433,615           --                        --           --    1,433,615

     Year Ended May 31, 1999

        Sales to unaffiliated customers             $       --   $  128,909        $  --   $  192,402   $       --   $  321,311
        Interest Income                                     --           --           --           --          335          335
        Interest Expense                                    --           --           --       66,640       31,265       97,905
        Depreciation and Amortization                       --           --           --       50,182        5,002       55,184
        Segment Loss                                        --           --           --    1,017,944      374,396    1,392,340
        Segment Assets                                      --           --           --      604,961       51,097      656,058
        Long Lived Asset Expenditures                       --           --           --      345,800           --      345,800

     Year Ended May 31, 1998

        Sales to unaffiliated customers             $       --        $  --   $       --   $    9,703   $       --   $    9,703
        Interest Income                                     --           --           --           --          409          409
        Interest Expense                                    --           --           --       15,666        1,882       17,548
        Depreciation and Amortization                       --           --           --       13,805           --       13,805
        Segment Loss                                        --           --           --      368,637      743,957    1,112,594
        Segment Assets                                      --           --           --      311,777        6,763      318,540
        Long Lived Asset Expenditures                       --           --           --      118,246           --      118,246

     Year Ended May 31, 1997

        Sales to unaffiliated customers             $       --   $       --   $       --   $       --        $  --        $  --
        Interest Income                                     --           --           --           --          314          314
        Interest Expense                                    --           --           --        2,111       10,806       12,917
        Depreciation and Amortization                       --           --           --           --          345          345
        Segment Loss                                        --           --           --       10,266    2,315,878    2,326,144
        Segment Assets                                      --           --           --      205,839       13,694      219,533
        Long Lived Asset Expenditures                       --           --           --           --        2,503        2,503

(1) This column represents the amount of non-segment information necessary to reconcile reportable segment information with consolidated totals.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


16.  ACQUISITION

     On September 16, 1998 Novex Canada purchased all the issued and outstanding common stock of Arm Pro. The purchase price was $592,000 ($891,000 Canadian dollars) and the funds used to purchase Arm Pro were raised from the sale of debentures for $800,000 (see Note 11(c)). The acquisition is accounted for as a purchase business combination. The following table summarizes the acquisition:


          Purchase price
                                                                 $ 592,400
          Acquisition costs
                                                                    10,638
                                                                 ---------

                                                                   603,038
                                                                 ---------
          Assets acquired                                          403,313

          Liabilities assumed                                     (147,370)
                                                                 ---------

                                                                   255,943
                                                                 ---------
          Goodwill                                               $ 347,095
                                                                 =========

     The following schedule combines the unaudited pro-forma results of operations of the Company and Arm Pro, as if the acquisition occurred on June 1, 1996 and includes such adjustments which are directly attributable to the acquisition, including the amortization of goodwill. It should not be considered indicative of the results that would have been achieved had the acquisition not occurred or the results that would have been obtained had the acquisition actually occurred on June 1, 1996.


                                                    Year ended May 31,
                                            ------------------------------
                                                 1999              1998
                                            ------------      ------------

     Net Sales                              $    421,305      $    327,554
     Cost of Sales                               212,059           133,988
                                            ------------      ------------
     Gross profit                                209,246           193,566
     Operating expenses                        1,406,026         1,189,113
                                            ------------      ------------
     Loss from operations                     (1,196,780)         (995,547)

     Net other expenses                          180,254           138,269
                                            ------------      ------------

     Net loss                               $ (1,377,034)     $ (1,133,816)
                                            ============      ============

     Net loss per share                     $      (0.10)     $      (0.10)
                                            ============      ============

     Shares used in calculation               13,720,171        11,472,508
                                            ============      ============

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


17.  COMMITMENTS AND CONTINGENCIES

     (a) Novex has a verbal month to month sublease arrangement for its headquarters in New York City as of fiscal 1999. Novex Canada has a lease arrangement for office and production facilities commencing May 1, 1997 and expiring on April 30, 2002. This lease requires monthly rental payments of approximately $3,400 in the first two years of the lease and $3,600 in the last three years of the lease.

          The Company leases telecommunication, reproduction and computer equipment and office furnishings under long-term operating lease agreements. These lease agreements require cumulative monthly payments of approximately $1,656 per month for the terms of the respective leases expiring between October 1998 and January 2001.



          Future noncancellable lease payments are as follows:

                   Year ending
                     May 31,               Amount
                     -------               ------
                      1999                $ 56,893
                      2000                  57,137
                      2001                  48,530
                      2002                  40,115
                                          --------
                                          $202,675
                                          ========

          Total rental expenses for the years ended May 31, 1999, 1998 and 1997 was approximately $57,000, $61,000 and $64,000 respectively.


     (b) Novex has a licensing agreement for certain concrete related products, including an admixture that is capable of enhancing the basic characteristic of cementitious products. Novex is obligated to pay royalties based on a percentage of sales, subject to an annual guaranteed minimum royalty only when sales of the admixture commence. Currently, Novex has not had to pay royalties since the licensed products are still in the development stage and therefore have not been ready for sale to customers. Future annual guaranteed minimum payments once the product emerges from development is $5,000 per year with a maximum total that can be paid over the life of this agreement of $250,000.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


     (c) During fiscal 1997, a shareholder commenced an action against the Company and its former President to enjoin the Company and the former President from taking any action that would restrict the sale of common stock that the shareholder allegedly owns. In the opinion of management, this action is without merit and will not have a material adverse effect on the Company's financial position or results of operations.

     (d) SEC Investigation - The Company was informed that the United States Securities and Exchange Commission (the "SEC") had commenced an investigation involving the Company. The Company has cooperated with the SEC. Although the Company has not received any further inquiries from the SEC regarding this investigation, it is the Company's understanding that the investigation is still pending. The Company has no information as to the results, if any, of such investigation, or what action, if any, the SEC may take pursuant to the investigation.

18.  SUBSEQUENT EVENT

     During August 1999, the Company acquired from The Sherwin Williams Company ("Sherwin") substantially all the assets of their Allied Composition and Por Rok ("Allied/ Por-Rok") business line. Allied/Por-Rok manufactures and distributes specialty building products.

     Pursuant to the purchase agreement Novex (i) paid $800,000 to Sherwin, (ii) issued 1,000,000 shares of restricted common stock to Sherwin with the requirement to register the common stock with the Securities and Exchange Commission and (iii) issued a note payable for $1,294,973, as adjusted from $1,300,000, which bears interest at 10% per annum and is payable over a one year period. In order, to induce Sherwin to accept the note payable, the Company had to convert all the previously issued debt to equity, except for the $250,000 debenture which will be paid as a condition of the Allied/Por-Rok acquisition (see Note 11(d)). Further, Sherwin has a subordinated security interest in substantially all the assets of the company.

     Novex has entered into a $890,000 installment term note with Dime Commercial Corp. of which $800,000 was used for the purchase of Allied / Por Rok and the remaining $90,000 was used for working capital needs in fiscal 2000. This financing arrangement also provides for a $750,000 revolving note payable to fund future working capital

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED MAY 31, 1999, 1998 and 1997
           (Information at February 29, 2000 and the Nine Months Ended
             February 29, 2000 and February 28, 1999 are unaudited)


     requirements. The bank has a senior secured interest in substantially all the assets of Novex. In addition, the Company granted a class B warrant with a "put" right to purchase 233,365 shares of restricted common stock at an exercise price of $.25. Dime Commercial Corp. has the right to demand the purchase of the warrant if Novex completes a refinancing of all or a portion of the Dime term loan and/or revolving line of credit from funds provided by someone other than Dime. Therefore, Dime has the option of requesting payment in cash or waiving its right to sell the warrant to Novex. If Dime requests payment the amount they will receive is either (i) if the closing stock price is less than or equal to the exercise price, then Novex pays $58,341, which is the exercise price times the 233,365 shares underlying the warrant or (ii) if the closing price exceeds the exercise price, then Novex pays the closing price up to a maximum of $.51 per share underlying the warrant or $119,016. Alternatively, if Dime decided to exercise the warrant, they can issue a 60-day non-interest bearing note for the entire amount due to Novex for the 233,365 shares of common stock underlying the warrant.


     A total of $20,400 has been allocated to the put warrant, resulting in a liability. (See Note 11(f)). The fair value of the put warrant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: stock price of $.26 per share; annual dividend of $0; expected volatility of 50%; risk free interest rate of 6%; and an expected life of two years.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
              (Formerly Stratford Acquisition Corp. and Subsidiary)

                          FINANCIAL STATEMENT SCHEDULE
                        VALUATION AND QUALIFYING ACCOUNTS
             Nine Months Ended February 29, 2000 (Unaudited) and the
                     Years Ended May 31, 1999, 1998 and 1997

                                                           Additions
                                         Balance at        charged to                            Balance at
                                         beginning          cost and          Deductions-         end of
           Description                    of year           expenses          describe             Year
 -------------------------------          -------           -------           ------------       ----------
     Allowance for doubtful
          Accounts
     Nine Months ended
         February 29, 2000
         (Unaudited)                      $   890           $36,410           $     --           $37,300
     Year ended May 31,1999               $    --           $   890           $     --           $   890
     Year ended May 31,1998               $    --           $    --           $     --           $    --
     Year ended May 31,1997               $    --           $    --           $     --           $    --

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Arm Pro, Inc.
Teeswater, Ontario


We have audited the accompanying balance sheets of Arm Pro Inc., as of May 31, 1998 and 1997 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arm Pro, Inc. as of May 31, 1998 and 1997 and the results of its operations, and cash flows for the years then ended in conformity with generally accepted accounting principles.




                                           /s/ Feldman Sherb Ehrlich & Co., P.C.
                                           -------------------------------------
                                           Feldman Sherb Ehrlich & Co., P.C.
                                           Certified Public Accountants


New York, New York
November 20, 1998

                                  ARM PRO INC.
                                 BALANCE SHEETS


                                     ASSETS

                                                                           September 16,        May 31,            May 31,
                                                                              1998               1998              1997
                                                                            ---------          ---------         ---------
                                                                          (Unaudited)
CURRENT ASSETS:
      Cash and cash equivalents                                             $ 158,275          $ 175,559         $  13,935
      Accounts receivable                                                      90,131             69,250            67,180
      Inventories                                                              65,458            104,655           161,454
      Due from Teeswater Concrete                                                  --                 --            82,356
                                                                            ---------          ---------         ---------

           Total Current Assets                                               313,864            349,464           324,925

PROPERTY, PLANT AND EQUIPMENT, net of
      accumulated depreciation and amortization                                 3,636             17,095            18,870

OTHER ASSETS                                                                      550                571               595
                                                                            ---------          ---------         ---------

                                                                            $ 318,050          $ 367,130         $ 344,390
                                                                            =========          =========         =========


                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable and accrued expenses                                    62,592             20,909           113,108
                                                                            ---------          ---------         ---------
           Total Current Liabilities                                           62,592             20,909           113,108

LOANS PAYABLE - SHAREHOLDERS                                                       --             83,234            51,610

SHAREHOLDERS' EQUITY:
      Common stock - no par value,
           unlimited authorized,
           1,000 issued and outstanding                                           720                720               720

      Translation adjustment                                                   (3,938)             8,596             6,854

      Retained Earnings                                                       258,676            253,671           172,098
                                                                            ---------          ---------         ---------

           Total shareholders' equity                                         255,458            262,987           179,672
                                                                            ---------          ---------         ---------

                                                                            $ 318,050          $ 367,130         $ 344,390
                                                                            =========          =========         =========


                 See notes to consolidated financial statements.

                                  ARM PRO INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                    From          Four months
                                                                June 1, 1998 to     ended                Year ended May 31,
                                                                  September 16,   September 30,     --------------------------
                                                                    1998             1997             1998             1997
                                                                  ---------        ---------        ---------        ---------
                                                                 (Unaudited)     (Unaudited)
     SALES                                                        $  99,994          281,002        $ 318,481          373,712

     COST OF SALES                                                   98,754          131,504          133,988          174,364
                                                                  ---------        ---------        ---------        ---------

     GROSS PROFIT                                                     1,240          149,498          184,493          199,348

     SELLING, GENERAL AND ADMINISTRATIVE                              9,068          201,716          153,592          257,476
                                                                  ---------        ---------        ---------        ---------

     INCOME (LOSS) FROM OPERATIONS                                   (7,828)         (52,218)          30,901          (58,128)

     OTHER INCOME (EXPENSE):

     Gain on foreign currency exchange                               16,727           74,311           62,825          103,328
     Interest expenses                                                 (111)          (1,268)            (438)          (1,568)
                                                                  ---------        ---------        ---------        ---------

           OTHER INCOME, net                                         16,616           73,043           62,387          101,760
                                                                  ---------        ---------        ---------        ---------

     INCOME BEFORE PROVISION FOR INCOME TAXES                         8,788           20,825           93,288           43,632

     PROVISION FOR INCOME TAXES                                       3,783            7,860           11,715           16,029
                                                                  ---------        ---------        ---------        ---------

     NET INCOME                                                       5,005           12,965           81,573           27,603

     RETAINED EARNINGS - Beginning of period                        253,671          172,098          172,098          144,495
                                                                  ---------        ---------        ---------        ---------

     RETAINED EARNINGS - End of period                            $ 258,676        $ 185,063        $ 253,671        $ 172,098
                                                                  =========        =========        =========        =========



                 See notes to consolidated financial statements.

                                  ARM PRO INC.
                            STATEMENTS OF CASH FLOWS

                                                                               From       Four months
                                                                          June 1, 1998 to   ended         Year ended May 31,
                                                                           September 16,  September 30, ----------------------
                                                                                1998          1997        1998           1997
                                                                              ---------    ---------    ---------    ---------
                                                                             (Unaudited)  (Unaudited)
     CASH FLOWS FROM OPERATING ACTIVITIES:
           Net income                                                         $   5,005    $  12,965    $  81,573    $  27,603
           Adjustments to reconcile net income to net cash
                provided by operating activities:
                     Depreciation and amortization                                  241        1,323        1,800        3,839
                     Translation adjustment                                     (12,534)          --        1,742        6,854

           Changes in assets and liabilities:
                     Accounts receivables                                       (20,881)       4,818       (2,070)     163,940
                     Inventories                                                 39,197       (3,478)      56,799      (70,126)
                     Due from Teeswater Concrete                                     --           --       82,356      (87,107)
                     Other assets                                                    21           24           24       75,901
                     Accounts payable and accrued expenses                       41,683         (525)     (92,199)     (16,244)

                                                                              ---------    ---------    ---------    ---------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                   52,732       15,127      130,025      104,660
                                                                              ---------    ---------    ---------    ---------

     CASH FLOWS FROM INVESTING ACTIVITIES:
                Proceeds from the sale (purchase) of property and equipment      13,218           --          (25)      (4,466)
                                                                              ---------    ---------    ---------    ---------

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                         13,218           --          (25)      (4,466)
                                                                              ---------    ---------    ---------    ---------

     CASH FLOWS FROM FINANCING ACTIVITIES:
                Proceeds from (repayment of) loans payable - shareholder        (83,234)          --       31,624      (86,259)
                                                                              ---------    ---------    ---------    ---------

     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                        (83,234)          --       31,624      (86,259)
                                                                              ---------    ---------    ---------    ---------

     NET INCREASE (DECREASE) IN CASH AND
           CASH EQUIVALENTS                                                     (17,284)      15,127      161,624       13,935

     CASH AND CASH EQUIVALENTS AT
           BEGINNING OF PERIOD                                                  175,559       13,935       13,935           --
                                                                              ---------    ---------    ---------    ---------

     CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $ 158,275    $  29,062    $ 175,559    $  13,935
                                                                              =========    =========    =========    =========


                 See notes to consolidated financial statements.

                               ARMPRO INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION AND BUSINESS DESCRIPTION

     The Company is located in Ontario, Canada and is in the business of manufacturing a fiber reinforcement material used in the manufacturing of cement products.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Cash Equivalents - The Company considers all highly liquid temporary cash investments, with an original maturity of three months or less when purchased, to be cash equivalents.

     (b) Inventories - Inventories consisting of raw materials and finished goods are stated at the lower of cost, average cost or market.

     (c) Property, Plant and Equipment - Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years.

     (d) Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, the Company accounts for income taxes under the liability method. Under the liability method, a deferred tax asset or liability is determined based upon the tax effect of the differences between the financial statement and tax basis of assets and liabilities as measured by the enacted rates which will be in effect when these differences reverse.

     (e) Revenue Recognition - Revenue is recognized when the product is shipped to the customer. Allowances for returns are provided when sales are recorded.

     (f) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

     (g) Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

                               ARMPRO INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS


     (h) Foreign currency - The accompanying financial statements are translated from Canadian dollars into US dollars assuming the functional currency is the Canadian dollar. Accordingly a translation adjustment is recorded as an item of shareholders' equity. Foreign currency transaction gains and losses are recorded in the statement of income.

     (i) Unaudited Interim Financial Statements - The financial statements for the period June 1, 1998 through September 16, 1998 are unaudited, but reflect all adjustments which, in the opinion of management, are necessary to the fair presentation of the results of operations for the interim period then ended. All such adjustments are of a normal recurring nature. The results of the operations for any interim periods are not necessarily indicative of results for a full fiscal year.

3.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                            May 31,    May 31,
                                             Life            1998       1997
                                          -----------      --------   --------
     Land, building and improvements      10-40 years      $ 26,596   $ 26,596
     Machinery and equipment               3-40 years       130,413    130,404
                                                           --------   --------
                                                            157,009    157,000
     Less: accumulated depreciation                         139,914    138,130
                                                           --------   --------
                                                           $ 17,095   $ 18,870
                                                           ========   ========

4.   INCOME TAXES

     The provision for income taxes consists of current Canadian federal and provincial taxes payable. There were no material temporary differences at May 31, 1998 and 1997.

5.   RELATED PARTY TRANSACTIONS

     The Company occupies facilities owned by Teeswater Concrete, a company related through common ownership. Teeswater does not charge the Company any rent for the facilities.

                               ARMPRO INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS


6.   MAJOR CUSTOMERS AND FOREIGN SALES

     During the fiscal year ended May 31, 1998, two customers accounted for approximately 20% and 10% of sales. During the fiscal year ended May 31, 1997, two customers accounted for approximately 22% and 13% of sales. The Company ships a large portion of its sales to companies within the United States. These sales are made up of approximately 56% of the Company's total sales for fiscal year ended May 31, 1998 and approximately 71% of the Company's total sales for fiscal year ended May 31, 1997.

7.   INVENTORIES

     Inventory consisted of the following:

                                                  May 31,           May 31,
                                                   1998              1997
                                                 --------          --------

     Raw Materials                               $ 67,851          $132,731
     Finished Goods                                36,804            28,723
                                                 --------          --------

                                                 $104,655          $161,454
                                                 ========          ========

8.   SUBSEQUENT EVENT

     On September 16, 1998, 100% of the Company's outstanding common stock was acquired by Novex Systems International, Ltd. for approximately $592,000.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors Novex Systems International, Inc. and Subsidiary

We have audited the accompanying special-purpose statement of assets acquired of Allied/Por-Rok (formerly a division of The Sherwin Williams Company) as of August 13, 1999 and the special-purpose statements of revenues and costs of goods sold for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these special-purpose financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

The accompanying special-purpose financial statements were prepared for the purpose of complying with SEC Rule 3-05 of Regulation S-X, in reporting the Company's acquisition of Allied/Por Rok (formerly a division of The Sherwin-Williams Company). As discussed in Note 1, these special-purpose financial statements are not intended to be a presentation of the financial position, results of operations, and cash flows of Allied/Por-Rok (formerly a division of The Sherwin Williams Company) in conformity with generally accepted accounting principles.

In our opinion, the special-purpose financial statements referred to above present fairly, in all material respects, the assets acquired of Allied/Por Rok (formerly a division of The Sherwin Williams Company) as of August 13, 1999 and the results of its revenues and cost of goods sold for the years ended December 31, 1998 and 1997 on the basis of accounting described in Note 1.

                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                          --------------------------------------
                                          Feldman Sherb Horowitz & Co., P.C.
                                          Certified Public Accountants


New York, New York
January 26, 2000

                                ALLIED / POR ROK
                          STATEMENT OF ASSETS ACQUIRED
                                 August 13, 1999


                                     ASSETS



     CURRENT ASSETS:
           Accounts receivable                                   $  311,983
           Inventories                                              225,661
                                                                 ----------
                Total Current Assets                                537,644

     FURNITURE AND EQUIPMENT                                        566,360
     BUILDING                                                       415,000
     LAND                                                           400,000
                                                                 ----------
                                                                 $1,919,004
                                                                 ==========



                        See notes to statement of assets.

                                 ALLIED/POR ROK
                  STATEMENTS OF REVENUES AND COST OF GOODS SOLD



                                                    From January 1,      Nine Months
                                                       1999 to              Ended                   Year ended December 31,
                                                     August 13,          September 30,        --------------------------------
                                                        1999                 1998                 1998                 1997
                                                    -----------          -----------          -----------          -----------
                                                    (Unaudited)          (Unaudited)
     NET SALES                                      $ 1,010,012          $ 1,345,592          $ 1,725,853          $ 1,262,008
     COST OF GOOD SOLD                                  811,192              938,743            1,400,222            1,283,769
                                                    -----------          -----------          -----------          -----------
     GROSS PROFIT (LOSS)                            $   198,820          $   406,849          $   325,631          $   (21,761)
                                                    ===========          ===========          ===========          ===========


           See notes to statement of revenues and cost of goods sold.

                                ALLIED / POR ROK
                          NOTES TO STATEMENTS OF ASSETS
                AND STATEMENTS OF REVENUE AND COST OF GOODS SOLD


1.   BASIS OF PRESENTATION

     Allied / Por Rok, formerly a division of Sherwin Williams Inc. ("Sherwin") as of August 13, 1999, operates as a manufacturer of building materials. Because the division was not a separate legal entity and did not maintain separate financial records, a complete set of financial statements has not been presented. Instead a statement of assets using the historical cost of Sherwin as of the date of acquisition (August 13, 1999) and statements of revenue and cost of goods sold for the years ended December 31, 1998 and 1997 have been presented. Accordingly certain expenses incurred by the division while operating as part of Sherwin have been omitted because they are not essential to its revenue producing activities.

     On August 13, 1999 substantially all the assets of Allied / Por Rok were acquired by Novex Systems International, Inc. ("Novex") from Sherwin. The transaction was accounted for as a purchase, whereby Novex acquired assets in exchange for $800,000 cash, 1,000,000 shares of Novex's common stock valued at $260,000, and a note payable to Sherwin in the amount of approximately $1,300,000 which bears interest at 10% per annum payable over a one year period.

     Included in cost of goods sold are all of the costs charged to cost of goods sold by Sherwin including materials, direct labor and factory overhead. Factory overhead includes indirect labor, related benefits for pension, stock compensation, medical, payroll taxes, production management and supervisor salaries, related benefit costs, depreciation on fixed assets, real estate taxes, repairs and maintenance, utilities, shop supplies, waste removal and other indirect costs.

     The expenses omitted from the financial statements represent professional fees and certain advertising costs of approximately $60,000 for the year ended December 31, 1998 and $5,000 for the year ended December 31, 1997. The financial statements do not include any allocations of corporate overhead or interest from other divisions or units within The Sherwin William Company.

2.   SIGNIFICANT ACCOUNTING POLICIES

     (a) Recognition of revenue - revenues are recognized upon completion of the sale which is when goods are shipped to the customer.

                                ALLIED / POR ROK
                          NOTES TO STATEMENTS OF ASSETS
                AND STATEMENTS OF REVENUE AND COST OF GOODS SOLD


     (b) Use of estimates - The preparation of financial statements in conformity with generally accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (c) Depreciation - Fixed assets are depreciated over the estimated useful life of the related asset using the straight line method.

     (d) Unaudited Interim Financial Statements - The statements of revenues and cost of goods sold from January 1, 1999 to August 13, 1999 and for the nine months ended September 30, 1998 are unaudited but include all adjustments which in the opinion of management, are necessary to the fair presentation of the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of the operations for any interim periods are not necessarily indicative of results for a full fiscal year. The annual financial statements presented are not indicative of results of operations going forward because of the difference in cost structure of Novex Systems International, Inc. ("Novex") from that of The Sherwin Williams Company from which the Por-Rok business was acquired. Other than medical benefits, Novex does not currently offer any other employee benefits. In addition, Novex has omitted approximately $65,000 in indirect labor that was included in the historical financial statements of The Sherwin-Williams Company. Novex will incur other expenses, namely interest, sales commissions and goodwill amortization and certain administrative expenses that were not incurred by The Sherwin Williams Company. See the Notes to Unaudited Pro Forma Consolidated Financial Statements for further discussion.

3.   INVENTORIES

     Inventories consist of the following at August 13, 1999.

     Raw materials                                                 $160,470
     Finished goods                                                  65,191
                                                                   --------
                                                                   $225,661
                                                                   ========

                                ALLIED / POR ROK
                          NOTES TO STATEMENTS OF ASSETS
                AND STATEMENTS OF REVENUE AND COST OF GOODS SOLD


4.   FURNITURE AND EQUIPMENT



     Furniture and equipment are comprised of the following at August 13, 1999:

              Machinery and equipment                    $539,860
              Furniture and fixtures                        5,000
              Computers                                     7,500
              Vehicles                                     14,000
                                                         --------
                                                         $566,360
                                                         ========

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated statements of operations for the year ended May 31, 1999 reflect the combined results of the Company and the acquisition on September 16, 1998 of Arm Pro, Inc. and the acquisition on August 13, 1999 of the Allied/Por-Rok division of the Sherwin Williams Company ("Sherwin") as if the acquisitions had occurred on June 1, 1998, and for the nine months ended February 29, 2000 reflect the combined results of the Company and the Allied/Por-Rok division of Sherwin as if the acquisition had occurred on June 1, 1998.

The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together at the beginning of each respective period, nor are they necessarily indicative of future results. These unaudited pro forma consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes thereto.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       Nine Months Ended February 29, 2000



                                                          Historical                       Adjustments               Pro - Forma
                                           ---------------------------------     -------------------------------    -------------
                                              Novex Systems       Allied/           Debit              Credit
                                           International, Inc.    Por Rok           Amount              Amount         Total
                                           -------------------  ------------     ------------       ------------    ------------
NET SALES                                      $  1,390,412     $    265,978     $         --       $         --    $  1,656,390
COST OF GOOD SOLD                                   959,353          241,992               --                 --       1,201,345
                                               ------------     ------------     ------------       ------------    ------------
GROSS PROFIT                                        431,059           23,986                                             455,045

SELLING, GENERAL AND ADMINISTRATIVE               1,027,423               --            4,873(2)                       1,092,296
                                                                                       60,000(4)
                                               ------------     ------------     ------------       ------------    ------------
LOSS FROM OPERATIONS                               (596,364)          23,986           64,873                 --        (637,251)
INTEREST EXPENSE                                   (192,803)              --           36,859(1)              --        (229,662)
OTHER EXPENSE                                       (70,791)              --               --                 --         (70,791)
                                               ------------     ------------     ------------       ------------    ------------
NET INCOME (LOSS)                              $   (859,958)    $     23,986     $    101,732       $         --    $   (937,704)
                                               ============     ============     ============       ============    ============
LOSS PER SHARE                                 $      (0.04)                                                        $      (0.04)
                                               ============                                                         ============
WEIGHTED AVERAGE SHARES                          20,818,206                                                           20,818,206
                                               ============                                                         ============



       See notes to unaudited pro forma consolidated financial statements.

                NOVEX SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                             Year Ended May 31, 1999


                                                       Historical                             Adjustments             Pro-Forma
                                   -----------------------------------------------      --------------------------   ------------
                                    Novex Systems                       Allied/          Debit           Credit
                                   International, Inc. Arm Pro, Inc.    Por Rok          Amount          Amount        Total
                                   ------------------ ------------    ------------      ---------      -----------   ------------
NET SALES                             $    321,311    $     99,994    $  1,639,077      $      --      $        --   $  2,060,382
COST OF GOOD SOLD                          113,305          98,754       1,386,333             --               --      1,598,392
                                      ------------    ------------    ------------      ---------      -----------   ------------
GROSS PROFIT                               208,006           1,240         252,744                                        461,990

SELLING, GENERAL AND ADMINISTRATIVE      1,389,259           9,068              --         35,243(2)            --      1,678,370
                                                                                          244,800(4)            --
                                      ------------    ------------    ------------      ---------      -----------   ------------
LOSS FROM OPERATIONS                    (1,181,253)         (7,828)        252,744        280,043               --     (1,216,380)
INTEREST EXPENSE                           (97,905)           (111)             --        241,148(1)                     (339,164)
OTHER INCOME (EXPENSE), net               (113,182)         16,727              --             --               --        (96,455)
                                      ------------    ------------    ------------      ---------      -----------   ------------
NET INCOME (LOSS) BEFORE INCOME TAXES   (1,392,340)          8,788         252,744        521,191               --     (1,651,999)
INCOME TAXES                                    --          (3,783)             --             --               --         (3,783)
                                      ------------    ------------    ------------      ---------      -----------   ------------
NET INCOME (LOSS)                     $ (1,392,340)   $      5,005    $    252,744      $ 521,191      $        --   $ (1,655,782)
                                      ============    ============    ============      =========      ===========   ============
LOSS PER SHARE                        $     (0.10)                                                                   $      (0.11)
                                      ===========                                                                    ============
WEIGHTED AVERAGE SHARES                 13,720,171                                      1,000,000(3)                   14,720,171
                                      ============                                      =========                    ============



      See notes to unaudited pro forma consolidated financial statements.

                        NOVEX SYSTEMS INTERNATIONAL, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of Arm Pro, Inc.

On September 16, 1998, Novex Canada purchased all the issued and outstanding common stock of Arm Pro, Inc. The purchase price was $592,000 ($891,000 Canadian dollars) and the funds used to purchase Arm Pro were raised from the sale of debentures for $800,000. The acquisition is accounted for as a purchase business combination. Goodwill of $347,095 resulted from this acquisition and is determined as follows:

Purchase price                                               $ 592,400
Acquisition costs                                               10,638
                                                             ---------
                                                               603,038
Assets acquired                                                403,313
Liabilities assumed                                           (147,370)
                                                               255,943
                                                             ---------
Goodwill                                                     $ 347,095
                                                             =========

Acquisition of Allied/Por-Rok

On August 13, 1999, Novex Systems International, Inc. ("Novex") acquired from The Sherwin Williams Company ("Sherwin") certain assets representing their Allied / Por Rok business. The transaction was accounted for as a purchase, whereby Novex acquired assets in exchange for $800,000 in cash, 1,000,000 shares of its common stock valued at $260,000, and a note payable to Sherwin in the amount of $1,294,973, which bears interest at 10% per annum payable over a one year period. Goodwill of $584,867 resulted from this acquisition and is determined as follows:

Assets acquired:
      Accounts receivable                                   $  311,983
      Inventory                                                225,661
      Furniture and equipment                                  566,360
      Building                                                 415,000
      Land                                                     400,000
                                                            ----------
          Total                                              1,919,004
Purchase price                                               2,354,973
                                                            ----------
                                                               435,969
Acquisition costs                                              148,898
                                                            ----------
Goodwill                                                    $  584,867
                                                            ==========


                              Pro Forma Adjustments

(1)  -    To record interest expense on the debt incurred to finance the acquisition of the Allied/Por Rok business of Sherwin.

(2)  -    To record amortization on the goodwill arising from the acquisition of the Allied/Por Rok business of Sherwin.

(3)  -    To record issuance of 1,000,000 shares of Novex common stock in the acquisition of the Allied/Por Rok business of Sherwin.

(4)  -    To record additional expenses expected for sales commissions, bad debts, office expenses and salaries.

================================================================================

You should rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this prospects. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock. document or to which we have made reference..

                                   ----------

                                TABLE OF CONTENTS


                                                         Page
                                                         ----
Additional Information ..................................  2
Prospectus Summary ......................................  3
The Company .............................................  3
The Offering ............................................  4
Summary Financial Information ...........................  6
Risk Factors ............................................  7
Use of Proceeds ......................................... 10
Dividend Policy ......................................... 10
Capitalization .......................................... 11
Dilution ................................................ 11
Selected Financial Information .......................... 12
Management's Discussion and Analysis
   of Financial Condition and
   Results of  Operations ............................... 12
Business ................................................ 18
Management .............................................. 38
Principal Shareholders .................................. 41
Certain Transactions .................................... 42
Description of Securities ............................... 43
Securities Eligible for Future Sale ..................... 47
Selling Securityholders ................................. 48
Legal Matters ........................................... 53
Experts ................................................. 53
Index to Financial Statements


Until ________, 2000 (90 days after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



================================================================================


                                  NOVEX SYSTEMS
                               INTERNATIONAL, INC.




                        11,796,692 Shares of Common Stock
                 675,365 Class B Warrants and underlying Shares
                           1,185,924 Stock Options and
                                underlying Shares



                                   ----------




                                  July 14, 2000



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 Other Expenses of Issuance and Distribution.

     The following is an itemized statement of estimated expenses to be incurred by the Registrant in connection with this Offering:

          SEC Registration Fee                                $ 3,000
          Blue Sky fees and expenses                            5,000
          Printing expenses                                     3,000
          Legal fees and expenses                              15,000
          Accounting fees and expenses                         15,000
          Miscellaneous                                         5,000
                                                              -------
                            TOTAL                             $46,000*
                                                              =======

          *Estimated

Item 14. Indemnification of Directors and Officers

     Section 722 of the Business Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or the right of the corporation), because he is or was a director or officer of the Corporation. The indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 722 of the Business Corporation law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because he is or was a director or officer of the corporation (including attorneys' fees) actually reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interest of the corporation.

     Section 726 of the Business Corporation Law provides in general that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as a director or officer whether or not the corporation would have the power to indemnify him against liability under the provision of the law.

     Novex's By-Laws and Certificate of Incorporation provide that Novex will indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law.

     Section 719 of the Business Corporation Law permits a New York corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. The Business Corporation Law, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation of its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Novex's Certificate of Incorporation eliminates the personal liability of the directors to the fullest extent permitted by Section 722 of the Business Corporation Law.


Item 15 Recent Sales of Unregistered Securities.

     Within the past three years, the Registrant sold the following securities:

Unless otherwise noted, the sale of the securities were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D promulgated thereunder. All sales being made to sophisticated investors and/or accredited investors who had access to information about Novex and were able to bear the risk of loss of their investment. The Registrant did not retain an underwriter for any of the foregoing transactions.

In the opinion of the Registrant, the persons to whom the securities were offered had access to the kinds of information that would have been included in a registration statement filed under the Act based on their family, business or other relationship to the Registrant. These investors have covenanted to purchase and hold the securities for investment without a view to distribution. The certificates evidencing the securities contain a restrictive legend prohibiting transfers of the securities, except in compliance with the Act or an exemption therefrom.

1. On March 20, 1997, pursuant to Section 4(2) of the Securities Act, Novex issued 450,000 shares of its common stock for an aggregate price of $157,500 to four (4) accredited investors--Euro-Dutch Trust Funds (100,000); Firebird Overseas Partners (150,000); Douglas Friedenberg (IRA) (100,000) and Peter Sosnkowski (100,000). Novex received net proceeds of $157,500 which were used to provide working capital.

2. On June 6, 1997, pursuant to Section 4(2) of the Securities Act, Novex conducted a private offering of its 10% Redeemable $1,000,000 Debenture and Stock Warrant Agreement. The Debenture was sold to three (3) accredited investors for net proceeds of $215,090. The investors received warrants to purchase an aggregate of 215,090 shares of common stock--Euro-Dutch Trust Fund (56,000 shares), Firebird Overseas Ltd. (159,000 shares) and Firebird Partners Ltd. (90,000 shares)--at the exercise price of $.50 per share until February 1, 2000. The net proceeds were used for working capital.

3. On July 9, 1997, Novex converted $315,000 of its promissory notes into 907,150 shares of its common stock as follows: Euro-Dutch Trust Fund (181,900 shares), Firebird Overseas Ltd. (435,300 shares) and Firebird Partners Ltd. (289,950 shares).

4. On August 12, 1997, pursuant to former Rule 903(c)(2) of Regulation S promulgated under the Securities Act as was in effect at that date, Novex issued 100,000 shares of its common stock to a non-U.S. investor. The investor covenanted that he (i) is not a U.S. person; (ii) understands the shares purchased are not registered and cannot be sold in the U.S. unless registered or otherwise exempt from registration; (iii) understands that the stock certificate representing the shares purchased will bear a restrictive legend prohibiting their transfer; and (iv) understands that any subsequent purchaser will be subject to the same provisions. The Registrant received net proceeds of $34,000 which were used for working capital.

5. On August 12, 1997 pursuant to Section 4(2) of the Securities Act, Novex issued 100,000 shares of its common stock to two (2) non-affiliated accredited investors--Gil Aboodi (50,000) and Ezra Aboodi (50,000)--for aggregate proceeds of $32,000. The investors were sophisticated investors who had access to information about Novex necessary to make an informed investment decision and were able to bear the risk of loss of their investment. The proceeds of the placement were used for working capital.

6. On September 4, 1997, Novex issued 64,857 shares of its common stock to Daniel Dowe for legal services rendered.

7. On September 16, 1997, pursuant to former Rule 903(c)(2) of Regulation S as was in effect at that date, Novex issued 81,674 shares of its common stock to Firebird Overseas Ltd. The investor covenanted that it (i) is not a U.S. person;
(ii) understands the shares purchased are not registered and cannot be sold in the U.S. unless registered or otherwise exempt from registration; (iii) understands that the stock certificate representing the shares purchased will bear a restrictive legend prohibiting their transfer; and (iv) understands that any subsequent purchaser will be subject to the same provisions. The Net proceeds were used for working capital.

8. On October 31, 1997, pursuant to Section 4(2) of the Securities Act, Novex issued an aggregate of 62,500 shares of its common stock to three (3) investors--G. Cohen (25,000), Douglas Friedenberg (IRA) (12,500) and P. Sosnkowski (25,000). The investors were sophisticated investors who had access to information about Novex necessary to make an informed investment decision and were able to bear the risk of loss of their investment Novex received net proceeds of $25,000 which were used for working capital.

9. From September 29 through October 31, 1997, pursuant to former Rule 903(c)(2) under Regulation S as was in effect at that date, promulgated under the Securities Act, Novex issued an aggregate of 258,250 shares of its common stock to the following nine (9) non-U.S. investors:

       R. Foltys                        4,500 shares
       Mr. Hamo                        37,500 shares
       H. Poulious                     18,750 shares
       S. Seymour                      18,750 shares
       M. Sourlis                      18,750 shares
       T. Toliopoulis                  30,000 shares
       N. Tsioubris                    10,000 shares
       P. Tsoubris                     20,000 shares
       W. Tsoubris                    100,000 shares

The investors each covenanted that he/she (i) is not a U.S. person; (ii) understands the shares purchased are not registered and cannot be sold in the U.S. unless registered or otherwise exempt from registration; (iii) understands that the stock certificate representing the shares purchased will bear a restrictive legend prohibiting their transfer; and (iv) understands that any subsequent purchaser will be subject to the same provisions. The Registrant received net proceeds of $97,300 which were used for working capital.

10. On November 24, 1997, pursuant to Section 4(2) of the Securities Act, Novex issued 4,200 shares of its common stock to G. Cohen. The investor was a sophisticated investor who had access to information about Novex necessary to make an informed investment decision and was able to bear the risk of loss of her investment The Net proceeds were used for working capital.


11. On December 2, 1997, pursuant to former Rule 903(c)(2) under Regulation S as was in effect at that date, promulgated under the Securities Act, Novex issued 150,000 shares of its common stock to two non-U.S. investors--Euro-Dutch Trust Fund (50,000) and Firebird Overseas (100,000). Each investor covenanted that it
(i) is not a U.S. person; (ii) understands the shares purchased are not registered and cannot be sold in the U.S. unless registered or otherwise exempt from registration; (iii) understands that the certificate representing such shares will bear a restrictive legend prohibiting their transfer; and (iv) understands that any subsequent purchaser will be subject to the same provisions. The Registrant received net proceeds of $36,500 which were used for working capital.

12. In February 1998, pursuant to Section 4(2) of the Securities Act, Novex conducted a private offering of its 10% Convertible Debenture and Stock Warrant Agreement ("First 1998 Debenture Financing). The Debenture was sold to three (3) accredited investors for net proceeds of $550,000. The investors received warrants to purchase an aggregate of 1,100,000 shares of common stock--Little Wing, L.P. (1,000,000 shares), E. Cushing (50,000 shares) and W. Peacock (50,000 shares)--at the exercise price of $.30 per share for a three year period. The Debenture was due to mature on October 31, 1998. The net proceeds were used primarily for the purchase of industrial blending and bagging equipment that was installed in Novex's Canadian operating subsidiary in March 1998, to renovate Novex's offices and for working capital purposes. In October 1998, the First 1998 Debenture together with accrued interest of $15,175 was converted into 2,730,737 shares of common stock.

13. On May 17, 1998, Novex issued 25,000 shares of its common stock to a Douglas Friedenberg for financial advisory services rendered.

14. From June 18, 1998, to July 6, 1998, pursuant to Section 4(2) of the Securities Act, Novex issued an aggregate of 300,000 shares of its common stock to four (4) accredited investors--Firebird Partners, Ltd. (140,000), Firebird Overseas Ltd. (110,000) and Euro-Dutch Trust Fund (50,000 shares). Novex received net proceeds of $32,000 which were used for working capital.

15. In September 1998, pursuant to Section 4(2) of the Securities Act, Novex conducted a private offering of its 9% Convertible Debenture and Stock Warrant Agreement ("Second 1998 Debenture Financing). The Debenture was sold to three
(3) accredited investors for net proceeds of $800,000. The investors received warrants to purchase an aggregate of 1,500,000 shares of common stock--Little Wing, L.P. (802,500 shares), Little Wing Too, L.P. (86,250 shares), and Trade Wind Funds Ltd. (611,250 shares)-- having an exercise price of $.45 per share for a three year period. The Debenture is due to mature on September 4, 2000. The net proceeds were $800,000 of which $610,000 was used to purchase ARM PRO Inc. The balance was used for working capital, transaction expenses and to move the ARM PRO operations to Novex's Mississauga, Ontario facility. In September 1999, the warrants were subsequently canceled in exchange for the investors' agreement to convert the outstanding debt and all accrued interest totaling $857,067 into 5,041,569 shares of Novex's common stock .

16. In September 1999, Novex issued 100,000 common stock options to two (2) financial advisors for services rendered. The options have an exercise price of $.45 and are exercisable until September 4, 2000.

17. In October 1998, the outstanding principal and accrued interest relating to the First 1998 Debenture Financing of totaling $565,175 was converted into 2,730,737 shares of common stock.

18. On November 30, 1998, Novex issued 40,000 shares of its common stock to a business consulting firm for services rendered.

19. On January 5, 1999, Novex issued 5,000 Class B warrants to a creditor in exchange for the creditor's agreement to loan Novex $5,000. The warrants have an exercise price of $.20 per share and are exercisable until January 21, 2001. The net proceeds of the loan were used for working capital.

20. In February 1999, pursuant to Section 4(2) of the Securities Act, Novex conducted a private offering of its 15% Senior Debenture and Stock Warrant Agreement. The Debenture was sold to one (1) of the three (3) accredited investors which had purchased the Second 1998 Debenture Financing. Novex received net proceeds of $250,000. The investor, Little Wing, L.P., received warrants to purchase an aggregate of 150,000 shares of common stock at the exercise price of $.45 per share for a two year period. The Debenture was due to mature on May 31, 1999. The net proceeds were used primarily for working capital purposes.

21. From March 2 to May 5, 1999, Novex issued an aggregate of 176,666 shares of its common stock to two (2) financial advisors and one (1) technical consultant for services rendered.

22. In August, 1999, as partial consideration for financing Novex's acquisition of the Por-Rok/Allied Composition business from The Sherwin Williams Company, Novex issued 1 million shares of its common stock to the seller and 233,365 Class B warrants to purchase shares of its common stock at an exercise price of $.25 to Dime Commercial Corp. The Class B warrants expire September 1, 2002.

23. On September 1, 1999, Novex issued 5,041,569 shares of its common stock to the three (3) holders of the Second 1998 Debenture Financing in conversion of the outstanding principle and accrued interest totaling $857,067.

24. On the same date, Novex converted $166,434 of its 10% promissory notes dated from July 29, 1998 to May 14, 1999 plus all accrued interest into an aggregate of 575,924 shares of its common stock as follows:

       P. Sosnkowski                                         185,735
       G. Cohen                                               56,153
       Firebird Partners Ltd.                                146,038
       Firebird Overseas Ltd.                                150,563
       Euro-Dutch Trust Fund                                  37,435

25. On September 30, 1999, pursuant to Section 4(2) of the Securities Act, Novex sold 40,000 shares of its common stock to one of Novex's directors in exchange for the director's $10,000 cash investment in Novex. As a director of the company, the investor had access to information about Novex necessary to make an informed investment decision and is able to bear the risk of loss of their investment

26. On September 30, 1999, Novex issued 10,000 shares of its common stock to a creditor in exchange for the creditor's forbearance with respect to the overdue loan which the creditor had extended to Novex in January 1999.

27. On October 21, 1999, Novex issued 32,000 Class B warrants to a investment banker in exchange for services rendered. The warrants have an exercise price of $0.25 and are exercisable until October 20, 2002.


Item 16 Exhibits.

          The exhibits to be incorporated in this registration statement by reference:

Exhibit
   No.    Description of Exhibit                                               Incorporated Document
-------   ------------------------------------------------                     ----------------------
2.1       Plan of Merger of Stratford Acquisition                              Form 10-K for the period ended
              Corp. and the Registrant into the Registrant                     May 31, 1999

3.1(i)    Articles of Incorporation of Stratford                               Form 10-K/A for the period ended
               Acquisition Corp.                                               May 31, 1996

3.1(ii)   Certificate of Incorporation of the Registrant                       Form 10-K for the period ended
                                                                               May 31, 1999

3.1(iii)  New York Certificate of Merger of Stratford                          Form 10-K for the period ended
              Acquisition Corp. into Registrant                                May 31, 1999

3.1(iv)   Minnesota Certificate of Merger of Stratford                         Form 10-K for the period ended
              Acquisition Corp. into Registrant                                May 31, 1999

Exhibit
   No.    Description of Exhibit                                               Incorporated Document
-------   ----------------------                                               ----------------------

3.2       By-Laws                                                              Form 10-K for the period ended
                                                                               May 31, 1999

4.3       Form of 10% $550,000 Convertible Debenture                           Form 10-K for the period ended
              and Stock Warrant Agreement                                      May 31, 1998

4.4       Form of 9% $800,000 Convertible Debenture                            Form 10-K for the period ended
              and Stock Warrant Agreement                                      May 31, 1999

4.5       Form of 15% $250,000 Senior Debenture and                            Form 10-K for the period ended
              Stock Warrant Agreement                                          May 31, 1999

4.6       Term Sheets re Director Loans to Company dated                       Form 10-K for the period ended
              July 29, 1998; August 13, 1998; August 20, 1998;                 May 31, 1999
              August 27, 1998; September 4, 1998; and May 14,
              1999

10.1      Employment Agreement between Registrant and                          Form 10-K for the period ended
              Daniel W. Dowe                                                   May 31, 1998

13.1      Annual Report on Form 10-K for the period                            --
              ended May 31, 1999

13.2      Quarterly Report on Form 10-Q for the period                         --
              ended August 31, 1999

13.3      Quarterly Report on Form 10-Q For the period                         --
              ended November 30, 1999

99.1      Battista Agreement                                                   Form 10-K/A for the period ended
                                                                               May 31, 1997

99.2      Supercrete N/A Limited Agreement dated                               Form 10-K for the period ended
              December 20, 1996                                                May 31, 1997


          The exhibits filed in this registration statement:

Exhibit
   No.    Description of Exhibit
-------   ----------------------

4.1       Specimen Common Stock Certificate

4.2       Form of Class B Warrants

5.1 Opinion of Dowe, Capetanakis & Preite, Counsel for the Registrant, as to the legality of the Securities being registered

10.2      Amendment to Employment Agreement between Registrant and Daniel W.
          Dowe

Exhibit
   No.    Description of Exhibit
-------   ----------------------


10.3 Amended and Restated Purchase Agreement between The Sherwin-Williams Company and Registrant

10.4      Form of Promissory Note to Dime Commercial Corp.

10.5      Form of Promissory Note to The Sherwin-Williams Company

10.6      Bill of Sale from The Sherwin-Williams Company to Registrant


21.1      Subsidiaries of Novex

23.1      Consent of Feldman, Sherb, Horowitz & Co., P.C., Certified Public
          Accountants

23.2 Consent of Dowe, Capetanakis & Preite, Counsel to Registrant (included in Exhibit 5.1 of this Registration Statement)

24.1 Power of Attorney (contained on signature page of this Registration Statement)

27.1      Financial Data Sheet


Item 17 Undertakings.

     The Registrant undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act.

     (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment to the registration statement which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) include any material information relating the plan of distribution not previously disclosed in the registration statement or any material change in the information.

     (2) for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     If a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be govern by the final adjudication of the issue.

     For purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

     If Novex becomes aware after the effective date of this registration statement that either any underwriter or dealer intends to acquire securities from any selling securityholders, a post-effective amendment will be required to reflect the acquisition of 10% or more of Novex's unrestricted securities and a sticker supplement will be required if the amount involved falls between the range of 5% and 10% of Novex's unrestricted securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Amendment No. 3 to Form SB-2 on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Clifton, State of New Jersey on July 14, 2000.



                               NOVEX SYSTEMS INTERNATIONAL, INC.

                               By:  /s/ DANIEL W. DOWE
                                    --------------------
                                    Name: Daniel W. Dowe
                                    Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel W. Dowe and William K. Lavin, each or either of them, his or her true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits to the registration statement, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.


     In accordance with the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below on July 14, 2000, by the following persons in the capacities indicated:


       Name                                   Title
       ----                                   -----

 /s/ William K. Lavin                 Chairman of the Board and Secretary
------------------------

 /s/ Daniel W. Dowe                   Director, President and Chief Executive
------------------------                 Officer (Principal Executive Officer)


 /s/ Douglas Friedenberg              Director and Treasurer
------------------------

 /s/ Edward J. Malloy                 Director
------------------------

 /s/ Bruce W. Parker                  Chief Financial Officer (Principal
------------------------                 Financial and Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
   No.          Description of Exhibit
-------         ----------------------
  2.1 Plan of Merger of Stratford Acquisition Corp. and the Registrant into the Registrant**

  3.1(i)       Articles of Incorporation of Stratford Acquisition Corp.**

  3.1(ii)      Certificate of Incorporation of the Registrant**

  3.1(iii) New York Certificate of Merger of Stratford Acquisition Corp. into Registrant**

  3.1(iv) Minnesota Certificate of Merger of Stratford Acquisition Corp. into Registrant**

  3.2          By-Laws**

  4.1          Specimen Common Stock Certificate**

  4.2          Form of Class B Warrants**

  4.3          Form of 10% $550,000 Convertible Debenture and Stock Warrant
               Agreement**

  4.4          Form of 9% $800,000 Convertible Debenture and Stock Warrant
               Agreement**

  4.5          Form of 15% $250,000 Senior Debenture and Stock Warrant
               Agreement**

  4.6          Term Sheets re Director Loans to Company dated July 29, 1998;
               August 13, 1998; August 20, 1998; August 27, 1998; September 4, 1998; and May 14, 1999**

  5.1 Opinion of Dowe, Capetanakis & Preite, Counsel for the Registrant, as to the legality of the Securities being registered***

  10.1         Employment Agreement between Registrant and Daniel W. Dowe**

  10.2         Amendment to Employment Agreement between Registrant and Daniel
               W. Dowe**

  10.3 Amended and Restated Purchase Agreement between The Sherwin-Williams Company and Registrant**

  10.4         Form of Promissory Note to Dime Commercial Corp.**

  10.5         Form of Promissory Note to The Sherwin-Williams Company**

  10.6         Bill of Sale from The Sherwin-Williams Company to Registrant**


  13.1         Annual Report on Form 10-K for the period ended May 31, 1999**

  13.2         Quarterly Report on Form 10-Q for the period ended August 31,
               1999**

  13.3         Quarterly Report on Form 10-Q for the period ended November 30,
               1999**

  13.4         Quarterly Report on Form 10-Q for the period ended February 29,
               2000**

  21.1         Subsidiaries of Novex**

  23.1 Consent of Feldman, Sherb, Horowitz & Co., P.C., Certified Public Accountants***

  23.2 Consent of Dowe, Capetanakis & Preite, Counsel to Registrant (included in Exhibit 5.1of this Prospectus)***

  24.1 Power of Attorney (contained on signature pageof this Prospectus).

  27.1         Financial Data Sheet***

  99.1         Battista Agreement**

  99.2         Supercrete N/A Limited Agreement dated December 20, 1996**

  * To be filed by amendment
 ** Previously filed
*** Filed herewith